FORM 424B3

Filed pursuant to Rule 424(b)(3)

Registration No. 333-227452

PROSPECTUS SUPPLEMENT NO. 1

(To the Prospectus dated March 8, 2019)

GB SCIENCES, INC.

64,053,812 Shares of Common Stock

This Prospectus Supplement No. 1 supplements the prospectus dated March 8, 2019 (the “Prospectus”), relating to the resale of up to 64,053,812 shares of common stock of GB Sciences, Inc. by the selling stockholders identified in the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus which is to be delivered with this Prospectus Supplement.  Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the Securities and Exchange Commission on August 28, 2020, and with the information contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 13, 2020, all set forth below.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement (or the Prospectus including any supplements or amendments thereto) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 28, 2021.

FORM 10-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 10-K

__________________________

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended March 31, 2020

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from __________ to ___________

Commission file number: 000-55462

GB SCIENCES, INC.

(Exact name of registrant as specified in its charter)

____________________

Nevada	59-3733133
(State or other Jurisdiction of	(IRS Employer I.D. No.)
Incorporation or Organization)

___________________________

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Phone: (866) 721-0297

(Address and telephone number of

principal executive offices)

___________________________

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class	Name of each exchange on which registered
None	None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock $.0001 Par Value
Title of Class

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐  No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐  No  ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  Yes ☐  No ☑

The aggregate market value of the voting stock held by non-affiliates of the registrant computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s most recently completed second fiscal quarter, that being September 2019, was approximately $25.5 million.

The shares outstanding on August 28, 2020 were 280,532,686.

Documents Incorporated by Reference

None

GB SCIENCES, INC.

FORM 10-K

PART I

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Annual Report on Form 10-K of GB Sciences, Inc., a Nevada corporation and its subsidiaries (the “Company”), contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, believes”, “estimates”, “predicts” or “continue”, which list is not meant to be all-inclusive and other such negative terms and comparable technology. These forward-looking statements, include, without limitation, statements about market opportunity, strategies, competition, expected activities and expenditures as we pursue business our plan, and the adequacy of available cash reserves. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include among other things: (i) product demand, market and customer acceptance of any or all of the Company’s products, equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified personnel, (iv) competition pricing and development difficulties, (v) ability to increase cultivation production, (vi) the timing and extent of changes in prices for medical and adult-use cannabis, (vii) agricultural risks of growing and harvesting medical and adult-use cannabis, (viii) the availability of equipment, such as extraction equipment, (ix) the adequacy of capital reserves and liquidity including, but not limited to, access to additional borrowing capacity, (x) our ability to close the sale of the Company's Nevada cannabis cultivation and production facilities, (xi) and general industry and market conditions and growth rates, unexpected natural disasters, and other factors, which we have little or no control: and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Any forward-looking statements are based on information available to us today and we undertake no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

COVID-19 EXPLANATORY DISCLOSURE

GB Sciences, Inc. (“the Company”) has relied on the March 4, 2020 order issued by the Commission under Section 36 (Release No. 3488318), as modified on March 25, 2020 (Release No. 3488465) of the Securities Exchange Act of 1934 (“Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”), as a result of the novel coronavirus (“COVID19”) pandemic, to delay the filing of its Annual Report on Form 10-K for the year ended March 31, 2020 (the “Report”). A significant portion of the Company’s business operations are contracted in certain employees and independent contractors who have recently been under “lock-down” orders or “shelter in place” recommendations for the national health crisis, including key personnel responsible for assisting the Company in the development of its financial statements. As a result of the travel and work restrictions stemming from the COVID-19 pandemic, the Company was unable to file a timely and accurate Annual Report on Form 10-K for its year ended March 31, 2020 by the prescribed date without undue hardship and expense to the Company.

ITEM 1. DESCRIPTION OF BUSINESS

Unless the context indicates otherwise, all references to “GB” and “GB Sciences” refers solely to GB Sciences, Inc., a Nevada corporation, and all references to “the Company,” “we”, “us” or “our” in this Annual Report refers to GB Sciences and its consolidated subsidiaries.

Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) seeks to be a biopharmaceutical research and cannabinoid-based drug development company whose goal is to create patented formulations for safe, standardized, cannabinoid therapies that target a variety of medical conditions in both the pharmaceutical and wellness markets. The Company is engaged in the research and development of cannabinoid medicines and plans to produce cannabinoid therapies for the wellness markets based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of cannabinoid medicines with virtual operations in North America and Europe. GBSGB assets include cannabinoid medicine intellectual property, research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of conditions and several programs are in pre-clinical animal stage of development; including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses  through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes two issued USPTO Patents, five USPTO patent applications, four provisional USPTO patent applications, and one USPTO application that we anticipate filing by the end of calendar year 2020, as well as licenses for three additional patents covering novel cannabinoid delivery systems. In addition to the USPTO patents and patent applications, the company has filed 28 patent applications internationally.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On March 13, 2014, we entered into a definitive assets purchase agreement for the acquisition of assets, including the Growblox™ cultivation technology which resulted in a change in our corporate name on April 4, 2014, from Signature Exploration and Production Corporation to Growblox Sciences, Inc.

Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval as reported in the Form 8-K filed on October 14, 2016.  Pursuant to the amendment the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000.

Our Business Strategy

Drug Discovery and Development of Novel Cannabis-Based Therapies

Through its wholly-owned, Canadian subsidiary, GBS Global Biopharma, Inc. ("GBSGB"), the Company has conducted ground-breaking research embracing the complexity of the whole plant led by Dr. Andrea Small-Howard, the Company’s Chief Science Officer and Director, and Dr. Helen Turner, Vice President of Innovation and Dean of the Natural Sciences and Mathematics Department at Chaminade University.  Small-Howard and Turner posited that complex mixtures of cannabinoids and terpenes that are derived from native mixtures in the cannabis plant, but with precise optimizations, would provide more targeted and effective treatments for specific disease conditions than either single cannabinoids or whole plant formulations.  They developed a rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes in vitro against cell-based models of disease.  This process identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain.

GBSGB’s drug discovery process combines: 1) HTS: high throughput screening of tens of thousands of combinations of compounds derived from specific chemovars of the cannabis plant in well-established cellular models of diseases, and 2) NPP: a proprietary Network Pharmacology Platform algorithm for the prediction of complex therapeutic mixtures that the Company spent two-and-a-half-years training and testing against cell assay data. This combined approach to drug discovery increases research efficiency and accuracy reducing the time from ideation to patenting from 7 years to 1.5 years. Screening of cannabis-based mixtures for drug discovery involves the testing of specific combinations of plant chemicals from many naturally occurring cannabis chemovars and the use of live models for these diseases that have been well established by other researchers. First, the Company finds chemovars that show some therapeutic activity, and then refines these natural mixtures to optimize their effectiveness in cellular assays by removing compounds that do not act synergistically with the others in the mixtures.  The Company also use its internally-validated Network Pharmacology Platform to prioritize and eliminate some potential combinations, which reduces the time in the discovery period.

The U.S. Patent and Trademark Office allows complex mixtures to be claimed as Active Pharmaceutical Ingredients. GBSGB has two issued patents and a series of pending patents containing cannabis-derived complex mixtures that act as therapeutic agents for specific disease categories, as described below. GBSGB’s pending patents are protected whether the individual compounds are derived from the cannabis plant, another plant, synthetically produced, or derived from a combination of sources for the individual chemical compounds in these mixtures.

Annual Drug Development Progress Report

GBS Global Biopharma, Inc. has made significant strides in the past year with respect to both its drug discovery research and product development programs. Our lead pharmaceutical programs in both Parkinson’s disease and chronic neuropathic pain are now in preclinical animal studies with Dr. Lee Ellis of the National Research Council (NRC) Canada in Halifax, Nova Scotia. In addition, the two patents which protect GBSGB’s formulations in our lead development programs have been issued by the US Patent and Trademark Office (USPTO). Achieving these significant milestones is driving interest in these novel therapeutic programs.

For its lead program in PD therapeutics, GBSGB announced that it has obtained the statistically significant reduction of Parkinson’s-disease like symptoms using its proprietary complex mixtures in an animal model of Parkinson’s disease (PD). Several of GBSGB’s PD formulations significantly reduced the symptoms, while the most effective formula reduced the symptoms back to the baseline activity of normal animals. In addition, the toxicity studies for these PD formulas came back without any significant negative findings. These important preclinical results will be included in GBS’ Investigational New Drug (IND) application with the US FDA to enter human clinical trials as soon as possible. New therapies to address Parkinson’s disease symptoms are needed to help those afflicted with this debilitating disease. The combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion in the U.S. alone.

For Parkinson’s disease, the initial clinical prototypes of GBSGB’s Cannabinoid-Containing Complex Mixtures (CCCM™) are being formulated by Catalent Pharma using Catalent’s Zydis® Orally Disintegrating Tablet (ODT) technology. This ODT format was selected for the PD formulas because it dissolves on the tongues of patients without the need to swallow for ease of use in patients with PD, who often have difficulties with swallowing. GBSGB selected Catalent as its development partner for the PD therapies due to Catalent’s prior experience in working on US FDA-approved, cannabinoid-containing drugs, their Schedule I drug manufacturing facilities, their familiarity with US FDA and international regulatory and manufacturing requirements, their expertise in tackling formulation challenges, and their ability to achieve the stability and dosing necessary for these novel complex mixtures. In addition to its Zydis® technology, Catalent has early drug development services and additional oral drug delivery solutions available for the efficient delivery of GBSGB's proprietary APIs.

For its lead chronic neuropathic pain program, GBSGB is testing its Cannabinoid-Containing Complex Mixtures (CCCM) and Myrcene-Containing Complex Mixtures (MCCM) both as encapsulated, time-released nanoparticles, as well as in non-encapsulated forms of these therapeutic mixtures in an animal model at the NRC in Halifax, Nova Scotia. In preparation for human clinical trials, our standard MCCM and the time-released MCCM are currently being compared in an animal model that demonstrates their potential effectiveness at treating chronic pain. The early results from this preclinical research project look very promising.

The two patents which protect formulations in the Company’s lead therapeutic programs have been issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease (PD). This was an important milestone in the development of these vitally-important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications. The issuance of GBSGB’s second US patent for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirms that GBSGB’s pharmaceutical compositions can be patent-protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using GBSGB’s proprietary Myrcene-Containing Complex Mixtures (“MCCM”) for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing complex mixtures.

In this fiscal year, two new patent applications were filed, and two additional provisional patent applications were filed on August 18, 2020. In addition, several of our international patents have progressed to the country-specific phase of patent review. We are also raising awareness of our research and development work through peer-reviewed journal articles and presentations at national and international science and industry meetings.

Favorable Research Updates from our university collaborators reveal the promise in our discovery programs with Michigan State University (HIV-Associated Neurodegenerative Disorder and COVID-19 therapies), Chaminade University (Chronic Neuropathic Pain, Metabolic Syndrome, Cannabis Metabolomics with the University of Athens), the University of Athens, Greece (Cannabis Metabolomics), the University of Seville, Spain (Time-Released Nanoparticles), and the National Research Council (NRC) of Canada (Parkinson’s Disease, Chronic Neuropathic Pain).

Intellectual Property Portfolio

GBSGB retained Fenwick & West, a Silicon Valley based law firm focusing on life sciences and high technology companies with a nationally top-ranked intellectual property practice, to develop strategies for the protection of the Company's intellectual property. The status of the intellectual property portfolio is as follows.

Two USPTO Patents Issued/Allowed for Cannabinoid- and Myrcene-Containing Complex Mixtures

  Title:       CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Number 10,653,640;                       Expiration date:     October 23, 2038

Issued:                   May 19, 2020;                      Inventors:              Andrea Small-Howard et al.

Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Title:      MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Number 10,709,670;                      Expiration date:    May 22, 2038

Issued:                   July 14, 2020;                     Inventors:              Andrea Small-Howard, et al.

On May 12, 2020, GBSGB received a Notice of Allowance for its Myrcene-Containing Complex Mixtures. The fee was paid, and the patent will issue soon.

GBSGB’s MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis.

Five USPTO & Twenty-Three International Patent Applications Pending

Title:       CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Application No. 15/729,565;                       WIPO Application number: PCT/US2017/055989

Filed:                     October 10, 2017;                                Inventors:              Andrea Small-Howard et al.

National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on October 10, 2017.

On April 3, 2020, GBSGB Received a Notice of Allowance on our Cannabinoid-Containing Complex Mixtures for Parkinson’s Disease. On the same day as we paid the fee for the allowed patent claims, we filed a Continuation for Review of the non-Parkinson’s formulas within this application, which includes Alzheimer’s disease, Huntington’s disease, Lewy body dementia, and dementia. U.S. Continuation Application No. 16/844,713, filed on Apr 9, 2020, is pending. This application claims benefit of U.S. Patent Application No. 62/406,764 filed October 11, 2016.

Title:      CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS

U.S. Patent Application No.15/885,620;        WIPO Application number: PCT/US2018/016296

Filed:     January 31, 2018;                                                Inventors:              Andrea Small-Howard, et al.

National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on January 31, 2018.

Claims benefit of U.S. Patent Application No. 62/453,161 filed February 1, 2017.

Title:      MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Application No. 15/986,316;       WIPO Patent Application No. PCT/US2018/033956

Filed:                     May 22, 2018;                      Inventors:              Andrea Small-Howard, et al.

National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on May 22, 2018.

On May 12, 2020, GBSGB received a Notice of Allowance for its Myrcene-Containing Complex Mixtures. On the same day as we paid the fee for the allowed claims, we filed a Continuation for the review of the other formulations including those for heart disease and other TRPV1-related pathologies. U.S. Continuation Application No. 16/878,295, filed on May 19, 2020, is pending. Claims benefit of U.S. Patent Application No. 62/509,546 filed May 22, 2017.

Title:      TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES

U.S. Patent Application No.: 16/420,004;      WIPO Patent Application No.: PCT/US2019/033618

Filed:                     May 22, 2019;                      Inventors:              Andrea Small-Howard, et al.

Claims benefit of U.S. Patent Application Nos. 62/674,843 filed May 22, 2018; 62/769,743 filed November 20, 2018; and 62/849,719 filed May 17, 2019.

Title:      THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS

U.S. Patent Application No.:16/686,069        WIPO Patent Application No.: PCT/ES2019/070765

Filed:                     November 8, 2019;             Inventors:              Andrea Small-Howard, et al.

Claims benefit of U.S. Patent Application Nos. 62/757,660 filed November 8, 2018

Two Provisional USPTO Patent Applications Pending

Title:      TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1

U.S. Patent Application No.: 62/868,794;       Inventors:            Andrea Small-Howard, et al.

Filed:                     June 28, 2019

Title:      THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR

CANNABINOIDS

U.S. Patent Application No.: 62/897,235       Inventors: Andrea Small-Howard, et al.

Filed: September 6, 2019

Two Additional Provisional Patent Applications Filed on August 18, 2020

GBSGB has data sets for two new provisional patent applications filed on August 18, 2020, as follows:

Title:      CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CHRONIC INFLAMMATORY DISORDERS

Filing Date:         August 18, 2020;                 Inventor:               Andrea Small-Howard

Title:      CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS

Filing Date:       August 18, 2020;                    Inventor:               Andrea Small-Howard

Multiple Licensed Patents for GBSGB’s Intellectual Property Portfolio

Title:      METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY.

Inventor:               Alexander Stokes;               Assignee:              University of Hawai’i

Commercialization rights licensed to Makai Biotech, LLC

Sublicensed by Makai Biotech, LLC to GBS Global Biopharma, Inc.

Status: Granted in the following territories on the corresponding dates

U.S. Patent Number: 9,084,786;                      Issued: July 21, 2015

U.S. Patent Number: 10,137,123;                    Issued: November 27, 2018

U.S. Continuation Application:  16/181,204

European Union Patent Number: 2,635,281; Granted: March 14, 2018

Europe Patent Application: 3,348,267

Hong Kong Patent Number: 14102182.8; Granted: March 14, 2018

India Patent Application: 1404/KOLNP/2013

China Patent Application: 201180063998.4

Title:       METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION

Inventors:              Martin Banderas, Lucia; Fernandez Arevala, Mercedes; Berrocoso, Dominguez, Esther; and Mico Segura, Juan Antonio

Assignees:             Universidad de Sevilla, Universidad de Cadiz, and Centro de Investigacion Biomedica En Red (CIBER)

Exclusive worldwide license held by GBS Global Biopharma, Inc.

WIPO/PCT Application: PCT/ES2016/000016 (Pub. No. WO 2016/128591)

Filed: August 18, 2016

Claims benefit of Spanish Patent Application no. P201500129 (Pub. No. ES 2582287)

Filed:  February 9, 2015

U.S. Patent Application: 15/549,653

Spain Patent ES2582287; Granted: September 29, 2017

Europe Patent Application: EP3257503

Canada Patent Application CA2976040

Partnering Strategy

GBSGB runs a lean drug development program and minimizes expenses, including personnel, overhead, and fixed capital expenses (such as lab and diagnostic equipment), through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Through these research and development agreements, GBSGB has created a virtual pipeline for the further development of novel medicines extracted from the cannabis plant. The partners bring both expertise and infrastructure at a reasonable cost to the life sciences program. In most instances, GBSGB has also negotiated with these partners to keep 100% of the ownership of the IP within GBSGB for original patent filings.

GBSGB currently has on-going research agreements with the following institutions covering the indicated areas of research:

Chaminade University: Broad-based research program to support the drug discovery platform that has yielded most of GBSGB’s original patents to date in the areas of neurodegenerative diseases, heart disease, inflammatory diseases, neuropathic pain and chronic pain. They have also performed the bioassay portion of the Cannabis Metabolomics study performed with the University of Athens, Greece and GBSGB.

University of Athens: Broad-based metabolomics analysis of over 100 cannabis genotypes including both hemp and THC-producing cannabis varieties, in combination with GBSGB’s bioassay data linking genotypes and potential disease-remediations. This project has the potential to define active ingredients from plant-derived mixtures beyond the standard cannabinoids and terpenoids. The discovery potential is huge, and novel agents have recently been discovered.

Michigan State University: Discovery work using a cutting-edge, multi-cellular model of the human immune system and a multi-cell model of the brain to explore CCCM™s for use in the prevention of HIV-Associated Neurocognitive Disorders (HAND). Although combination antiretroviral therapy keeps symptoms for most HIV-patients well controlled, between 40% and 70% of these well-controlled HIV patients end up with HAND symptoms that range from movement disorders to dementia-like symptoms. The results from this work were included in a new patent application that was filed on August 18, 2020. In addition, MSU has performed experiments using their novel model of the human-immune system that have allowed GBSGB to prepare cannabis-based formulas for the potential treatment of virally-induced hyperinflammation/cytokine storm syndrome that has led to the majority of COVID-19 deaths. The new patent application for our novel, cannabinoid-containing complex mixtures (CCCM™) for the treatment of hyperinflammation and cytokine storm syndrome in COVID-19 patients was filed on August 18, 2020.

The University of Seville: Bringing their novel expertise to the development and functional testing of time-released and disease-targeted nanoparticles of cannabis-based complex mixtures for oral administration. These specialized nanoparticles are being used for the precise and time-released delivery of several of our therapies, including GBSGB’s MCCM™ and CCCM™’s used in the preclinical animal testing performed at the NRC Canada. The University of Seville has completed functional testing on nanoparticles containing myrcene, nerolidol, and beta-caryophyllene for our Myrcene-Containing Complex Mixtures. In these cell-based assays, the effectiveness and kinetics of the nanoparticle-forms of these terpenes were compared with the “naked” terpenes both individually and in mixtures. In all cases, the effectiveness of the nanoparticles were superior to the naked terpenes, however, the mixtures were dramatically more effective than the individuals. These results from Seville are very promising as these nanoparticles have entered the animal testing phase at the NRC in Halifax.

The National Research Center (NRC) of Canada, Halifax, Nova Scotia: Two animal-phase studies are being performed by Dr. Lee Ellis’ group at the NRC. An animal safety and efficacy study was initiated in Q4 of 2018 for GBSGB’s Parkinson’s disease therapies, and the NRC has demonstrated that the company’s PD formulations were able to reduce behavioral changes associated with the loss of dopamine-producing neurons, which underlies the pathology of Parkinson’s disease in the animal model. Based on achieving the statistically significant reduction in Parkinson’s disease symptomology, GBSGB has signed an amendment to include a final phase of testing, which will study the mechanism of action for these promising formulations. In Q1 of 2019, GBSGB started a safety and efficacy study in animals for GBSGB’s Chronic Neuropathic Pain (CNP) formulas. The midterm results for these preclinical pain studies are promising.

The University of Cadiz: Testing the safety and efficacy of the above-mentioned time-released nanoparticles in rodent models of chronic pain. Proof of concept complete for one formulation.

University of Hawaii: Validating the efficacy of a complex cannabis-based mixture for the treatment of cardiac hypertrophy and cardiac disease in a rodent model. Proof of concept work is complete.

Path to Market: Drug Development Stages and Proposed Clinical Trials

GBSGB has cannabis-based therapeutic products in the following stages of drug development: Discovery, Pre-Clinical, and entering the Clinical Phase. It has also licensed therapeutic products that the Company intends to develop through partners, labeled Partner Programs.

The completion of pre-clinical studies, clinical trials, and obtaining FDA-approvals for pharmaceutical products is traditionally a long and expensive process. However, GBSGB asserts that its cannabis-based drug discovery engine, lean development program, novel regulatory strategy, experienced development partners, and aggressive licensing of these products at early clinical stages can mitigate some of the risks. The Company uses a combination of in silico discovery methods and automated screening of cellular models of disease to decrease the time in Discovery prior to filing novel patent applications for disease-specific therapeutics. GBSGB’s original patent applications cover new chemical entities (“NCE”) based on complex combinations of plant-derived compounds. Its Exploratory IND/Phase 0 Program gets the Company to First-in-Man sooner than traditional programs, which reduces translational risks, and includes preliminary efficacy measures for responsible development decisions. In contrast, a traditional phased-development path would not provide any efficacy measures until Phase II. After the completion of our Phase 0 study, which compares the efficacies of multiple related cannabis-based formulations, the Company plans to advance the lead drug candidate using an adaptive trial design that is more efficient than the traditional phased-development pathway. GBSGB has entered into research contracts, partnerships, and/or joint ventures with several respected, independent contract research organizations, medical schools, universities, and other scientific researchers to increase developmental efficiencies. If and when one or more of GBSGB’s drugs, therapies or treatments are approved by the FDA, GBSGB will seek to market them under licensing arrangements with major biotechnology or pharmaceutical companies.

GBSGB plans to use a combination of FDA-registered human clinical trials, as described in detail above, and pilot human studies in the development of its therapeutic product portfolio. Early in product development, human pilot studies that are fully compliant with state medical cannabis programs will be used to gather early data on safety and efficacy that can later be referenced in the next phase of product development. GBSGB may be able to produce and sell the early products that prove efficacious, through licensing agreements with cannabis companies in other US states and countries that have legalized cannabis programs.  GBSGB believes that these pilot studies will provide significant value by reducing the cost of commercialization, more rapidly putting effective drugs in the hands of patients, and accelerating by years the monetization of the research. GBSGB’s goal is to be the perfect partner to those companies with greater resources and experience in the marketing and distribution of medications worldwide.

There can be no assurance that we will ever be able to enter into any joint ventures or other arrangements with third parties to finance our drug development program or that if we are able to do so, that any of our projected therapies will ever be approved by the FDA. Even if we obtain FDA approval for a therapy, there can be no assurance that it could be successfully marketed or would not be superseded by another cannabis-based therapy produced by one or more of our competitors. It also may be anticipated that even if we enter into a joint venture development with a financially stable pharmaceutical or institutional partner, we will still be required to raise significant additional capital in the future to achieve the strategic goals of GBSGB. There can be no assurance that we will be able to obtain such additional capital on reasonable terms, if at all. If GBSGB fails to achieve its goal of producing one or more cannabis-based pharmaceuticals or therapies, it would have a material adverse effect on our future financial condition and business prospects.

Description of Operations

In addition to our biopharmaceutical research and development activities described in detail above, the Company has operated in the medical and adult-use cannabis markets under State-issued cultivation and production licenses.  Our wholly owned subsidiary GB Sciences Nevada, LLC (“GBSN”) leases a warehouse facility at 3550 W. Teco Avenue, Las Vegas Nevada (the "Teco Facility") and operates a cannabis cultivation facility under Nevada licenses for the medical and adult-use markets. Our wholly owned subsidiary GB Sciences Las Vegas, LLC ("GBLV") holds Nevada certificates for medical and adult-use cannabis production and produces extracts and concentrates for the wholesale market.

On September 18, 2017, our subsidiary GB Sciences Louisiana, LLC finalized its agreement with Louisiana State University (“LSU”) AgCenter to be the sole operator of LSU’s medical marijuana program. The LSU Board of Supervisors entered into a five-year agreement—that has an option to renew for two additional five-year terms—with GB Sciences.The contract included the Company’s commitment to make a minimum financial contribution to the LSU AgCenter in the amount of $3.4 million, or a 10% commission of gross receipts, in addition to annual research investments of $500,000 to the LSU AgCenter. The monetary contributions would be used to conduct research on plant varieties, compounds, extraction techniques and delivery methods that could generate additional revenue through discoveries that are subject to intellectual property rights, which AgCenter would retain 50% of those rights.

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with the noncontrolling interest in GB Sciences Louisiana, LLC ("GBSLA"). In consideration for the sale of its 50.01% membership interest in GBSLA, the Company received the $8,000,000 Promissory Note  ("Wellcana Note") and may receive up to an additional $8,000,000 in earn-out payments. On August 24, 2020, the Company entered into a letter of intent with the purchaser to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company will receive payments totaling $5,224,423, including the forgiveness by purchaser of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by the purchaser up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by the purchaser, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full.

On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell 75% of the Company's membership interest interests in GBSN and GBLV (together, the "Teco Subsidiaries") for $3.0 million cash upon close and up to an additional $3.0 million in earn-out payments after close. In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4.0 million cash upon close and will receive a $4.0 million 8% promissory note to be paid in monthly installments over 36 months.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC (the “Nopah LOI”), with the transaction closing upon transfer of the Nopah License. As consideration for the transfer of the license, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenence of the Nopah License. The transfer of the Nopah License is subject to the same restrictions on license transfers currently in effect in the State of Nevada (see Note 16).

The sales of the Teco Facility and Nopah are expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada has been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

Competition

The medical cannabis industry is subject to intense and increasing competition. Some of our competitors may have substantially greater capital resources, facilities and infrastructure then we have, which may enable them to compete more effectively in this market. These competitors include GW Pharmaceuticals plc, TerraTech Corp., Cannabis Science, Inc., Peak Pharmaceuticals, Inc., Cannabis-Rx, Inc. and Nemus Biosciences, Inc. In addition, the development of therapies and pharmaceutical products based on extracts from the cannabis plant is being undertaken by a number of medical and educational institutions, including the University of Mississippi, which is the only U.S. based entity authorized by the Federal government to cultivate cannabis for research. Such institutions have significantly greater financial resources and facilities than we have.

Government Regulation and Federal Policy

Under the Controlled Substances Act (“CSA”), the policies and regulations of the Federal government and its agencies are that cannabis (marijuana) is a Schedule 1 narcotic that is addictive and has no medical benefit. Accordingly, and a range of activities including cultivation and the personal use of cannabis is prohibited and subject to prosecution and criminal penalties. Unless and until Congress amends the CSA with respect to medical cannabis, there is a risk that the federal authorities may enforce current federal law, and we may be deemed to be engaged in producing, cultivating, or dispensing cannabis in violation of federal law, or we may be deemed to be facilitating the sale or distribution of drug paraphernalia in violation of federal law with respect to our Company’s business operations. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our strategic goals, revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. See “Risk Factors” below. The U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical cannabis laws. The preemption claim was rejected by every court that reviewed the case. The California 4th District Court of Appeals wrote in its unanimous ruling, “Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws.” However, in another case, the U.S. Supreme Court held that, as long as the CSA contains prohibitions against cannabis, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of cannabis even where states approve its use for medical purposes.

In an effort to provide guidance to federal law enforcement, the Department of Justice (“DOJ”) has issued Guidance Regarding Cannabis Enforcement to all United States attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent and rational way.

The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning cannabis enforcement in light of state laws legalizing medical and recreational cannabis possession in small amounts.

The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of cannabis to children;
•	Revenue from the sale of cannabis going to criminals;
•	Diversion of medical cannabis from states where it is legal to states where it is not;
•	Using state authorized cannabis activity as a pretext of another illegal drug activity;
•	Preventing violence in the cultivation and distribution of cannabis;
•	Preventing drugged driving;
•	Growing cannabis on federal property; and
•	Preventing possession or use of cannabis on federal property.

On January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of cannabis for use on private property but has relied on state and local law enforcement to address cannabis activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical cannabis and recreational cannabis in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical cannabis.

In contrast to federal policy, thirty-three states, four U.S. territories, and the District of Columbia have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation.

Employees

As of March 31, 2020, we employed twenty-three employees consisting of management and support staff.

ITEM 1A. RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this Annual Report on Form 10-K, including our financial statements and the related notes thereto. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operation and cash flows. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

A significant portion of the Company’s business operations are contracted in certain employees and independent contractors who have recently been under “lock-down” orders or “shelter in place” recommendations for the national health crisis, including key personnel responsible for assisting the Company in the development of its financial statements. As a result of the travel and work restrictions stemming from the COVID-19 pandemic, the Company was unable to file a timely and accurate Annual Report on Form 10-K for its year ended March 31, 2020 by the prescribed date without undue hardship and expense to the Company.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can supply growing equipment in a manner that enables us to be profitable and meet customer requirements, develop intellectual property to enhance our product lines, obtain the necessary permits to develop medical grade cannabis, develop and maintain relationships with key manufacturers and strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our independent auditors’ report for the fiscal years ended March 31, 2020 and 2019 have expressed doubts about our ability to continue as a going concern;

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the years ended March 31, 2020 and 2019 our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. The Company has incurred recurring losses and has generated limited revenue since inception. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about the ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.

We have incurred significant losses in prior periods. For the years ended March 31, 2020 and 2019, we incurred net losses of $ (12,373,579) and $ (23,653,165) respectively, and we had an accumulated deficit of  $ (97,387,205) and $ (84,743,836) respectively. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We will need additional capital to sustain our operations and will need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business plan could be compromised.

We have limited capital resources and operations. To date, our operations have been funded primarily from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to implement our strategies, develop our intellectual property base, and establish our targeted levels of commercial production. There is no assurance that we will be able to raise the amount of capital needed for future growth plans.

Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter, especially if we are to develop our Science division and start to conduct, individually or with joint venture partners, pre-clinical and clinical trials for potential pharmaceutical, or nutraceutical products derived from cannabis. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment requirements for research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

Drug research and development programs typically involves huge expenditures, long periods to obtain FDA approvals and the potential that such prospective pharmaceutical products will not prove to be safe and effective.

The production of FDA-approved pharmaceutical products and related drug is typically a highly expensive a long and drawn out process, typically involving hundreds of millions of dollars and a decade or more to achieve. Although we believe that some, if not all, of our planned cannabinoid based pharmaceutical protocols can qualify for “orphan drug” status and be accelerated through the FDA approval process, there can be no assurance that this will be the case.

In addition, we do not now have, and do not expect in the foreseeable future to have, the capital resources to fund our drug discovery programs, nor do we have the infrastructure to conduct such program alone. For that reason, we intend to engage in joint ventures with third parties, including hospitals, clinics, foundations and other qualified sources. Although we are in preliminary discussions with various potential partners, to date, we have not entered into any definitive drug development joint venture or partnership agreement. Our failure or inability to enter into one or more drug development agreements will materially and adversely affect our ability to develop our Science division. Even if we are able to obtain such joint drug development agreements there can be no assurance that it will be on terms and conditions that will be favorable to us.

Although we believe that we can significantly reduce the costs of engaging in FDA certified pre-clinical and clinical trials, including traditional Phase IV human trials, by obtaining data from existing users of our medical cannabis protocols, there can be no assurance that such data will be available, or if it is, that the FDA will accept our data. There is the further risk that the anticipated costs of producing an FDA approved drug will not escalate to the point that will cause us and any of our prospective development partners to abandon such efforts.

Even if we do develop an FDA-approved pharmaceutical product, there is the risk that it will not be saleable to a major pharmaceutical company (either before or after completion of the FDA approval process), or that other competing drugs will not be produced providing the same medical benefits.

Accordingly, there is a significant risk that we will never be able to generate a return on our investment, and we could lose our entire investment in our Science division. Either of such events, would have a material adverse effect on our business prospects and equity value.

There has been limited study on the effects of medical cannabis and future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis.

Research regarding the medical benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids (such as CBD and THC) remains in relatively early stages. There have been few clinical trials on the benefits of cannabis or isolated cannabinoids conducted by us or by others.

Future research and clinical trials may draw opposing conclusions to statements contained in the articles, reports and studies we have relied on or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to medical cannabis, which could adversely affect social acceptance of cannabis and the demand for our products.

Federal law prohibits the use of cannabis for the purposes in which the Company expects to engage.

Under the federal Controlled Substances Act (“CSA”), cannabis is deemed to be a Schedule One narcotic that has no medical benefit. Therefore, a range of activities including cultivation and the personal use of cannabis is prohibited and is a criminal offense. Unless and until Congress amends the CSA with respect to medical cannabis, as to the timing or scope of any which amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

The current policy and regulations of the Federal government and its agencies, including the U.S. Drug Enforcement Agency and the FDA, are that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of Federal law. Although thirty-three states and District of Columbia have passed legislation permitting the cultivation and dispensing of medical cannabis, these laws are, in many jurisdictions, subject to strict regulation and limitations and are still being developed. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the ability of the Company to develop its business plan even though it is allowed by state regulation in the various states in which the Company intends to operate. Although research and development in the growing and processing of cannabis products for medicinal purposes and in seeking to obtain state permits for the cultivation and sale of cannabis products are not in violation of Federal law, our business plan to conduct our Solutions and Products divisions, even if conducted within the parameters of any state licenses or permits we are able to obtain, will violate federal laws, as currently in effect. Accordingly, although the Company was successful in obtaining a cultivation and production license in Nevada or other states and operates pursuant to such licenses, if federal law does not change, we believe the Company will at that time be in violation of federal law. If existing federal laws are enforced by the United States Department of Justice or the FDA, it is likely that our proposed business will be significantly and materially adversely affected.

Because the Company's sales are subject to IRC 280E, we may owe federal income taxes even though we are incurring losses.

Under the federal Controlled Substances Act (“CSA”), cannabis is deemed to be a Schedule One narcotic that has no medical benefit. The production and distribution of Schedule One narcotics is subject to Internal Revvenue Code Section 280E, which prohibits the Company from deducting any ordinary and necessary business expenses from taxable gross profit related to the sale of cannabis products. Without the deduction of business expenses, it is possible that the Company will owe income taxes while generating losses. If we are unable to pay those taxes we may be subject to penalties and IRS enforcement action.

FDA regulation of marijuana and the possible registration of facilities where medical marijuana is grown could negatively affect the cannabis industry which would directly affect our financial condition.

Should the federal government legalize marijuana for medical use, it is possible that the U.S. Food and Drug Administration (FDA) would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including cGMPs (current good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry, what costs, requirements and possible prohibitions may be enforced.

If no additional states allow the medicinal use of cannabis, or if one or more states that currently allow it reverse their position, we may not be able to continue our growth, or the market for our products and services may decline.

Currently, thirty-three states and the District of Columbia allow the use of medicinal cannabis.   While we believe that the number of states that allow the use of medicinal cannabis will grow, there can be no assurance that it will, and if it does not, there can be no assurance that the thirty-three existing states and/or the District of Columbia won’t reverse their position and disallow it.  If either of these things happens, then not only will the growth of our business be materially impacted, we may experience declining revenue as the market for our products and services declines.

Because the business activities of some of our customers are illegal under Federal law, we may be deemed to be aiding and abetting illegal activities through the services that we provide to those customers. As a result, we may be subject to actions by law enforcement authorities which would materially and adversely affect our business.

We provide services to customers that are engaged in businesses involving the possession, use, cultivation, and transfer of cannabis. As a result, law enforcement authorities may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. Such an action would have a material effect on our business and operations.

In the states where medicinal cannabis is permitted, local laws and regulations could adversely affect our clients, including causing some of them to close, which would materially and adversely affect our business.

Even in areas where the medicinal use of cannabis is legal under state law, there are also local laws and regulations that affect our clients.  These local laws and regulations may cause some of our customers to close and having a material effect on our business and operations. In addition, the enforcement of identical rules or regulations as it pertains to medicinal cannabis may vary from municipality to municipality, or city to city.

Variations in state and local regulation and enforcement in states that have legalized medical cannabis that may restrict cannabis-related activities, including activities related to medical cannabis may negatively impact our revenues and profits.

Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized cannabis to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. Variations exist among states that have legalized, decriminalized, or created medical cannabis exemptions. For example, Colorado has limits on the number of cannabis plants that can be homegrown. In most states, the cultivation of cannabis for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical cannabis needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of cannabis may indirectly and adversely affect our business and our revenue and profits.

It is possible that federal or state legislation could be enacted in the future that would prohibit us from selling our products or any resulting cannabis products, and if such legislation were enacted, it could prevent us from generating revenue, leading to a loss in your investment.

We are not aware of any federal or state regulation that regulates the sale of indoor cultivation equipment to medical or recreational cannabis growers. The extent to which the regulation of drug paraphernalia under the CSA is applicable to our business and the sale of our products is found in the definition of “drug paraphernalia.” Drug paraphernalia means any equipment, product, or material of any kind that is primarily intended or designed for use in manufacturing, compounding, converting, concealing, producing processing, preparing, injecting, ingesting, inhaling, or otherwise introducing into the human body a controlled substance, possession of which is unlawful.

If federal and/or state legislation is enacted which prohibits the sale of our growing equipment to medical cannabis growers, our revenues would decline, leading to a loss of a material portion of your investment.

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational cannabis.

Internet websites are visible by people everywhere, not just in jurisdictions where the medical or recreational use of cannabis is considered legal. Our website is visible in jurisdictions where medicinal and/or recreational use of cannabis is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions. We could lose potential customers as they could fear federal prosecution. In most states in which the production and sale of cannabis have been legalized, there are additional laws or licenses required and some states altogether prohibit home cultivation, all of which could make the loss of potential customers more likely.

We may not obtain the necessary permits and authorizations to operate the cannabis business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations, or may only be able to do so at great cost, to operate its medical cannabis business. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical cannabis business, which could have a material adverse effect on our business.

Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business.

Nevada Department of Taxation inspectors routinely assess the Teco Facility for compliance with applicable regulatory requirements. Any failure by us to comply with the applicable regulatory requirements could require extensive changes to our operations; result in regulatory or agency proceedings or investigations, increased compliance costs, damage awards, civil or criminal fines or penalties or restrictions on our operations; and harm our reputation or give rise to material liabilities or a revocation of our licenses and other permits. There can be no assurance that any pending or future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to us and our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against these subsidiaries. Litigation, complaints, and enforcement actions involving these subsidiaries could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

We are subject to risks inherent in an agricultural business, including the risk of crop failure.

We grow cannabis, which is an agricultural process. As such, our business is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks.

We have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of cannabis is illegal under Federal law, there is an argument that banks should not accept for deposit funds from businesses involved with the cannabis industry. Consequently, such businesses often have difficulty finding a bank willing to accept their business.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services" to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws.

Notwithstanding the above federal guidelines and in addition to potential federal sanctions, regulators in the states in which we are able to conduct business may make it difficult for local banks to do business with companies considered to be engaged in cultivating and dispensing cannabis. Failure to establish a permanent banking relationship could have a material and adverse effect on our future business operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have greater capital resources, facilities and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect or develop our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We will rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our intellectual property does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some of our potential customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy could produce a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

As of March 31, 2020, management assessed the effectiveness of our internal controls over financial reporting. Management concluded, as of the fiscal year ended March 31, 2020, that our internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management concluded that our internal controls were adversely affected by deficiencies in the design or operation of our internal controls, which management considered to be material weakness; specifically, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Our insurance coverage may be inadequate to cover all significant risk exposures; because we are in the cannabis industry, we have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources. We do not have directors' and officers' liability insurance in place and could incur substantial costs to indemnify our directors and officers against any claims that may arise.

Currently we have insurance coverage in place for business personal properties located at 3550 W. Teco Avenue, Las Vegas, Nevada 89118, workers’ compensation insurance, and general liability insurance.

Insurance that is otherwise readily available is more difficult for us to find, and more expensive, because we engaged in the medicinal cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

Our common stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock is categorized as “penny stock”. The Securities and Exchange Commission (the “SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders. We do not have directors' and officers' liability insurance in place and could incur substantial costs to indemnify our directors and officers against any claims that may arise.

We may issue additional shares of common stock in the future, which could cause significant dilution to all stockholders.

Our Articles of of Incorporation authorize the issuance of up to 600,000,000 shares with a par value of $0.0001 per share. As of August 28, 2020, we had 280,532,686 shares of common stock outstanding. However, we require additional capital and will likely issue additional shares of Common Stock in the future in connection with one or more financings or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or equity securities convertible into our common stock, including but not limited to, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTY

Our executive offices, Science and Cultivation divisions are located at 3550 W. Teco Avenue, Las Vegas, NV 89118 under a ten-year initial term with one option to extend the lease for five years, or until December 31, 2030. The monthly rent payments per the Amended Lease Agreement were $43,709 as of  March 31, 2020. Rent charges increase by 3% on January 1 of each year through the expiration of the lease.

ITEM 3. LEGAL PROCEEDINGS

Tara “Dee” Russell filed a Charge of Discrimination with the Nevada Equal Rights Commission ("NERC") against the Company on April 2, 2019, alleging that she was subjected to sexual harassment and retaliatory discharge. The Company received the Notice of Charge of Discrimination on or about May 15, 2019. The Company submitted its response to the Notice of Discrimination Charge on July 26, 2019. It is the Company's position that Ms. Russell was not an employee of the Company, but rather was an independent contractor. The Company intends to aggressively respond to the charge. To date, the NERC has not issued a ruling regarding the charge.

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company recorded expense of $286,059 related to the default. As of June 30, 2020, the total balance due under the note was $3,234,149.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees amd costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demands payment of $73,050 for the services provided. The Company is in the process of negotiating a settlement and the full amount demanded in the lawsuit of $73,050 is accrued in accounts payable as of March 31, 2020.

We are currently not involved in any other material legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

Not Applicable

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

GB Sciences, Inc.’s common stock is quoted on the OTCQB under the symbol "GBLX".

For the periods indicated, the following table sets forth the high and low per share intra-day sales prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Fiscal Year 2020	High ($)	Low ($)
Fourth Quarter	$0.05	$0.02
Third Quarter	0.10	0.03
Second Quarter	0.15	0.08
First Quarter	0.19	0.12

Fiscal Year 2019
Fourth Quarter	0.28	0.15
Third Quarter	0.44	0.14
Second Quarter	0.45	0.24
First Quarter	0.82	0.41

As of August 24, 2020, there were 171 holders of record of our common stock. Because many of our shares are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial holders.

Dividend Policy

Cash dividends have never been declared or paid on common stock and dividends are not anticipated on common stock in the foreseeable future. Future earnings, if any, will be retained to finance the expansion business and for general corporate purposes. There is no assurance we will pay dividends in the future. Future dividend policy is within the discretion of the Board of Directors and will depend upon various factors, including results of operations, financial condition, capital requirements and investment opportunities.

Recent Sales of Unregistered Securities

Stock Issued for Debt Conversions

During the year ended March 31, 2020, the Company issued a total of 7,583,333 shares of common stock for the conversion of notes payable:

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $152,775.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

During the year ended March 31, 2020, the Company has honored the conversion of a total of a total of $125,000 of debt owed under the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an expense in that amount. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $62,353, and the Company recorded an expense in that amount. In total, the Company recorded $127,059 in noncash expense for the two conversions of the Iliad note at below contractual conversion rates for the year ended March 31, 2020.

Exercise of Warrants for Stock

During the year ended March 31, 2020, the Company issued 17,563,000 shares of common stock for exercises of warrants:

In order to encourage the exercise of approximately 70.5 million warrants issued to investors in private placements of convertible notes and common stock having exercise prices ranging between $0.65 and $0.30, the Company effected a temporary decrease in the exercise price of the warrants to $0.10 per share until July 11, 2019. On July 12, 2019, the Company extended the repricing of the warrants through August 30, 2019, and on July 31, 2019, the Company extended the repricing of the warrants to December 31, 2019. As a result of the price reduction, the Company received notice of the exercise of 9,449,750 warrants and received proceeds of $850,478, net of brokerage fees of $94,498. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of $230,025.

In order to encourage the further exercise of the warrants, the Company effected a temporary decrease in the exercise price of the warrants to $0.03-$.05 per share beginning in December 2019. As a result of the price reduction, the Company received notice of the exercise of an additional 8,113,250 warrants and received proceeds of $296,834, net of brokerage fees of $32,982. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of $32,215.

Issuance of Stock for Services

During the year ended March 31, 2020, the Company issued 2,100,000 shares of common stock for consulting services and recorded related expense of $214,000 based on the fair value of the stock on the date of the related consulting agreements.

Issuance of Stock for Cash

During the year ended March 31, 2020, the company issued 7,668,167 shares of common stock for cash as follows:

On December 4, 2018, the Company entered into a Placement Agent’s Agreement to offer a total of 15,000,000 units at the price of $0.20 per unit up to a total of $3 million. Each unit consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at the price of $0.60 for a period of five years. On January 15, 2019, the Placement Agent’s Agreement was amended to decrease the unit price from $0.20 per unit to $0.15 per unit for a total of 20,000,000 units and decrease the exercise price of the warrants included in each unit from $0.60 to $0.30, applied retroactively to funds raised prior to the date of the amendment, with no other changes to the agreement. During the year ended March 31, 2020, the Company received a total of $478,696 in proceeds from the private placement, net of $71,529 in brokerage fees and issued 3,668,167 shares of its common stock and 3,668,167 warrants to purchase one share of its common stock at $0.30 per share.

On October 10, 2019, the Company issued 4,000,000 shares of common stock and 2,000,000 warrants to purchase one share of common stock at $0.08 per share for a period of three years to an investor for $240,000 cash. The warrants were valued at $110,000 on the date of issuance using the Black-Scholes model.

ITEM 6. SELECTED FINANCIAL DATA

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANICAL CONDITION AND RESULTS OF OPERATION

The following discussion of the plan of operation, financial condition and results of operations should be read in conjunction with the Company’s financial statements, and notes thereto, included elsewhere herein. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, those discussed in this Annual Report.

Executive Overview

The Company seeks to be an innovative technology and solution company that converts the cannabis plant into medicines, therapies and treatments for a variety of ailments. The Company is developing and utilizing state of the art technologies in plant biology, cultivation and extraction techniques, combined with biotechnology, and plans to produce consistent and measurable medical-grade cannabis, cannabis concentrates and cannabinoid therapies.

We seek to become a trusted producer of consistent and efficacious medicinal strains and products, combining both cannabinoids and terpenes, which we intend to market in those states within the United States and in other countries where the sale of medical cannabis products are permitted. In addition, subject to obtaining Food and Drug Administrative (FDA) certification, we intend to market our cannabinoid-based drug discoveries on a world-wide basis.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On March 13, 2014, we entered into a definitive assets purchase agreement for the acquisition of assets, including the Growblox™ cultivation technology which resulted in a change in our corporate name on April 4, 2014, from Signature Exploration and Production Corporation to Growblox Sciences, Inc.

Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval as reported in the Form 8-K filed on October 14, 2016.  Pursuant to the amendment the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an additional increase in authorized capital shares from 400,000,000 to 600,000,000.

On September 21, 2018, the Company formed a wholly owned subsidiary, GBS Global Biopharma, Inc. ("GBS"), in the province of Ontario, Canada with plans to license and/or transfer some of Growblox Life Sciences LLC’s intellectual property to the newly formed entity. On March 15, 2019, the Company entered into the Asset Purchase Agreement with GBS Global Biopharma, Inc., whereby all of the assets and certain liabilities held by Growblox Life Sciences, LLC, a wholly-owned subsidiary of  GB Sciences, Inc., were transferred to GBS Global Biopharma, Inc. in exchange for a promissory note in the amount of $1,435,700. The assets transferred include all intellectual property and intangible assets owned by the Company, consisting primarily of patents in process and research contracts with universities and researchers. It is anticipated that GBS Global Biopharma Inc. will pursue clinical development of the intellectual property, including clinical trials.

On April 7th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Cannabinoid Containing Complex Mixtures ("CCCMs") for the Treatment of Parkinson’s disease (PD), which is owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. (GBS). On May 19, 2020, the patent was issued as United States Patent 10,653,640.

On May 12th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Myrcene Containing Complex Mixtures ("MCCMs") for the Treatment of Neuropathic Pain. Intellectual property rights to this application and the MCCM contained within it are owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. (GBS). The Company's MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. The patent was issued on July 14, 2020 as United States Patent 10,709,670.

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with the noncontrolling interest in GB Sciences Louisiana, LLC ("GBSLA"). In consideration for the sale of its 50.01% membership interest in GBSLA, the Company received the $8,000,000 Promissory Note  ("Wellcana Note") and may receive up to an additional $8,000,000 in earn-out payments. On August 24, 2020, the Company entered into a letter of intent with the purchaser to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company will receive payments totaling $5,224,423, including the forgiveness by purchaser of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by the purchaser up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by the purchaser, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full.

The Company operates State-licensed cannabis cultivation and extraction facilities in Las Vegas, Nevada through its wholly-owned subsidiaries, GB Sciences Nevada, LLV and GB Sciences Las Vegas, LLC (together, "Teco Subsisdiaries"). The facilities hold licenses for both medical and adult-use cannabis. On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell 75% of the Company's membership interests in the Teco Subsidiaries. In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4.0 million cash upon close and will receive a $4.0 million 8% promissory note to be paid in monthly installments over 36 months.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC (the “Nopah LOI”), with the transaction closing upon transfer of the Nopah License. As consideration for the transfer of the license, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenence of the Nopah License. The transfer of the Nopah License is subject to the same restrictions on license transfers currently in effect in the State of Nevada.

The sales of the Teco Facility and Nopah are expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevadahas been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

Results of Operations

The following table sets forth selected data of our Statement of Operations:

	For the Years Ended
	March 31,
	2020	2019

SALES REVENUE	$3,120,620	$3,454,552
COST OF GOODS SOLD	(4,002,083)	(3,246,097)
GROSS PROFIT (LOSS)	(881,463)	208,455
GENERAL AND ADMINISTRATIVE EXPENSES	6,483,513	13,399,524
LOSS ON IMPAIRMENT OF LONG-LIVED ASSETS	4,645,054	-
LOSS FROM OPERATIONS	(12,010,030)	(13,191,069)
OTHER INCOME/(EXPENSE)	461,402	(8,308,646)
NET LOSS BEFORE INCOME TAX EXPENSE	(11,548,628)	(21,499,715)
INCOME TAX EXPENSE	(86,837)	(526,145)
LOSS FROM CONTINUING OPERATIONS	(11,635,465)	(22,025,860)
LOSS FROM DISCONTINUED OPERATIONS	(1,476,220)	(2,654,427)
NET LOSS	(13,111,685)	(24,680,287)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(738,106)	(1,027,122)
NET LOSS ATTRIBUTABLE TO GB SCIENCES, INC.	$(12,373,579)	$(23,653,165)

Gross Profit (Loss). The Company recorded a gross loss of $(881,463) for the year ended March 31, 2020 as compared to gross profit of $208,455 for the same period in prior year. The decrease in gross profit was driven by a decrease in revenue of $(333,932)  compared to the prior year and an increase of 755,986 in cost of goods sold.

General and Administrative Expenses. General and administrative expense decreased $(6,916,011) to $6,483,513 for the year ended March 31, 2020 as compared to $13,399,524 for the same period last year. The decrease is attributable to a company-wide initiative to reduce general and administrative costs, including a substantial reduction in the number of employees involved in administrative functions.

Loss on impairment of long-lived assets. The Company recorded a loss on impairment of long-lived assets of $4,645,054 as the result of the agreement to sell the Teco Facility during the year ended March 31, 2020, compared to $0 in the prior year.

Other Income/(Expense). Other expense decreased by $(3,174,308) compared to the prior year. The decrease is primarily due to $3,140,925 in cash and noncash expense paid to Pacific Leaf in connection with the July 2018 Amendment and Termination Agreement.

Interest Expense. Interest expense decreased by $(3,314,886) compared to the prior year. The decrease is largely the result of total expense of $3,464,187 during the year ended March 31, 2019 related to unamortized debt discount on note conversions, compared to only $84,354 for the year ended March 31, 2020.

Loss on extinguishment. The Company recorded losses on extinguishment of $(216,954) for the year ended March 31, 2020, compared to $0 in the prior year. The current year losses relate to modifications of the note payable to CSW Ventures, L.P.

Loss on modification of note receivable. The Company recorded a loss of $(1,895,434) related to the modification of the $8,000,000 note receivable from the sale of the Company's membership interest in GB Sciences Louisiana, LLC.

Gain on deconsolidation. The Company recorded a gain on deconsolidation of $4,393,242 related to the sale of its 50% membership interest in GB Sciences Louisiana, LLC.

Liquidity and Capital Resources

Current Liquidity

The Company will need additional capital to implement our strategies. There is no assurance that it will be able to raise the amount of capital needed for future growth plans. Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. The Company represents a speculative investment and investors may lose all of their investment. In order to be able to achieve the strategic goals, the Company needs to further expand its business and financing activities. Based upon the cash position, it is necessary to raise additional capital by the end of the next quarter in order to continue to fund current operations. These factors raise substantial doubt about the ability to continue as a going concern.  The Company is pursuing several alternatives to address this situation, including the raising of additional funding through equity or debt financings. In order to finance existing operations and pay current liabilities over the next twelve months, the Company will need to raise additional capital. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The principal sources of liquidity to date have been cash generated from sales of debt and equity securities.

At March 31, 2020, the Company had a cash balance of $151,766, other current assets excluding cash were $6,849,114 and our working capital deficit was $(3,884,877). Current liabilities were $10,885,757, which consisted principally of $5,534,728 in notes and convertible notes payable, $2,559,914 in accounts payable, $1,285,664 in accrued liabilities, and $592,982 in income tax payable. At March 31, 2019, the Company had a cash balance of $182,055, other current assets excluding cash were $3,284,716, current assets from discontinued operations were $1,000,387, and our working capital deficit was $(3,245,409) including $(1,133,890) from discontinued operations. Current liabilities were $6,712,180, which consisted principally of $2,229,812 in notes payable, $1,374,771 in accounts payable, $467,175 in accrued liabilities, $506,145 of income tax payable, and $2,134,277 from discontinued operations.

Sources and Uses of Cash

Operating Activities

Cash flows used in operations were $(4,479,713) including $(1,244,720) from discontinued operations for the year ended March 31, 2020, compared to $(9,855,895) including $(1,271,177) from discontinued operations for the year ended March 31, 2019. We anticipate that cash flows from operations may be insufficient to fund business operations for the next twelve-month period. Accordingly, we will have to generate additional liquidity or cash flow to fund our current and anticipated operations. This will likely require the sale of additional common stock or other securities. There is no assurance that we will be able to realize any significant proceeds from such sales, if at all.

Investing Activities

Cash flows used in investing activities were $(538,784) including $(260,625) from discontinued operations for the year ended March 31, 2020, compared to $(10,996,544) including $(9,070,409) from discontinued operations for the year ended March 31, 2019. Cash used in investing activities primarily was spent to acquire property and equipment and to pay our attorneys and researchers to draft and file patent applications.

Financing Activities

During the years ended March 31, 2020 and 2019 cash flows from financing activities were $4,988,208 including $282,835 from discontinued operations, and $17,500,497, including $7,248,480 from discontinued operations, respectively. Cash flows from financing activities for the year ended March 31, 2020 relate primarily to $790,225 in proceeds from the issuance of common stock, $1,274,790 from warrant exercises, $2,630,000 in proceeds from the issuance of debt securities, and $282,835 in proceeds from non-controlling interests, offset by brokerage fees of $(188,593), debt issuance fees of $(175,000), and principal payments on debt and lease obligations of $(106,049). Cash flows from financing activities for the year ended March 31, 2020 consisted of $11,402,464 proceeds from issuance of common stock and $1,500,000 proceeds from convertible notes, offset by $(959,620) in brokerage fees, $(690,827) of principal payments on debt and lease obligations, and $(1,000,000) paid to settle the Pacific Leaf Royalty Agreement.

0% Note Payable dated December 20, 2018

On December 20, 2018, GB Sciences Louisiana, LLC (“GBSLA") entered into a $300,000 Loan Agreement with BCM MED, LLC (“BCM MED”). BCM MED is a related party to Wellcana Group, LLC, the minority member in GBSLA. The purpose of the financing is to fund operating expenses incurred by or on behalf of medical marijuana operations of GBSLA.

Pursuant to the Loan Agreement, GBSLA began making eight (8) monthly installment payments in the amount of $33,333 on or before the 10th business day of each month commencing in April 2019. The aggregate amount of the installment payments from GBSLA to BCM MED are equal to the loan amount. Through November 15, 2019, GBSLA made $266,667 in payments towards the loan and reduced the loan balance to $33,333. The remaining balance was deconsolidated upon close of the sale of the Company's controlling membership interest.

8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019, the Company entered into a promissory note and received a line of credit for up to $470,000 from the purchaser of the Company's membership interest in its Nevada facilities. The purpose of the line of credit is to supply working capital for the Nevada operations. The note matures upon the close of the sale of membership interests. During the year ended March 31, 2020, the Company received $480,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the Line of Credit limit by $10,000. The Company accrued interest of $10,444 on the line of credit for the year ended March 31, 2020 and the balance of the line of credit was $480,000 at March 31, 2020. Upon the close of the sale of the Teco Facility all principal and interest due under the line of credit will be considered satisfied in full.

March 2017 $2M Convertible Note Offering

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years.  The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

July 2017 $7.2M Convertible Note Offering

In July, 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years.The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and 3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

As of March 31, 2020, convertible notes having a carrying value of $1,101,660, net of unamortized discount of $(155,340) remained outstanding from the March 2017 and July 2017 note offerings, and accrued interest on the notes is $197,185. Discount amortization was $409,589 for the year ended March 31, 2020.

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, LP (together, “CSW Note”). The note matures on August 28, 2020 and is convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada.

The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was $176,471 on the date of issuance, and the Company recorded a discount on the CSW Note in that amount. During the nine months ended December 31, 2019, the Company recorded accrued interest on the CSW Note of $32,186 and recorded an additional $61,286 in interest expense as the result of amortization of the note discount.

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $ 17,225 in unamortized discount was recorded as interest expense and the Company reduced the carrying amount of convertible notes payable by $152,775. After conversion, the remaining balance outstanding was $1,330,000.

On July 12, 2019, the Company entered into the Amendment to Note Documents and the Amended and Restated 8% Senior Secured Promissory Note (together, “Amended CSW Note”). The Amended CSW Note increased the note balance by $100,000 to reflect an additional $100,000 advanced to the Company on July 12, 2019, by $41,863 to add accrued interest to date to the principal balance, and decreased the conversion price to $0.11 per share, with the remaining terms substantially unchanged from the original CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the CSW Note on the amendment date. The carrying value of the amended note on the date of extinguishment was $1,338,057, net of a beneficial conversion feature discount of $133,806, and we recorded a loss on extinguishment of $124,158.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $ 110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $ 1,361,863.

On October 23, 2019, the Company entered into the Amendment to Promissory Note. The October 23, 2019 amendment decreased the conversion price to $0.08 per share, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,269,067, net of a beneficial conversion feature discount of $92,796, and we recorded a loss on extinguishment of $92,796.

On November 27, 2019, the Company entered into the Second Amendment to Note Documents and the Second Amended and Restated 8% Senior Secured Promissory Note (together, “2nd Amended CSW Note”). The 2nd Amended CSW Note decreased the conversion price to $0.04 per share and increased the note balance by $30,000 to reflect an advance received on that date, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the 2nd Amended CSW Note represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note; however, no loss on extinguishment was recorded because the net consideration paid for the 2nd Amended CSW Note was equal to the extinguished carrying value of the Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

During the year ended March 31, 2020, we recorded interest expense of $398,591 related to the CSW Note and its amendments consisting of $109,161 in accrued interest and $289,430 related to amortization of the note discount. As of March 31, 2020, the carrying amount of the CSW Note was $862,382, net of unamortized discount of $409,481.

The Company is in default on the amended CSW Note due to non-payment of the quarterly interest payments due on October 1, 2019, January 1, 2020, and March 1, 2020, and nonpayment of an income tax liability related to the March 31, 2018 tax year. The terms of the note provide that the Company has 5 days to cure a default caused by nonpayment of interest and ten days to cure a default caused by noncompliance with affirmative or negative debt covenants. The lender has agreed to provide forbearance of the defaults in connection with the sale of the Teco facilities, and the Company anticipates that the CSW Note will be settled in full upon close of the sale of the Company's interests in its Nevada operations to an entity affiliated with CSW Ventures, LP.

8% Convertible Promissory Note dated April 23, 2019

On April 23, 2019, the Company entered into the Note Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad") and issued an 8% Convertible Promissory Note with a face value of $2,765,000. The Note was issued with original issue discount of $265,000 and is convertible into shares of the Company’s common stock at a price of $0.17 per share at the option of the note holder at any time until the Note is repaid. The Note matures on April 22, 2020.

A total discount of $440,000 was recorded on the note, which includes $265,000 of original issue discount and $175,000 in fees paid to brokers. During the year ended March 31, 2020, interest expense related to the note was $617,430, of which $410,169 was amortization of the note discount.

During the year ended March 31, 2020, the Company has honored the conversion of a total of a total of $125,000 of accrued interest on the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an induced conversion expense. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $62,353, and the Company recorded an expense in that amount. In total, the Company recorded $127,059 in noncash expense for the two conversions of the Iliad note at below contractual conversion rates for the year ended March 31, 2020, which is included in other expense on the Company's consolidated statement of operations.

On April 22, 2020, the Company failed to make payment of the principal and accrued interest due under the Iliad Note, resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company recorded an expense of $286,059 related to the default. As of June 30, 2020, the total balance due under the note was $3,234,149.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees amd costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC.

Variables and Trends

We have limited operating history with respect to the current business plan. In the event we are able to obtain the necessary financing to move forward with the business plan, we expect business expenses to increase significantly as we go operational. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of future performance and must be considered in light these circumstances.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation and other loss contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. Management has determined that the Company's controlling interest in GB Sciences Louisiana, LLC qualifies for presentation in discontinued operations as the result of the sale of the membership interest on November 15, 2019 (see Note 15 to the Consolidated Financial Statements).

The Company has also agreed to sell its 100% membership interests in GB Sciences Nevada, LLC and GB Sciences Las Vegas, LLC pursuant to the terms of the Membership Purchase Interest Agreement ("Teco MIPA") dated March 24, 2020. The Company also entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC ("Nopah"), with the transaction closing upon transfer of the Nopah License (see Note 16 to the Consolidated Financial Statements). The sales of the Teco Facility and Nopah are expected to close upon the successful transfer of the Nevada cultivation and production licenses held by each respective entity.

The transfer of cannabis licenses in the State of Nevada has been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information the timing of thhe license transfers continues to be subject to significant uncertainty. Because of these restrictions, which are not usual and customary, the Company is unable to estimate whether the sale will be completed within one year and management has determined that the Teco subsidiaries and Nopah do not meet the held for sale classification requirements and therefore do not meet the criteria for classification as discontinued operations. Accordingly, the Teco Facility and Nopah are classified in continuing operations for the years ended March 31, 2020 and 2019.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its net realizable value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. The estimate of inventory's net realizable value is based on data published by the State of Nevada semiannually which reports average selling prices by category of cultivation products, as well as past sales of the same products and sales of our products that occurred subsequent to the balance sheet date. If future selling prices decline significantly, it may result in a lower net realizable value than management estimates.

Indefinite-Lived Intangible Assets

Our indefinite-lived intangible assets primarily represent the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. We amortize our finite-lived intangible assets over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization.

Long-Lived Assets

Property and equipment comprise a significant portion of our total assets. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available.

During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility. As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company estimated future undiscounted cash flows related to the Teco Facility to be $8.0 million, which was less than the carrying amount of the Teco Facility asset group of  $11.9 million. Using a discounted cash flow approach, the Company estimated the fair value of the asset group to be approximately $7.3 million, resulting in a write-down of $4,645,054 related to the Teco Facility asset group. Fair value was based on expected future cash flows using level 3 inputs under ASC 820. The cash flows are the proceeds expected to be generated from the sale of the assets under the Teco MIPA, discounted to present value at a rate of 17%.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 505-50 (ASC 505-50). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Recent Accounting Pronouncements

Recently Adopted Standards

In February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-02, Leases (Topic 842), (the "New Lease Standard"). This standard requires leases, other than short-term, to be recognized on the balance sheet as a lease liability and a corresponding right-of-use asset.

Lease payments include fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and others as required by the standard. Lease payments do not include variable lease payments other than those that depend on an index or rate, any guarantee by the lessee of the lessor’s debt, or any amount allocated to non-lease components. This standard is effective for interim and annual reporting periods beginning after December 15, 2018 and the Company adopted the standard as of April 1, 2019. The Company also elected the package of practical expedients, which among other things, does not require reassessment of lease classification.

The Company adopted the New Lease Standard using the modified retrospective transition approach as of the effective date as permitted by the amendments in ASU 2018-11, "Targeted Improvements - Leases (Topic 842)." Under this method, the cumulative effect adjustment to the opening balance of retained earnings is recognized at the adoption date. As a result, the Company was not required to adjust its comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption on April 1, 2019.

The Company's consolidated balance sheet was affected by this standard, but the consolidated statement of operations and consolidated statement of cash flows were not significantly impacted. The most significant change to the consolidated balance sheet upon adoption on April 1, 2019 relates to the recognition of new right-of-use (ROU) assets of $182,624, net of accumulated amortizations, and operating liabilities of $190,173 at the date of adoption. The Company's accounting for finance leases remains substantially unchanged.

In June 2018, the FASB issued ASU 2018-07, “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). ASU No 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and is effective for the Company as of April 1, 2019. The Company determined that all share-based payments were settled as of the date of the adoption, so there was no impact on the Company's consolidated financial statements.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

ITEM 7A QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 8. FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee
of GB Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of GB Sciences, Inc. (the Company) as of March 31, 2020 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended March 31, 2020 and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020, and the results of its operations and its cash flows for the year ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses. For the year ended March 31, 2020 the Company had a net loss of $13,111,685 had net cash used in operating activities of $4,479,713, and had negative working capital of $3,884,877. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Assurance Dimensions

We have served as the Company’s auditor since 2019.

Margate, Florida

August 27, 2020

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate,  FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of GB Sciences, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of GB Sciences, Inc. (the Company) as of March 31, 2019, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended March 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019, and the results of its operations and its cash flows for the year ended March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financials have been prepared assuming the Company will continue as a going concern. As of March 31, 2019, the Company had accumulated losses of approximately $84.7 million, has generated limited revenue, and may experiences losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/Soles, Heyn & Company LLP

We have served as the Company’s auditor since 2014.

Soles, Heyn & Company, LLP
West Palm Beach, Florida
July 15, 2019

400 Executive Center Drive, Suite 203
West Palm Beach, FL 33401

561-429-6625

GB SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2020	2019
CURRENT ASSETS:
Cash and cash equivalents	$151,766	$182,055
Accounts receivable, net of allowance for doubtful accounts of $130,378 and $66,748 at March 31, 2020 and 2019, respectively	117,967	488,329
Inventory, net	1,445,839	1,533,792
Prepaid expenses and other current assets	60,885	262,208
Note receivable	5,224,423	-
Current assets from discontinued operations	-	1,000,387
TOTAL CURRENT ASSETS	7,000,880	3,466,771
Property and equipment, net	5,533,833	10,481,706
Intangible assets, net of accumulated amortization of $12,287 and $3,745 at March 31, 2020 and 2019, respectively	1,699,966	1,818,802
Deposits and other noncurrent assets	91,504	230,651
Operating lease right-of-use assets, net	26,685	-
Non-current assets from discontinued operations	-	14,025,372
TOTAL ASSETS	$14,352,868	$30,023,302
CURRENT LIABILITIES:
Accounts payable	$2,559,914	$1,374,771
Accrued interest	397,652	142,112
Accrued liabilities	888,012	244,931
Notes and convertible notes payable, net of unamortized discount of $608,580 and $799,410 at March 31, 2020 and 2019, respectively	5,534,728	2,229,812
Indebtedness to related parties	586,512	-
Note payable to related party	151,923	-
Income tax payable	592,982	506,145
Operating lease obligations, current	7,265	-
Finance lease obligations, current	166,769	80,132
Current liabilities from discontinued operations	-	2,134,277
TOTAL CURRENT LIABILITIES	10,885,757	6,712,180
Note payable, net of unamortized discount of $0 and $13,928 at March 31, 2020 and 2019, respectively	-	161,072
Operating lease obligations, long term	22,515	-
Finance lease obligations, long term	3,533,090	3,646,540
Long term liabilities from discontinued operations	-	2,347,511
TOTAL LIABILITIES	14,441,362	12,867,303
Commitments and contingencies (Note 12)
STOCKHOLDERS' EQUITY:
Common Stock, $0.0001 par value, 600,000,000 shares authorized, 275,541,602 and 240,627,102 at March 31, 2020 and 2019, respectively	27,554	24,063
Additional paid-in capital	97,271,157	93,020,015
Accumulated deficit	(97,387,205)	(84,743,836)
TOTAL GB SCIENCES, INC. STOCKHOLDERS' EQUITY/(DEFICIT)	(88,494)	8,300,242
Non-controlling interest in discontinued operations	-	8,855,757
TOTAL EQUITY/(DEFICIT)	(88,494)	17,155,999
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,352,868	$30,023,302

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2020	2019

Sales revenue	$3,120,620	$3,454,552
Cost of goods sold	(4,002,083)	(3,246,097)
Gross profit (loss)	(881,463)	208,455
General and administrative expenses	6,483,513	13,399,524
Loss on impairment of long-lived assets	4,645,054	-
LOSS FROM OPERATIONS	(12,010,030)	(13,191,069)
OTHER INCOME (EXPENSE)
Interest expense	(1,625,204)	(4,940,090)
Other expense	(194,248)	(3,368,556)
Loss on extinguishment	(216,954)	-
Loss on modification of note receivable	(1,895,434)	-
Gain on deconsolidation of subsidiary	4,393,242	-
Total other income/(expense)	461,402	(8,308,646)
LOSS BEFORE INCOME TAXES	(11,548,628)	(21,499,715)
Income tax expense	(86,837)	(526,145)
LOSS FROM CONTINUING OPERATIONS	(11,635,465)	(22,025,860)
Loss from discontinued operations	(1,476,220)	(2,654,427)
NET LOSS	(13,111,685)	(24,680,287)
Net loss attributable to non-controlling interest	(738,106)	(1,027,122)
NET LOSS ATTRIBUTABLE TO GB SCIENCES, INC.	$(12,373,579)	$(23,653,165)

Net loss attributable to common stockholders of GB Sciences, Inc.
Continuing operations	$(11,635,465)	$(22,025,860)
Discontinued operations	(738,114)	(1,627,305)
Net loss	$(12,373,579)	$(23,653,165)

Net loss per common share – basic and diluted
Continuing operations	$(0.05)	$(0.10)
Discontinued operations	-	(0.01)
Net loss	$(0.05)	$(0.11)

Weighted average common shares outstanding - basic and diluted	258,450,641	209,537,769

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

			Additional Paid-	Accumulated	Non-Controlling
	Shares	Amount	In Capital	Deficit	Interest	Total
Balance at March 31, 2018	168,616,855	$16,862	$70,961,104	$(58,229,235)	$2,882,990	$15,631,721

Issuance of stock for debt conversion	18,563,885	1,856	4,639,115	-	-	4,640,971
Exercise of warrants for stock	12,657,875	1,266	3,919,454	-	-	3,920,720
Issuance of stock for services	4,032,407	403	1,253,960	-	-	1,254,363
Share based compensation expense	-	-	1,966,388	-	-	1,966,388
Issuance of stock for cash, net of issuance costs	36,156,080	3,616	6,518,509	-	-	6,522,125
Beneficial conversion feature on notes payable	-	-	176,471	-	-	176,471
Contributions from non-controlling interest	-	-	-	-	6,999,889	6,999,889
Stock issued to settle Pacific Leaf royalty agreement	600,000	60	130,940	-	-	131,000
Compensation warrants	-	-	592,638	-	-	592,638
Inducement dividend from warrant exercises	-	-	2,861,436	(2,861,436)	-	-
Net loss	-	-	-	(23,653,165)	-	(23,653,165)
Loss attributable to non-controlling interest	-	-	-	-	(1,027,122)	(1,027,122)
Balance at March 31, 2019	240,627,102	24,063	93,020,015	(84,743,836)	8,855,757	17,155,999

Issuance of stock for debt conversion	7,583,333	758	524,242	-	-	525,000
Exercise of warrants for stock, net of issuance costs	17,563,000	1,756	1,155,971	-	-	1,157,727
Issuance of stock for services	2,100,000	210	213,790	-	-	214,000
Share based compensation expense	-	-	287,260	-	-	287,260
Issuance of stock for cash, net of issuance costs	7,668,167	767	717,929	-	-	718,696
Beneficial conversion feature on notes payable	-	-	829,737	-	-	829,737
Contributions from non-controlling interest	-	-	-	-	590,000	590,000
Compensation warrants	-	-	132,914	-	-	132,914
Inducement dividend from warrant exercises	-	-	262,240	(262,240)	-	-
Induced conversions of accrued interest on notes payable	-	-	127,059	-	-	127,059
Cumulative effect of the new lease standard	-	-	-	(7,550)	-	(7,550)
Deconsolidation of GB Sciences Louisiana, LLC	-	-	-	-	(8,707,651)	(8,707,651)
Net loss	-	-	-	(12,373,579)	-	(12,373,579)
Loss attributable to non-controlling interest	-	-	-	-	(738,106)	(738,106)
Balance at March 31, 2020	275,541,602	$27,554	$97,271,157	$(97,387,205)	$-	$(88,494)

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(13,111,685)	$(24,680,287)
Loss from discontinued operations	(1,476,220)	(2,654,427)
Net loss from continuing operations	(11,635,465)	(22,025,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	258,729	250,187
Stock-based compensation	287,260	1,966,388
Stock issued for services	214,000	1,254,363
Issuance of compensation warrants to brokers	132,914	592,638
Bad debt expense	108,001	5,849
Amortization of debt discount and beneficial conversion feature	1,150,995	793,820
Interest expense on conversion of notes payable	84,354	3,464,187
Noncash expense recorded for settlement of note payable and related royalty agreement (Note 6)	-	2,140,925
Loss on extinguishment of debt	216,954	-
Loss on disposal of assets and termination of operating lease	178,760	128,946
Loss on induced conversion of note payable	127,059	-
Loss on impairment of long-lived assets	4,645,054	-
Loss on modification of note receivable	1,895,434	-
Gain on deconsolidation of subsidiary	(4,393,242)	-
Interest income receivable and amortization of discount on note receivable	(509,265)	-
Changes in operating assets and liabilities:
Accounts receivable	412,498	172,895
Prepaid expenses and other current assets	51,186	869,210
Decrease in deposits and other noncurrent assets	139,147	120,089
Inventory	665,560	(16,971)
Accounts payable	781,589	1,002,846
Accrued expenses	707,158	38,780
Accrued interest	421,055	150,845
Income tax payable	86,837	506,145
Indebtedness to related parties	738,435	-
Net cash used in operating activities of continuing operations	(3,234,993)	(8,584,718)
Net cash used in operating activities of discontinued operations	(1,244,720)	(1,271,177)
Net cash used in operating activities	(4,479,713)	(9,855,895)
INVESTING ACTIVITIES:
Purchase of property and equipment	(202,297)	(1,512,094)
Proceeds from disposal of fixed assets	16,000	-
Acquisition of intangible assets	(91,862)	(414,041)
Net cash used in investing activities of continuing operations	(278,159)	(1,926,135)
Net cash used in investing activities of discontinued operations	(260,625)	(9,070,409)
Net cash used in investing activities	(538,784)	(10,996,544)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	790,225	11,402,464
Proceeds from warrant exercises	1,274,790	-
Proceeds from convertible notes payable	2,630,000	1,500,000
Proceeds from line of credit	480,000	-
Brokerage fees for issuance of common stock and warrants	(188,593)	(959,620)
Fees for issuance of convertible note	(175,000)	-
Principal payments on debt and lease obligations	(106,049)	(690,827)
Cash paid for global settlement of note payable and related royalty agreement	-	(1,000,000)
Net cash provided by financing activities of continuing operations	4,705,373	10,252,017
Net cash provided by financing activities of discontinued operations	282,835	7,248,480
Net cash provided by financing activities	4,988,208	17,500,497
Net change in cash and cash equivalents	(30,289)	(3,351,942)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	182,055	3,579,700
CASH AND CASH EQUIVALENTS AT END OF YEAR	151,766	227,758
Less: cash and cash equivalents classified as discontinued operations	-	(45,703)
CASH AND CASH EQUIVALENTS AT END OF YEAR FROM CONTINUING OPERATIONS	$151,766	$182,055

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended March 31,
	2020	2019
Cash paid for interest	$451,040	$539,242
Cash paid for income tax	$-	$20,000

Non-cash transactions:
Stock issued upon conversion of convertible notes payable	$525,000	$4,640,971
Stock issued to settle royalty agreement	$-	$131,000
Depreciation capitalized in inventory	$811,508	$584,017
Induced dividend from warrant exercises	$262,240	$2,861,436
Beneficial conversion feature on notes payable	$829,737	$176,471
Patent filing and drafting costs capitalized in intangible assets	$247,646	$-
Property capitalized under operating leases	$182,624	$-
Cumulative effect of the new lease standard	$7,550	$-

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

Note 1 - Background and Basis of Presentation

Background

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) seeks to be a biopharmaceutical research and cannabinoid-based drug development company whose goal is to create patented formulations for safe, standardized, cannabinoid therapies that target a variety of medical conditions in both the pharmaceutical and wellness markets. The Company is is engaged in the research and development of cannabinoid medicines and plans to produce cannabinoid therapies for the wellness markets based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of cannabinoid medicines with virtual operations in North America and Europe. GBSGB assets include cannabinoid medicine intellectual property, research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of conditions and several programs are in pre-clinical animal stage of development; including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses  through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes two issued USPTO Patents, five USPTO patent applications, four provisional USPTO patent applications, and one USPTO application that we anticipate filing by the end of calendar year 2020, as well as licenses for three additional patents covering novel cannabinoid delivery systems. In addition to the USPTO patents and patent applications, the company has filed 28 patent applications internationally.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On March 13, 2014, we entered into a definitive assets purchase agreement for the acquisition of assets, including the Growblox™ cultivation technology which resulted in a change in our corporate name on April 4, 2014, from Signature Exploration and Production Corporation to Growblox Sciences, Inc.

Effective December 12, 2016, the Company amended its Articles of Incorporation pursuant to shareholder approval as reported in the Form 8-K filed on October 14, 2016.  Pursuant to the amendment the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an additional increase in authorized capital shares from 400,000,000 to 600,000,000.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Recent Developments

On April 7th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Cannabinoid Containing Complex Mixtures ("CCCMs") for the Treatment of Parkinson’s disease (PD), which is owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. (GBS). The Notice of Allowance is a significant milestone in the process of patenting intellectual property in that it is the final step before the patent is issued. It signifies that the claims from the patent application have been reviewed successfully and that these claims are considered meritorious. On May 19, 2020, the patent was issued as United States Patent 10,653,640.

On May 12th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Myrcene Containing Complex Mixtures ("MCCMs") for the Treatment of Neuropathic Pain. Intellectual property rights to this application and the MCCM contained within it are owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. (GBS). The Company's MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. The patent was issued on July 14, 2020 as United States Patent 10,709,670.

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with the noncontrolling interest in GB Sciences Louisiana, LLC ("GBSLA"). In consideration for the sale of its 50.01% membership interest in GBSLA, the Company received the $8,000,000 Promissory Note  ("Wellcana Note") and may receive up to an additional $8,000,000 in earn-out payments. On August 24, 2020, the Company entered into a letter of intent with the purchaser to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company will receive payments totaling $5,224,423, including the forgiveness by purchaser of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by the purchaser up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by the purchaser, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full.

On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell 75% of the Company's membership interest interests in GBSN and GBLV (together, the "Teco Subsidiaries") for $3.0 million cash upon close and up to an additional $3.0 million in earn-out payments after close. In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4.0 million cash upon close and will receive a $4.0 million 8% promissory note to be paid in monthly installments over 36 months (see Note 16).

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC (the “Nopah LOI”), with the transaction closing upon transfer of the Nopah License. As consideration for the transfer of the license, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenence of the Nopah License. The transfer of the Nopah License is subject to the same restrictions on license transfers currently in effect in the State of Nevada (see Note 16).

The sales are expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada has been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Intellectual Property

Our intellectual property portfolio includes:

Two USPTO Patents Issued/Allowed for Cannabinoid- and Myrcene-Containing Complex Mixtures

  Title:       CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Number 10,653,640;                       Inventors:              Andrea Small-Howard et al.

Issued:                   May 19, 2020;                      Expiration:            October 23, 2038

Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Title:      MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Number 10,709,670;                     Inventors:              Andrea Small-Howard, et al.

Issued:                   July 14, 2020;                    Expiration:             May 22, 2038

Five USPTO & Twenty-Three International Patent Applications Pending

Title:       CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Application No. 15/729,565;                       WIPO Application number: PCT/US2017/055989

Filed:                     October 10, 2017;                                Inventors:              Andrea Small-Howard et al.

National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on October 10, 2017.

On April 3, 2020, GBSGB Received a Notice of Allowance on our Cannabinoid-Containing Complex Mixtures for Parkinson’s Disease. On the same day as we paid the fee for the allowed patent claims, we filed a Continuation for Review of the non-Parkinson’s formulas within this application, which includes Alzheimer’s disease, Huntington’s disease, Lewy body dementia, and dementia. U.S. Continuation Application No. 16/844,713, filed on Apr 9, 2020, is pending. This application claims benefit of U.S. Patent Application No. 62/406,764 filed October 11, 2016.

Title:      CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS

U.S. Patent Application No.15/885,620;        WIPO Application number: PCT/US2018/016296

Filed:     January 31, 2018;                                                Inventors:              Andrea Small-Howard, et al.

National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on January 31, 2018.

Claims benefit of U.S. Patent Application No. 62/453,161 filed February 1, 2017.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Title:      MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Application No. 15/986,316;       WIPO Patent Application No. PCT/US2018/033956

Filed:                     May 22, 2018;                      Inventors:              Andrea Small-Howard, et al.

National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on May 22, 2018.

On May 12, 2020, GBSGB received a Notice of Allowance for its Myrcene-Containing Complex Mixtures. On the same day as we paid the fee for the allowed claims, we filed a Continuation for the review of the other formulations including those for heart disease and other TRPV1-related pathologies. U.S. Continuation Application No. 16/878,295, filed on May 19, 2020, is pending. Claims benefit of U.S. Patent Application No. 62/509,546 filed May 22, 2017.

Title:      TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES

U.S. Patent Application No.: 16/420,004;      WIPO Patent Application No.: PCT/US2019/033618

Filed:                     May 22, 2019;                      Inventors:              Andrea Small-Howard, et al.

Claims benefit of U.S. Patent Application Nos. 62/674,843 filed May 22, 2018; 62/769,743 filed November 20, 2018; and 62/849,719 filed May 17, 2019.

Title:      THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS

U.S. Patent Application No.:16/686,069        WIPO Patent Application No.: PCT/ES2019/070765

Filed:                     November 8, 2019;             Inventors:              Andrea Small-Howard, et al.

Claims benefit of U.S. Patent Application Nos. 62/757,660 filed November 8, 2018

Two Provisional USPTO Patent Applications Pending

Title:      TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1

U.S. Patent Application No.: 62/868,794;       Inventors:            Andrea Small-Howard, et al.

Filed:                     June 28, 2019

Title:      THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS

U.S. Patent Application No.: 62/897,235       Inventors: Andrea Small-Howard, et al.

Filed: September 6, 2019

Two Additional Provisional Patent Applications Filed on August 18, 2020

GBSGB has data sets for two new provisional patent applications filed on August 18, 2020, as follows:

Title:      CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CHRONIC INFLAMMATORY DISORDERS

Filing Date:         August 18, 2020;                 Inventor:               Andrea Small-Howard

Title:      CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS

Filing Date:       August 18, 2020;                    Inventor:               Andrea Small-Howard

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Multiple Licensed Patents for GBSGB’s Intellectual Property Portfolio

Title:      METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY.

Inventor:               Alexander Stokes;               Assignee:              University of Hawai’i

Commercialization rights licensed to Makai Biotech, LLC

Sublicensed by Makai Biotech, LLC to GBS Global Biopharma, Inc.

Status: Granted in the following territories on the corresponding dates

U.S. Patent Number: 9,084,786;                      Issued: July 21, 2015

U.S. Patent Number: 10,137,123;                    Issued: November 27, 2018

U.S. Continuation Application:  16/181,204

European Union Patent Number: 2,635,281; Granted: March 14, 2018

Europe Patent Application: 3,348,267

Hong Kong Patent Number: 14102182.8; Granted: March 14, 2018

India Patent Application: 1404/KOLNP/2013

China Patent Application: 201180063998.4

Title:       METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION

Inventors:              Martin Banderas, Lucia; Fernandez Arevala, Mercedes; Berrocoso, Dominguez, Esther; and Mico Segura, Juan Antonio

Assignees:             Universidad de Sevilla, Universidad de Cadiz, and Centro de Investigacion Biomedica En Red (CIBER)

Exclusive worldwide license held by GBS Global Biopharma, Inc.

WIPO/PCT Application: PCT/ES2016/000016 (Pub. No. WO 2016/128591)

Filed: August 18, 2016

Claims benefit of Spanish Patent Application no. P201500129 (Pub. No. ES 2582287)

Filed:  February 9, 2015

U.S. Patent Application: 15/549,653

Spain Patent ES2582287; Granted: September 29, 2017

Europe Patent Application: EP3257503

Canada Patent Application CA2976040

Note 2 - Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $(97,387,205) at March 31, 2020. The Company had a working capital deficit of $(3,884,877) at March 31, 2020, compared to $(3,245,409) including $(1,133,890) from discontinued operations at March 31, 2019. In addition, the Company has consumed cash in its operating activities of $(4,479,713) including $(1,244,720) from discontinued operations for the year ended March 31, 2020, compared to $(9,855,895) including $(1,271,177) from discontinued operations for the year ended March 31, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 3 - Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP) for the United States of America. Our consolidated financial statements include all operating divisions and majority-owned subsidiaries, reported as a single operating segment, for which we maintain controlling interests.

The subsidiaries of the Company are:

GB Sciences Nevada, LLC

GB Sciences Las Vegas, LLC

ECRX, Inc.

GB Sciences Texas, LLC

GB Sciences Nopah, LLC

GBS Global Biopharma, Inc.

Intercompany accounts and transactions have been eliminated in consolidation. The ownership interest of non-controlling participants in subsidiaries that are not wholly owned is included as a separate component of equity. The non-controlling participants’ share of the net loss is included as “Net loss attributable to non-controlling interest” on the consolidated statements of operations.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation, other loss contingencies, and impairment of long lived assets.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Reclassifications

Certain reclassifications have been made to the comparative period amounts in order to conform to the current period presentation. The current and long-term capital lease obligations recorded in the consolidated balance sheet as of March 31, 2019 have been reclassified to conform to the current period presentation as finance lease obligations, current, and finance lease obligations, long term. Certain items on the statements of cash flows have been reclassified to confirm with current period presentation. In addition, the assets, liabilities, income, and cash flows of GB Sciences Louisiana, LLC have been separated from the comparative period amounts to confirm to the current period presentation as discontinued operations as the result of the sale of the Company’s interest in GB Sciences Louisiana, LLC (Note 15). The reclassifications had no effect on the reported financial position, results of operations or cash flows of the Company.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes.

The assets and liabilities associated with discontinued operations included in our consolidated balance sheets are as follows:

Discontinued Operations – (continued)	March 31, 2020			March 31, 2019
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
ASSETS
CURRENT ASSETS
Cash	$151,766	$-	$151,766	$182,055	$45,703	$227,758
Accounts receivable, net	117,967	-	117,967	488,329	-	488,329
Inventory, net	1,445,839	-	1,445,839	1,533,792	602,714	2,136,506
Prepaid and other current assets	60,885	-	60,885	262,208	351,970	614,178
Note receivable	5,224,423	-	5,224,423	-	-	-
TOTAL CURRENT ASSETS	7,000,880	-	7,000,880	2,466,384	1,000,387	3,466,771

Property and equipment, net	5,533,833	-	5,533,833	10,481,706	13,022,996	23,504,702
Intangible assets, net	1,699,966	-	1,699,966	1,818,802	-	1,818,802
Deposits and other noncurrent assets	91,504	-	91,504	230,651	1,002,376	1,233,027
Operating lease right-of-use assets, net	26,685	-	26,685	-	-	-

TOTAL ASSETS	$14,352,868	$-	$14,352,868	$14,997,543	$15,025,759	$30,023,302

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,559,914	$-	$2,559,914	$1,374,771	$1,695,985	$3,070,756
Accrued interest	397,652	-	397,652	142,112	-	142,112
Accrued expenses	888,012	-	888,012	244,931	76,415	321,346
Notes payable, net	5,534,728	-	5,534,728	2,229,812	300,000	2,529,812
Indebtedness to related parties	586,512	-	586,512	-	-	-
Note payable to related party	151,923	-	151,923	-	-	-
Income tax payable	592,982	-	592,982	506,145	-	506,145
Operating lease obligations, current	7,265	-	7,265	-	-	-
Finance lease obligations, current	166,769	-	166,769	80,132	61,877	142,009
TOTAL CURRENT LIABILITIES	10,885,757	-	10,885,757	4,577,903	2,134,277	6,712,180

Note payable, net	-	-	-	161,072	-	161,072
Operating lease obligations, long term	22,515	-	22,515	-	-	-
Finance lease obligations, long term	3,533,090	-	3,533,090	3,646,540	2,347,511	5,994,051

TOTAL LIABILITIES	$14,441,362	$-	$14,441,362	$8,385,515	$4,481,788	$12,867,303

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Discontinued Operations - (continued)

The revenues and expenses associated with discontinued operations included in our consolidated statements of operations were as follows:

	For the Year Ended March 31,			For the Year Ended March 31,
	2020			2019
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Sales revenue	$3,120,620	$569,077	$3,689,697	$3,454,552	$-	$3,454,552
Cost of goods sold	(4,002,083)	(574,544)	(4,576,627)	(3,246,097)	-	(3,246,097)
Gross profit (loss)	(881,463)	(5,467)	(886,930)	208,455	-	208,455
General and administrative expenses	6,483,513	1,292,613	7,776,126	13,399,524	2,403,259	15,802,783
Loss on impairment of long-lived assets	4,645,054	-	4,645,054	-	-	-
LOSS FROM OPERATIONS	(12,010,030)	(1,298,080)	(13,308,110)	(13,191,069)	(2,403,259)	(15,594,328)
OTHER INCOME/(EXPENSE)
Interest expense, net	(1,625,204)	(178,140)	(1,803,344)	(4,940,090)	(251,168)	(5,191,258)
Other expense	(194,248)	-	(194,248)	(3,368,556)	-	(3,368,556)
Loss on extinguishment	(216,954)	-	(216,954)	-	-	-
Loss on modification of note receivable	(1,895,434)	-	(1,895,434)	-	-	-
Gain on deconsolidation of subsidiary	4,393,242	-	4,393,242	-	-	-
TOTAL OTHER INCOME/(EXPENSE)	461,402	(178,140)	283,262	(8,308,646)	(251,168)	(8,559,814)
NET LOSS BEFORE INCOME TAXES	(11,548,628)	(1,476,220)	(13,024,848)	(21,499,715)	(2,654,427)	(24,154,142)
Income tax expense	(86,837)	-	(86,837)	(526,145)	-	(526,145)
NET LOSS	$(11,635,465)	$(1,476,220)	$(13,111,685)	$(22,025,860)	$(2,654,427)	$(24,680,287)

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payable and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no short-term investments classified as cash equivalents at March 31, 2020.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on aging and subsequent collections. During the year ended March 31, 2020, the Company recorded $108,001 in bad debt expense as the result of a $63,630 increase in the allowance for doubtful accounts and $44,371 in direct write-off of uncollectible accounts.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily relate to the lease and operation costs of the Teco Facility, are allocated based on square footage of the facility used in the production of inventory.

Indefinite-Lived Intangible Assets

Our indefinite-lived intangible assets primarily represent the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. Intangible assets also include the acquisition cost of a cannabis production license with an indefinite life. We amortize our finite-lived intangible assets over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization. During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility (Note 16). As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility including a production license acquired through purchase might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company allocated an impairment loss of $449,801 to the license and reduced its carrying value from $1,021,067 to $571,266.

Operating Lease Right-of-Use Asset and Liability

The Company determines if an arrangement is a lease at inception and has lease agreements for office facilities, equipment, and other space and assets with non-cancelable lease terms. Certain real estate and property leases, and various other operating leases are measured on the balance sheet with a lease liability and right-of-use asset ("ROU").

ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. ROU assets and liabilities are recognized on the lease commencement date based on the present value of lease payments over the lease term. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available.

Lease payments include fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and others as required by the New Lease Standard. Lease payments do not include variable lease payments other than those that depend on an index or rate, any guarantee by the lessee of the lessor’s debt, or any amount allocated to non-lease components.

Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of twelve months or less are not recorded on the balance sheet. Additionally, lease and non-lease components are accounted for as a single lease component for real estate agreements.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, and leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term. Property under finance leases and related obligations are initially recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company’s incremental borrowing rate, and depreciation is recorded on a straight-line basis and is included within depreciation and amortization expense. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

Long-Lived Assets

Property and equipment comprise a significant portion of our total assets. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available.

During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility (Note 16). As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company estimated future undiscounted cash flows related to the Teco Facility to be $8.0 million, which was less than the carrying amount of the Teco Facility asset group of  $11.9 million. Using a discounted cash flow approach, the Company estimated the fair value of the asset group to be approximately $7.3 million, resulting in a write-down of $4,645,054 related to the Teco Facility asset group. Fair value was based on expected future cash flows using level 3 inputs under ASC 820. The cash flows are the proceeds expected to be generated from the sale of the assets under the Teco MIPA, discounted to present value at a rate of 17%. The cash flow projection includes the $4.0 million in cash flows that the Company anticipates receiving from the Note Receivable that it will receive from the sale of the Teco facility and the $4.0M payment that will be received at the close of the sale.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Revenue Recognition

The FASB issued Accounting Standards Codification (“ASC”) 606 as guidance on the recognition of revenue from contracts with customers. Revenue recognition depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company adopted the guidance on April 1, 2018 and applied the cumulative catch-up transition method.

The Company’s only current revenue source is from sales of cannabis, a distinct physical good. Under ASC 606, the Company is required to separately identify each performance obligation resulting from its contracts from customers, which may be a good or a service. A contract may contain one or more performance obligations. All of the Company’s contracts with customers, past and present, contain only a single performance obligation, the delivery of distinct physical goods. Because fulfillment of the company’s performance obligation to the customer under ASC 606 results in the same timing of revenue recognition as under the previous guidance (i.e. revenue is recognized upon delivery of physical goods), the Company did not record any material adjustment to report the cumulative effect of initial application of the guidance.

Research and Development Costs

Research and development costs are expensed as incurred. During the years ended March 31, 2020 and 2019, the Company recorded $1,543,397 and $458,790, respectively, in research and development expense.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Loss per Share

The Company’s basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The Company had 158,404,020 and 128,608,852 potentially dilutive common shares at March 31, 2020 and 2019, respectively. However, such common stock equivalents were not included in the computation of diluted net loss per share as their inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Recently Adopted Standards

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13").  Financial Instruments—Credit Losses (Topic 326) amends guideline on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities.  For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses.  The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected.  For available-for-sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down.  ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income.  The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.  The amendments in this ASU will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years.  The Company adopted the standard on April 1, 2019. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of its disclosure framework project. The standard is effective for all entities for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted the standard on April 1, 2019. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 4 - Inventory

Raw materials consist of supplies, materials, and consumables used in the cultivation and extraction processes. Work-in-progress includes live plants and cannabis in the drying, curing, and trimming processes and extracts in process. Finished goods includes completed cannabis flower, trim, and extracts that are ready to be sold in bulk and packaged forms.

	March 31, 2020	March 31, 2019

Raw materials	$91,465	$440,414
Work in progress	1,166,511	676,341
Finished goods	466,319	579,604
Subtotal	1,724,295	1,696,359
Allowance to reduce inventory to NRV	(278,456)	(162,567)
Total inventory, net	$1,445,839	$1,533,792

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 5 – Leases

In February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-02, Leases (Topic 842), (the "New Lease Standard"). This standard requires leases, other than short-term, to be recognized on the balance sheet as a lease liability and a corresponding right-of-use asset.

Lease payments include fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and others as required by the standard. Lease payments do not include variable lease payments other than those that depend on an index or rate, any guarantee by the lessee of the lessor’s debt, or any amount allocated to non-lease components. This standard is effective for interim and annual reporting periods beginning after December 15, 2018 and the Company adopted the standard as of April 1, 2019. The Company also elected the package of practical expedients, which among other things, does not require reassessment of lease classification.

The Company adopted the New Lease Standard using the modified retrospective transition approach as of the effective date as permitted by the amendments in ASU 2018-11, "Targeted Improvements - Leases (Topic 842)." Under this method, the cumulative effect adjustment to the opening balance of retained earnings is recognized at the adoption date. As a result, the Company was not required to adjust its comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption on April 1, 2019.

The Company determines if an arrangement is a lease at inception and has lease agreements for warehouses and equipment. These commitments have remaining non-cancelable lease terms, with lease expirations which range from 2024 to 2025 with an optional extension of 5 years.

As a result of the adoption of ASC 842, certain real estate and equipment operating leases have been recorded on the balance sheet with a lease liability and right-of-use asset ("ROU"). Application of this standard resulted in the recognition of ROU assets of $182,624, net of accumulated amortization, and a corresponding lease liability of $190,173 at the April 1, 2019, date of adoption. Accounting for finance leases is substantially unchanged.

Operating leases are presented in operating lease right-of-use assets, operating lease obligations, current, and operating lease obligations, long term on the consolidated balance sheets. Finance leases are included in property and equipment, finance lease obligations, current, and finance lease obligations, long term. ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. ROU assets and liabilities are recognized on the lease commencement date based on the present value of lease payments over the lease term. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available. The rates used to discount finance leases previously recorded as capital leases range from 10.2% to 11.5%. Operating leases were discounted at a rate of 17.0%.

Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheets.

During the year ended March 31, 2020, finance lease costs recorded in the consolidated financial statements were $679,347, of which $426,374 represents interest expense and $252,973 represents amortization of the right-of-use assets. Operating lease costs were $75,306, of which $27,611 represents interest expense and $47,695 represents amortization of the right-of-use assets.

Discontinued operations includes $280,227 in finance lease costs, of which $153,977 represents interest expense and $126,250 represents amortization of right-of-use assets.

Amortization of lease assets is included in general and administrative expenses. The future minimum lease payments of lease liabilities as of March 31, 2020, from continuing operations are as follows:

Year Ending		Operating
March 31,	Finance Leases	Leases

2021	$581,763	$11,779
2022	544,296	11,779
2023	560,625	11,779
2024	577,444	3,927
2025	594,767	-
Thereafter	3,781,101	-
Total minimum lease payments	6,639,996	39,264
Less: Amount representing interest	(2,940,137)	(9,484)
Present value of minimum lease payments	3,699,859	29,780
Less: Current maturities of capital lease obligations	(166,769)	(7,265)
Long-term capital lease obligations	$3,533,090	$22,515

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 6 – Notes Payable and Line of Credit

6% Note Payable due November 30, 2018

On July 28, 2018, the Company entered into the Amendment and Termination Agreement (“Amendment and Termination Agreement”) with Pacific Leaf. Pursuant to that agreement, the Pacific Leaf Royalty Agreement and all other agreements with Pacific Leaf were terminated in their entirety, and the Company would make payments totaling $1 million of the $1.5 million balance due to Pacific Leaf by August 31, 2018.

Because the Amendment and Termination Agreement irrevocably terminated the Pacific Leaf Royalty Agreement, the Company recorded an expense of $1,530,000 in the quarter ended September 30, 2018 related to the prepaid royalties previously recorded on the December 31, 2018 consolidated balance sheet in connection with the February 2018 Agreement. The expense is included in the Other Expense caption of the Company’s Consolidated Statement of Operations for the year ended March 31, 2019.

Contemporaneously with the Amendment and Termination Agreement, the Company issued a Promissory Note (“Promissory Note”) for the remaining $0.5 million due to Pacific Leaf. The Promissory Note accrued interest at a rate of 6% per annum and matured on November 30, 2018.

In consideration for deferring the payment of the amounts due to Pacific Leaf, the Company issued 100,000 shares of its common stock to Pacific Leaf on July 31, 2018 having a fair market value of $36,000. The Company made cash payments totaling $1.0 million to Pacific Leaf in August 2018 related to the Amendment and Termination Agreement. Both the $36,000 fair value of shares issued to Pacific Leaf and the $1,000,000 in cash payments made to Pacific Leaf in August 2018 are recorded in the Company’s Consolidated Statement of Operations for the year March 31, 2019, under the other expense caption.

On December 21, 2018, the company made a $100,000 payment on the promissory note. The payment was applied to interest accrued to date of $12,164 and the remaining $87,836 was applied to the principal balance of the Note.

On December 21, 2018, the Company also issued 500,000 shares of its common stock to Pacific Leaf in consideration for further deferral of repayment of the Note. The Company recorded $95,000 in expense related to the shares issued, which is included in the Company’s consolidated statement of operations for the year ended March 31, 2019, under the other expense caption.

In total, the Company recorded $3.1 million related to the Amendment and Termination Agreement in Other Expense in its consolidated statement of operations for the year ended March 31, 2019, as summarized in the table below:

Amounts Recorded in Other Expense	Year Ended
Related to the Amendment and Termination Agreement	March 31, 2019
Prepaid royalties recorded in February 2018	$1,530,000
Cash payments made in August 2018	1,000,000
Promissory note issued to Pacific Leaf, due on or before November 30, 2018	500,000
100,000 shares common stock issued to Pacific Leaf	36,000
Settlement of convertible note payable and related accrued interest	(20,075)
500,000 shares common stock issued to Pacific Leaf on December 21, 2018	95,000
Total	$3,140,925

The Company made additional payments on the promissory note of $100,000 on January 16, 2019, $100,000 on February 6, 2019, and a final payment of $210,000 on March 4, 2019. The company recorded and paid a total of $15,929 in interest expense related to the promissory note during the year ended March 31, 2019.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018.

The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933. During the year ended March 31, 2020, the Company recorded $53,122 in interest expense related to amortization of the note discount.

The Company has been in default on this note since June of 2019, and as of the date of this report, fifteen monthly payments on the note totaling $291,660 are unpaid. As the result of the default, the Company has accrued penalty interest at the rate of 10% according to the terms of the Promissory Note. Total penalty interest accrued was $30,787 as of and for the year ended March 31, 2020. If the Company is unable to cure the default within ten days of receiving a written notice, the lender will have the option to accelerate the remaining balance owed of $369,444, but must notify the Company in writing should it choose to do so. The Company is currently in the process of negotiating a settlement and/or forbearance agreement with the lender and anticipates curing its default upon receiving proceeds from the sale of the Company's Teco facility (Note 16).

0% Note Payable dated December 20, 2018

On December 20, 2018, GB Sciences Louisiana, LLC (“GBSLA") entered into a $300,000 Loan Agreement with BCM MED, LLC (“BCM MED”). BCM MED is a related party to Wellcana Group, LLC, the minority member in GBSLA. The purpose of the financing is to fund operating expenses incurred by or on behalf of medical marijuana operations of GBSLA.

Pursuant to the Loan Agreement, GBSLA began making eight (8) monthly installment payments in the amount of $33,333 on or before the 10th business day of each month commencing in April 2019. The aggregate amount of the installment payments from GBSLA to BCM MED are equal to the loan amount. Through November 15, 2019, GBSLA made $266,667 in payments towards the loan and reduced the loan balance to $33,333. The remaining balance was assumed by the purchaser and deconsolidated upon close of the sale of the Company's controlling membership interest (Note 15).

8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019 (Note 16), the Company entered into a promissory note and received a line of credit for up to $470,000 from the purchaser of the Company's membership interest in its Nevada facilities. The purpose of the line of credit is to supply working capital for the Nevada operations. The note matures upon the close of the sale of membership interests. During the year ended March 31, 2020, the Company received $480,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the Line of Credit limit by $10,000. The Company accrued interest of $10,444 on the line of credit for the year ended March 31, 2020 and the balance of the line of credit was $480,000 at March 31, 2020. Upon the close of the sale of the Teco Facility all principal and interest due under the line of credit will be considered satisfied in full.

Summary of Notes Payable

As of March 31, 2020, the following notes payable were recorded in the Company’s consolidated balance sheet:

	As of March 31, 2020
Short-Term Notes Payable	Face Value	Discount	Carrying Value
6% Convertible promissory notes payable (Note 7)	$1,257,000	$(155,340)	$1,101,660
8% Convertible Secured Promissory Note dated February 28, 2019, as amended (Note 7)	1,271,863	(409,481)	862,382
8% Convertible Promissory Note dated April 23, 2019 (Note 7)	2,765,000	(29,830)	2,735,170
0% Note Payable dated October 23, 2017 (Note 6)	369,445	(13,929)	355,516
8% Line of Credit dated November 27, 2019 (Note 6)	480,000	-	480,000
Total Short-Term Notes Payable	$6,143,308	$(608,580)	$5,534,728

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

As of March 31, 2019, the following notes payable were recorded in the Company’s consolidated balance sheet:

	As of March 31, 2019
Short-Term Notes Payable	Face Value	Discount	Carrying Value
6% Convertible promissory notes payable (Note 7)	$1,257,000	$(564,929)	$692,071
8% Convertible Secured Promissory Note dated February 28, 2019, as amended (Note 7)	1,500,000	(169,134)	1,330,866
0% Note Payable dated October 23, 2017 (Note 6)	272,222	(65,347)	206,875
Total Short-Term Notes Payable	$3,029,222	$(799,410)	$2,229,812

0% Note Payable dated December 20, 2018 (discontinued operations)	$300,000	$-	$300,000

Long-Term Notes Payable
0% Note Payable dated October 23, 2017 (Note 6)	$175,000	$(13,928)	$161,072
Total Long-Term Notes Payable	$175,000	$(13,928)	$161,072

Note 7 – Convertible Notes

March 2017 $2M Convertible Note Offering

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years.  The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

July 2017 $7.2M Convertible Note Offering

In July, 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years.The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and 3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

As of March 31, 2020, convertible notes having a carrying value of $1,101,660, net of unamortized discount of $155,340 remained outstanding from the March 2017 and July 2017 note offerings, and accrued interest on the notes is $197,185. Discount amortization was $409,589 for the year ended March 31, 2020.

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, LP (together, “CSW Note”). The note matures on August 28, 2020 and is convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada.

The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was $176,471 on the date of issuance, and the Company recorded a discount on the CSW Note in that amount.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $ 17,225 in unamortized discount was recorded as interest expense and the Company reduced the carrying amount of convertible notes payable by $152,775. After conversion, the remaining balance outstanding was $1,330,000.

On July 12, 2019, the Company entered into the Amendment to Note Documents and the Amended and Restated 8% Senior Secured Promissory Note (together, “Amended CSW Note”). The Amended CSW Note increased the note balance by $100,000 to reflect an additional $100,000 advanced to the Company on July 12, 2019, by $41,863 to add accrued interest to date to the principal balance, and decreased the conversion price to $0.11 per share, with the remaining terms substantially unchanged from the original CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the CSW Note on the amendment date. The carrying value of the amended note on the date of extinguishment was $1,338,057, net of a beneficial conversion feature discount of $133,806, and we recorded a loss on extinguishment of $124,158.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $ 110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $ 1,361,863.

On October 23, 2019, the Company entered into the Amendment to Promissory Note. The October 23, 2019 amendment decreased the conversion price to $0.08 per share, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,269,067, net of a beneficial conversion feature discount of $92,796, and we recorded a loss on extinguishment of $92,796.

On November 27, 2019, the Company entered into the Second Amendment to Note Documents and the Second Amended and Restated 8% Senior Secured Promissory Note (together, “2nd Amended CSW Note”). The 2nd Amended CSW Note decreased the conversion price to $0.04 per share and increased the note balance by $30,000 to reflect an advance received on that date, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the 2nd Amended CSW Note represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note; however, no loss on extinguishment was recorded because the net consideration paid for the 2nd Amended CSW Note was equal to the extinguished carrying value of the Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

During the year ended March 31, 2020, we recorded interest expense of $398,591 related to the CSW Note and its amendments consisting of $109,161 in accrued interest and $289,430 related to amortization of the note discount. As of March 31, 2020, the carrying amount of the CSW Note was $862,382, net of unamortized discount of $409,481.

The Company is in default on the amended CSW Note due to non-payment of the quarterly interest payments due on October 1, 2019, January 1, 2020, and March 1, 2020, and nonpayment of an income tax liability related to the March 31, 2018 tax year. The terms of the note provide that the Company has 5 days to cure a default caused by nonpayment of interest and ten days to cure a default caused by noncompliance with affirmative or negative debt covenants. The lender has agreed to provide forbearance of the defaults in connection with the sale of the Teco facilities, and the Company anticipates that the CSW Note will be settled in full upon close of the sale of the Company's interests in its Nevada operations to an entity affiliated with CSW Ventures, LP (Note 16).

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

8% Convertible Promissory Note dated April 23, 2019

On April 23, 2019, the Company entered into the Note Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad") and issued an 8% Convertible Promissory Note with a face value of $2,765,000. The Note was issued with original issue discount of $265,000 and is convertible into shares of the Company’s common stock at a price of $0.17 per share at the option of the note holder at any time until the Note is repaid. The Note matures on April 22, 2020.

A total discount of $440,000 was recorded on the note, which includes $265,000 of original issue discount and $175,000 in fees paid to brokers. During the year ended March 31, 2020, interest expense related to the note was $617,430, of which $410,169 was amortization of the note discount.

During the year ended March 31, 2020, the Company honored the conversion of a total of a total of $125,000 of accrued interest on the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an induced conversion expense. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $62,353, and the Company recorded an expense in that amount. In total, the Company recorded $127,059 in non-cash expense for the two conversions of the Iliad note at below contractual conversion rates for the year ended March 31, 2020, which is included in other expense on the Company's consolidated statement of operations.

On April 22, 2020, the Company failed to make payment of the principal and accrued interest due under the Iliad Note, resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company recorded an expense of $286,059 related to the default. As of June 30, 2020, the total balance due under the note was $3,234,149.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees amd costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 8 - Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset or, in the case of leasehold improvements amortized over the lesser of the useful life of the asset or the underlying lease term. We recorded depreciation expense of $541,462 and $338,190 for the year ended March 31, 2020 and 2019, respectively, net of depreciation capitalized in inventory of $811,508 and $584,017. Discontinued operations included $291,274 and $126,447 for the year ended March 31, 2020 and 2019, respectively. Property and equipment is comprised of the following:

	March 31,
	2020	2019
Furniture and fixtures	$-	$20,883
Computer and software	151,748	151,748
Machinery and equipment	911,343	1,415,494
Leaseholds	3,367,591	5,120,758
Construction in progress	173,695	1,852,838
Capital lease - building	1,663,013	3,900,000
	6,267,390	12,461,721
Less accumulated depreciation and amortization	(733,557)	(1,980,015)
Property and Equipment, Net	$5,533,833	$10,481,706

During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility (Note 16). As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company estimated future undiscounted cash flows related to the Teco Facility to be $8.0 million, which was less than the carrying amount of the Teco Facility asset group of  $11.9 million. Using a discounted cash flow approach, the Company estimated the fair value of the asset group to be approximately $7.3 million, resulting in a write-down of $4,645,054 related to the Teco Facility asset group. Fair value was based on expected future cash flows using level 3 inputs under ASC 820. The cash flows are the proceeds expected to be generated from the sale of the assets under the Teco MIPA, discounted to present value at a rate of 17%.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 9 – Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction. The Company operates in the state of Nevada which does not levy an income tax. The Company has analyzed filing positions for all open tax years in the federal jurisdiction where it is required to file income tax returns. The Company identified its federal tax return as its “major” tax jurisdiction, as defined under generally accepted accounting principles.

The Company’s effective tax rate was 0.0% and -2.4% for the years ended March 31, 2020 and 2019, respectively.

Income tax expense was $86,837 for the year ended March 31, 2020, which includes $38,913 in penalties and $47,924 in accrued interest related to a $506,145 tax liability from the March 31, 2018 tax year. Income tax payable at March 31, 2020 was $592,982 including a $506,145 income tax liability related to the March 31, 2018 tax year, net of a $20,000 tax payment made during the year ended March 31, 2019, and $86,837 in accrued penalties and interest. Income tax expense was $526,145 for the year ended March 31, 2019. This amount includes a $510,647 tax liability and tax penalties of $15,498 attributable to the tax year ended March 31, 2018. Income tax payable was $506,145 as of March 31, 2019.

At March 31, 2020 and 2019 respectively, the Company had net operating loss carryforwards (“NOLs”) for income tax purposes of $50,596,940 and $47,430,184. $34,481,122 of the Company's net operating loss carryforwards are expected to expire at various times from 2025 through 2039. $16,115,818 of the NOL carryforwards generated in tax years ending March 31, 2019 to present have no expiration date. These NOLs have the potential to be used to offset future ordinary taxable income and reduce future cash tax liabilities. Utilization of the Company’s net operating losses may be subject to substantial annual limitation if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code.  Such an ownership change would substantially increase the possibility of net operating losses expiring before complete utilization.

Because the Company operates in the legal cannabis industry, it is subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e. cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of NOLs. The unused NOLs will continue to carry forward and may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

The provision for income taxes is different than would result from applying the U.S. statutory rate to profit before taxes for the reasons set forth in the following reconciliation:

	2020	2019
Tax benefit computed at U.S. statutory rates	$(2,178,478)	$(4,424,959)
Increases (decreases) in taxes resulting from:
IRC Section 280E	202,877	968,870
Other permanent items	22,948	35,590
Change in valuation allowance	1,952,653	3,420,499
Prior year tax expense	-	510,647
Total provision for income taxes	$-	$510,647

The tax effects of the primary temporary differences giving rise to the Company’s deferred tax assets and liabilities are as follows for the year ended March 31, 2020 and 2019:

	2020	2019
Deferred tax assets:
Stock based compensation	$2,943,816	$2,883,491
Net operating loss carryforward	10,625,357	9,960,339
Impairment of long-lived assets	975,461	-
Depreciation and Amortization expense	(324,707)	(416,944)
Other temporary items	136,243	68,520
Total deferred tax assets	14,356,170	12,495,406
Less valuation allowance	(14,356,170)	(12,495,406)
Net deferred tax asset	$-	$-

Deferred tax assets are evaluated by considering historical levels of income, estimates of future taxable income and the impact of tax planning strategies. The Company continues to evaluate its deferred tax asset valuation allowance on a quarterly basis. The Company concluded that, as of March 31, 2020, it is more likely than not that the Company will not have sufficient taxable income within the applicable net operating loss carry-forward period to realize any portion of its deferred tax assets.

The Company believes that the tax positions taken in its tax returns would be sustained upon examination by taxing authorities. The Company files income tax returns in the U.S. federal jurisdiction and other required state jurisdictions. The Company's periodic tax returns filed in 2017 and thereafter are subject to examination by taxing authorities under the normal statutes of limitations in the applicable jurisdictions.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 10 – Capital Transactions

Increase in Authorized Capital

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and an increase in the number of authorized capital shares from 250,000,000 to 400,000,000. On August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000.

Year Ended March 31, 2020

Stock Issued for Debt Conversions

During the year ended March 31, 2020, the Company issued a total of 7,583,333 shares of common stock for the conversion of notes payable:

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019 (See Note 6). Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $152,775.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

During the year ended March 31, 2020, the Company has honored the conversion of a total of a total of $125,000 of debt owed under the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an expense in that amount. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $62,353, and the Company recorded an expense in that amount. In total, the Company recorded $127,059 in noncash expense for the two conversions of the Iliad note at below contractual conversion rates for the year ended March 31, 2020.

Exercise of Warrants for Stock

During the year ended March 31, 2020, the Company issued 17,563,000 shares of common stock for exercises of warrants:

In order to encourage the exercise of approximately 70.5 million warrants issued to investors in private placements of convertible notes and common stock having exercise prices ranging between $0.65 and $0.30, the Company effected a temporary decrease in the exercise price of the warrants to $0.10 per share until July 11, 2019. On July 12, 2019, the Company extended the repricing of the warrants through August 30, 2019, and on July 31, 2019, the Company extended the repricing of the warrants to December 31, 2019. As a result of the price reduction, the Company received notice of the exercise of 9,449,750 warrants and received proceeds of $850,478, net of brokerage fees of $94,498. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of $230,025.

In order to encourage the further exercise of the warrants, the Company effected a temporary decrease in the exercise price of the warrants to $0.03-$.05 per share beginning in December 2019. As a result of the price reduction, the Company received notice of the exercise of an additional 8,113,250 warrants and received proceeds of $307,249, net of brokerage fees of $22,566. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of $32,215.

Issuance of Stock for Services

During the year ended March 31, 2020, the Company issued 2,100,000 shares of common stock for consulting services and recorded related expense of $214,000 based on the fair value of the stock on the date of the related consulting agreements.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Issuance of Stock and warrants for Cash

During the year ended March 31, 2020, the company issued 7,668,167 shares of common stock for cash as follows:

On December 4, 2018, the Company entered into a Placement Agent’s Agreement to offer a total of 15,000,000 units at the price of $0.20 per unit up to a total of $3 million. Each unit consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at the price of $0.60 for a period of five years. On January 15, 2019, the Placement Agent’s Agreement was amended to decrease the unit price from $0.20 per unit to $0.15 per unit for a total of 20,000,000 units and decrease the exercise price of the warrants included in each unit from $0.60 to $0.30, applied retroactively to funds raised prior to the date of the amendment, with no other changes to the agreement. During the year ended March 31, 2020, the Company received a total of $478,696 in proceeds from the private placement, net of $71,529 in brokerage fees and issued 3,668,167 shares of its common stock and 3,668,167 warrants to purchase one share of its common stock at $0.30 per share.

During the year ended March 31, 2020, the Company issued 1,954,613 compensation warrants to its brokers in connection with the December 4, 2018 private placement. The warrants are exercisable at $0.30 for a period of five years. The warrants were valued at $132,914 at the grant date using the Black-Scholes Model, and the expense is recorded in general and administrative expenses for the year ended March 31, 2020.

On October 10, 2019, the Company issued 4,000,000 shares of common stock and 2,000,000 warrants to purchase one share of common stock at $0.08 per share for a period of three years to an investor for $240,000 cash. The warrants were valued at $110,000 on the date of issuance using the Black-Scholes model.

Year Ended March 31, 2019

Stock Issued for Debt Conversions

During the year ended March 31, 2019, the Company received notice from convertible note holders of the conversion of a total of $4,470,000 in face value and $170,971 in accrued interest on the related convertible notes.

Accordingly, the Company has issued 18,563,885 shares of its common stock based on a $0.25 per share conversion price. In connection with the conversions, $3,464,187 in unamortized discount on the related notes was recognized as interest expense and the Company has reduced the carrying amount of convertible notes payable by $1,005,813.

Exercise of Warrants for Stock

During the year ended March 31, 2019, the Company issued 12,657,875 shares of its common stock for the exercise of warrants as follows:

In order to encourage the exercise of the 8,000,000 warrants issued to investors in the private offering of convertible notes dated March 2017 and the 28,804,000 warrants issued to investors in the private offering of convertible notes dated July 2017, the Company effected a temporary decrease in the exercise price of the warrants from $0.60 and $0.65, respectively, to $0.30 and $0.325 per share. As a result of the price reduction, the Company issued 12,332,750 shares of its common stock and received net proceeds of approximately $3.9 million. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of approximately $2.9 million.

The Company issued 325,125 shares of its common stock in connection with the exercise of compensation warrants at $0.01 per share.

Issuance of Stock for Services

The Company issued 4,032,407 shares in exchange for past and future consulting services and recorded a related expense of $0.9 million and prepaid expense of $0.3 million. The shares and services were valued at the closing price of the Company’s common stock on the dates granted under the related consulting agreements.

Issuance of Stock for Cash

During the year ended March 31, 2019, the Company issued 277,778 shares of its common stock to an investor for the cash purchase of shares at $0.36 per share.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Stock Issued in Private Placement

The Company issued 35,878,302 shares of its common stock in private placements:

On August 10, 2018, the Company entered into a Placement Agent’s Agreement to offer a total of 10,000,000 units at the price of $0.25 per unit. Each unit consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at the price of $0.60 for a period of three years. On August 23, 2018, the Placement Agent’s Agreement was amended to increase the number of units offered by 10,000,000 to 20,000,000 in total, with no other changes to the agreement. Between August 10, 2018 and September 25, 2018, the Company received a total of $4.4 million in proceeds from the private placement, net of $0.6 million in brokerage fees and issued 20 million shares of its common stock and 20 million warrants to purchase one share of its common stock for a period of three years to the investors who participated in the private placement.

On December 4, 2018, the Company entered into a Placement Agent’s Agreement to offer a total of 15,000,000 units at the price of $0.20 per unit up to a total of $3 million. Each unit consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at the price of $0.60 for a period of five years. On January 15, 2019, the Placement Agent’s Agreement was amended to decrease the unit price from $0.20 per unit to $0.15 per unit for a total of 20,000,000 units and decrease the exercise price of the warrants included in each unit from $0.60 to $0.30, applied retroactively to funds raised prior to the date of the amendment, with no other changes to the agreement. Between December 4, 2018 and March 31, 2019, the Company received a total of $2,072,125 in proceeds from the private placement, net of $309,620 in brokerage fees and issued 15,878,302 shares of its common stock and 15,878,302 warrants to purchase one share of its common stock at $0.30 per share.

Issuance of Stock to Settle Pacific Leaf Royalty Agreement

In connection with the Pacific Leaf Amendment and Termination Agreement, the Company issued 600,000 shares of its common stock and recorded $131,000 in other expense related to those shares.

Options and Warrants

On December 1, 2018, the Company entered into an agreement with EMLL Group, LLC for business advisory and consulting services. In consideration for the services, the Company issued warrants to purchase 8 million shares of the Company’s common stock at $0.1125 per share. The Company valued the warrants at $969,197 using the Black-Scholes valuation model. All services owed to the Company under the agreement were provided as of March 31, 2019, and the company recorded $969,197 in expense related to the warrants in its Consolidated Statement of Operations for the year ended March 31, 2019.

On December 6, 2018, the Company entered into an agreement with SylvaCap Media for business advisory and consulting services. In consideration for the services, the Company issued warrants to purchase 2 million shares of the Company’s common stock at $0.1125 per share. The Company valued the warrants at $244,000 using the Black-Scholes valuation model. The fair value of the warrants will be recognized as consulting expense over the twelve-month term of the agreement. The company recorded $81,333 in expense related to the warrants in its Consolidated Statement of Operations for the year ended March 31, 2019.

In connection with the agreement with SylvaCap Media, the Company also agreed to pay a $10,000 monthly fee for 12 months and to issue 4 million restricted shares of the Company’s common stock, of which 2 million shares were due on the date of the contract and have been issued to the consultant. On June 6, 2019, the Company entered into a Cancellation and Settlement with SylvaCap Media and terminated the December 6, 2018 agreement. In consideration for termination of the agreement, the Company will pay $135,000 as a one-time cancellation fee and will not issue the remaining 2 million shares due under the agreement.

In connection with the Placement Agent’s Agreement dated August 10, 2018 and as amended August 23, 2018, the Company issued 2,000,000 compensation warrants to the brokers who participated in the offering and recorded a related expense of $592,638. Each compensation warrant is for the purchase of one share of the Company’s common stock at a price of $0.60 per share and expires on October 1, 2023.

During the year ended March 31, 2019, the Company issued 400,000 stock options under the 2014 Equity Incentive Plan to its employees. The options are exercisable upon vesting for a period of 10 years from issuance at an exercise price ranging from $0.37 to $0.60 per share. The Company recognized a total of $806,282 in share-based compensation expense related to all outstanding options during the year ended March 31, 2019.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Warrants Outstanding

Presented below is a summary of the Company’s warrant activity for the years ended March 31, 2020 and 2019:

	Warrants Outstanding
	Number of Shares	Exercise Price

Outstanding at March 31, 2018	65,883,062
Warrants issued	47,878,302	$0.30-$0.60
Warrants exercised	(12,657,875)	$0.30-$0.325
Warrants expired/cancelled	(1,312,500)	$0.50-$2.00
Outstanding at March 31, 2019	99,790,989
Warrants issued	7,622,780	$0.30
Warrants exercised	(17,563,000)	$0.035-$0.10
Warrants expired/cancelled	(5,312,608)	$0.50-$2.00
Outstanding at March 31, 2020	84,538,161

Note 11 – Employee Benefit Plan

In June 2018, the FASB issued ASU 2018-07, “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). ASU No 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and is effective for the Company as of April 1, 2019. The Company determined that all share-based payments were settled as of the date of the adoption, so there was no impact on the Company's consolidated financial statements.

Share-Based Employee Compensation

On February 6, 2008, the Board of Directors adopted the GB Sciences, Inc. 2007 Amended Stock Option Plan (“2007 Plan”). Under the 2007 Plan, 4,500,000 shares of the Company’s restricted common stock may be issuable upon the exercise of options issued to employees, advisors and consultants. The Company revised the plan and the Board of Directors adopted the new 2014 Equity Compensation Plan. On June 30, 2015, GB Sciences filed a Form S-8 Registration Statement with the SEC to register 8,500,000 shares of common stock issuable under stock options to grant to employees and consultants. At the Company’s special meeting of the shareholders held on April 6, 2018, the adoption by the Board of Directors of the 2014 Equity Compensation Plan was ratified by a majority of shareholders present at the meeting, either in person or by proxy and the Company adopted the GB Sciences, Inc 2018 Stock Plan. On October 25, 2018, GB Sciences filed a Form S-8 Registration Statement with the SEC to register 10,000,000 shares of common stock issuable under the 2018 Plan. There were 9,450,333 shares available for issuance under the stock plans at March 31, 2020.

Compensation Expense

For the years ended March 31, 2020 and 2019, the Company recorded share-based compensation expense of $103,472 and $806,282, respectively, related to employee stock options. There was no expense for restricted stock. All awards were vested and the Company had no unrecognized compensation cost for non-vested awards as of March 31, 2020.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Fair Value

The closing price of the Company's stock on the date of grant is used as the fair value for issuances of restricted stock. The fair value of stock options granted is estimated as of the grant date using the Black-Scholes option pricing model.

No new option awards were granted during the year ended March 31, 2020. The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value at the years ended below:

	Year Ended
	March 31, 2020	March 31, 2019
Weighted-average volatility	N/A	181.00%
Expected term (in years)	N/A	10
Risk-free interest rate	N/A	2.74%

Expected volatilities used for award valuation in 2019 are based on peer group volatility.

The risk-free interest rate for periods equal to the expected term of an award is based on a blended historical rate using Federal Reserve rates for U.S. Treasury securities.

Stock Options

A summary of option activity as of March 31, 2020 and 2019, and changes during the years then ended, is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price $	Life (years)	Value ($)
Outstanding at April 1, 2018	13,033,334	$0.28	8.21	$2,646,723
Granted (Note 10)	400,000	$0.41
Exercised	-	$-
Forfeited	(850,000)	$0.24
Outstanding at March 31, 2019	12,583,334	$0.28	7.18	$43,000
Granted	-
Exercised	-
Forfeited	(1,600,000)	$0.27
Outstanding at March 31, 2020	10,983,334	$0.28	6.02	$-
Fully vested and expected to vest at March 31, 2020	10,983,334	$0.28
Exercisable at March 31, 2020	10,983,334	$0.28

Restricted stock awards

No restricted stock awards were granted during the years ended March 31, 2020 and 2019.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 12 – Commitments and Contingencies

On September 18, 2017 GB Sciences finalized its agreement with Louisiana State University (“LSU”) AgCenter to be the sole operator of the LSU’s medical marijuana program. The LSU Board of Supervisors entered into a five-year agreement that has an option to renew for two additional five-year terms with GB Sciences.

The contract includes the Company’s commitment to make an annual research investments of $500,000 to the LSU AgCenter. The Company retained its 50% interest in the research relationship with LSU after the sale of its membership interest in GB Sciences Louisiana, LLC (Note 15), and accordingly remains obligated for $250,000 of the $500,000 annual research investment for three years, or a total commitment of $750,000. The research investment is paid annually in September and amortized over a one-year period.

The monetary contributions will be used to conduct research on plant varieties, compounds, extraction techniques and delivery methods that could generate additional revenue through discoveries that are subject to intellectual property rights, of which AgCenter would retain 50% of those rights with the other 50% retained 25% each by the Company and by GB Sciences Louisiana, LLC.

Tara “Dee” Russell filed a Charge of Discrimination with the Nevada Equal Rights Commission ("NERC") against the Company on April 2, 2019, alleging that she was subjected to sexual harassment and retaliatory discharge. The Company received the Notice of Charge of Discrimination on or about May 15, 2019. The Company submitted its response to the Notice of Discrimination Charge on July 26, 2019. It is the Company's position that Ms. Russel was not an employee of the Company, but rather was an independent contractor. The Company intends to aggressively respond to the charge. To date, the NERC has not issued a ruling regarding the charge.

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P. (Note 7), resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company anticipates recording expense of $286,059 related to the default. As of June 30, 2020, the total balance due under the note was $3,234,149.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees amd costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demands payment of $73,050 for the services provided. The Company intends to negotiate a settlement and the full amount demanded in the lawsuit of $73,050 is accrued in accounts payable as of March 31, 2020.

On December 6, 2018, the Company entered into an agreement for business advisory and consulting services. In consideration for the services, the Company issued warrants to purchase 2 million shares of the Company’s common stock at $0.1125 per share. The Company valued the warrants at $244,000 using the Black-Scholes valuation model. The fair value of the warrants was recognized as consulting expense over the term of the agreement. The Company recorded $162,667 in expense related to the warrants for the nine months ended December 31, 2019. The Company also agreed to pay the consultant a $10,000 monthly fee for 12 months and to issue 4 million restricted shares of the Company’s common stock. The Company issued 2 million shares on the date of the contract, with the remaining 2 million due nine months after the date of the agreement.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

On June 6, 2019, the Company entered into a Cancellation and Settlement with the consultant and terminated the December 6, 2018 agreement. In consideration for terminating the agreement, the Company will pay $135,000 as a one-time cancellation fee and will not issue the remaining two million shares due under the agreement. This amount is accrued in accounts payable as of March 31, 2020.

On October 1, 2019, the Company entered into a new agreement for business advisory and consulting services. In connection with the agreement, the Company issued 2 million shares of its common stock and agreed to pay a monthly service fee of $50,000 beginning December 1, 2019, plus a quarterly stock fee of 2 million shares 90, 180, and 270 days after the agreement. The Company recorded $180,000 expense related to the common stock payments. The agreement was mutually terminated during the year ended March 31, 2020. No cash payments were made and no services were provided.

During the year ended March 31, 2019, the Company recorded a $200,000 charge related to seizure of cash by local law enforcement during a routine traffic stop while transporting the cash to one of our subsidiaries. The charge was recorded in other expense as the Company believed it was more likely than not that the cash would not be returned. After appealing the seizure of the cash through appropriate channels, the cash was returned to the Company on September 6, 2019, and the Company recorded other income on that date.

From time to time, the Company may become involved in certain legal proceedings and claims which arise in the ordinary course of business. In management’s opinion, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on our results of operations, financial condition, or cash flows. As more information becomes available, if management should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, the Company would record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

Note 13 – Deposits and Noncurrent Assets

Deposits and noncurrent assets were $91,504 and $230,651 at March 31, 2020 and 2019, respectively. The decrease in deposits and prepayments is primarily due to the Company recording expense related to a $91,600 deposit for the manufacture of research chemicals. The chemicals were delivered and used in the Company's research and development programs during the year ended March 31, 2020, and the Company recorded the amount in research and development expense. Deposits and prepayments at March 31, 2020 consist of rent and utility deposits related to the Teco facilities.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 14 - Related Party Transactions

As of March 31, 2020, the Company is indebted to its officers and directors for a total of $586,512 consisting of $298,450 in deferred officer compensation, $76,183 in deferred director compensation, $80,747 in accrued bonuses, and $131,132 of unreimbursed business expenses.

In connection with the sale of membership interest in GB Sciences Louisiana, LLC, the Company issued a note payable in the amount of $151,923 to John Davis, the Company's former General Counsel and President of GB Sciences Louisiana, LLC, for unpaid fees and bonuses. The note matures upon receipt of the first payment from the Wellcana Note Receivable (Note 15). The note is recorded on the March 31, 2020 consolidated balance sheet under note payable to related party.

During the year ended March 31, 2017, the Company entered into a consulting contract with Quantum Shop, a Company owned by a relative of one of the Company’s executives. Quantum Shop provided GB Sciences with research, design, development, fabrication, and production services. During the year ended March 31, 2019, the Company made payments totaling $1.1 million to Quantum Shop primarily related to the build-out of the cultivation and production facility in Baton Rouge, Louisiana owned by GB Sciences Louisiana, LLC.

During the year ended March 31, 2017, the Company entered into an advisory agreement with Electrum Partners, LLC, a company whose President resides on GB Sciences’ Board of Directors and serves as a Chair of the Audit Committee. The agreement has a term of one year and was renewed for a successive one-year period on March 31, 2018.  During the year ended March 31, 2019, the Company made payments totaling $153,329 to Electrum Partners, LLC and issued 432,407 shares of its restricted stock at an expense of $122,363. On January 29, 2019, the Company provided Electrum Partners with notice of the agreement’s termination effective February 28, 2019.

On November 1, 2017, the Company entered into an Edibles Production Agreement (the “EPA”) with The Happy Confections, L.L.C. (“THCLLC”) through the Company’s wholly-owned subsidiary, GB Sciences Las Vegas, LLC (“GBLV”). A member of GB Science’s Board of Directors is a Co-Managing Member of THCLLC. Under the EPA, THCLLC was to produce cannabis-infused baked goods and other edibles in GBLV’s production facility. The Company would receive a royalty of between 20% and 25% on all sales of edibles produced by THCLLC. THCLLC never made sales under the agreement and no royalties were accrued.

Contemporaneously with the EPA, the Company entered into a Non-Revolving Credit Line Agreement and Non-Revolving Credit Line Promissory Note (together, the “THC Note” or “Note”) to advance up to $300,000 to THCLLC for the purpose of expanding THCLLC’s operations. Beginning 90 days after the sale of its first product, THCLLC was to make repayment of its advances under the Note in an amount equal to 25% of its gross sales revenue.

As of October 19, 2018, the Company had advanced $253,034 under the THC Note. The Company terminated the Edibles Production Agreement and all other related agreements with THC LLC effective October 19, 2018 and took possession of all tangible assets owned by THCLLC on October 22, 2018, as collateral for the balance owed under the Note. These assets included kitchen and production equipment, leasehold improvements, and inventory used in Company’s production operations at the Teco Facility.

The Company assessed the fair value of the machinery and equipment received at $139,411 and capitalized that amount in fixed assets during the year ended March 31, 2019. All of the machinery and equipment received from THC LLC was placed in service for use in the Company’s production facility. The Company recorded $113,623 as other expense in its consolidated statement of operations for the year ended March 31, 2019, which represents the remaining balance of the outstanding note receivable from THC LLC.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 15 – Sale of 50% Membership Interest in GB Sciences Louisiana, LLC

On February 12, 2018, the Company’s wholly-owned subsidiary, GB Sciences Louisiana, LLC (“GBSLA"), issued members’ equity interests equal to 15% in GBSLA to Wellcana Group, LLC (“Wellcana”) for $3 million. Under the GBSLA operating agreement, Wellcana had an option to make additional capital contributions for the purchase of up to an additional 35% membership interest in GBSLA, at the rate of 5% membership interest per $1 million contributed. To date, Wellcana has made additional cash contributions of $7.0 million and its non-controlling interest in GBSLA increased to 49.99%. The capital contributions have been used to fund the buildout of the Petroleum Drive facility and to pay for the operating costs of GBSLA.

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with Wellcana Plus, LLC ("Purchaser"), an affiliate of Wellcana Group, LLC. In consideration for the sale of its 50.01% membership interest in GBSLA, the Company received the $8,000,000 Promissory Note  ("Wellcana Note") and may receive up to an additional $8,000,000 in earn-out payments.

The Wellcana note bears interest at a rate of 5% per annum and payments are due beginning June 1, 2020, and ending December 1, 2021. The Company recorded a $1,389,408 discount on the note receivable based on an imputed interest rate of 17.0%, and the carrying amount of the note was $6,610,592 as of November 15, 2019:

November 15, 2019 Note Receivable	Note Payments
June 1, 2020	$500,000
September 1, 2020	750,000
December 1, 2020	1,000,000
March 1, 2020	1,250,000
June 1, 2021	1,500,000
September 1, 2021	1,500,000
December 1, 2021	1,500,000
TOTAL PAYMENTS	8,000,000
DISCOUNT ON NOTE RECEIVABLE	(1,389,408)
NET PRESENT VALUE	$6,610,592

Upon close of the sale on November 15, 2019, the Company recorded a gain on deconsolidation of $4,393,242 related to the sale of its membership interest in GBSLA, calculated as follows:

As of
Gain on Deconsolidation	November 15, 2019
Present value of promissory note	$6,610,592
Carrying amount of non-controlling interest	8,707,651
TOTAL	15,318,243

Carrying amount of assets	14,715,798
Carrying amount of liabilities	(3,790,797)
Net assets deconsolidated	10,925,001
GAIN ON DECONSOLIDATION	$4,393,242

On August 24, 2020, the Company entered into a letter of intent with Wellcana to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company will receive payments totaling $5,224,423, including the forgiveness by Wellcana of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by Wellcana up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by Wellcana, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full. Wellcana will assume the annual $250,000 research contribution commitment to LSU (Note 12) and the Company will retain no rights in the intellectual property developed under the research relationship. In addition, the Company agreed to reduce the $750,000 note payment due on September 1, 2020 to $500,000. Should Wellcana fail to make the $4,900,000 payment, less any offsets from payments made to date on the note receivable, the term sheet will be void and the original terms of the Membership Interest Purchase Agreement and $8,000,000 note receivable will prevail.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

As a result of the August 24, 2020 letter of intent, the Company determined that the amount of the note that was collectible as of March 31, 2020 was $5,224,423 and recorded a loss on modification of note receivable calculated as follows:

August 24, 2020 Modification	March 31, 2020
Total cash payments to be made by October 15, 2020	$4,900,000
Liabilities to be forgiven upon receipt of October 15, 2020 payment	324,423
Total receivable (as modified)	5,224,423

Carrying value of note receivable as of March 31, 2020	6,969,720
Accrued interest as of March 31, 2020	150,137
Total amount receivable as of March 31, 2020	7,119,857

LOSS ON MODIFICATION OF NOTE RECEIVABLE	$(1,895,434)

The Company granted forbearance of the $500,000 payment originally scheduled for June 1, 2020 in light of the circumstances created by the COVID-19 pandemic. The payment was received by the Company on August 4, 2020, net of the Company's annual $250,000 research contribution commitment to LSU (Note 12) and the principal and accrued interest payable to John Davis (Note 14), totaling $189,423 as of the date of payment.

The Company may also receive up to $8,000,000 in earn-out payments under the MIPA. Earn-out payments are calculated as 25% of the distributions made by GBSLA to Purchaser through September 30, 2022, and 10% of distributions made thereafter under any extension or renewal of the relationship with LSU. The Company accounts for contingent consideration under a loss recovery approach. Under a loss recovery approach, the Company records a contingent consideration asset only to the extent of the lesser of, 1) the amount that the non-contingent consideration received is exceeded by the net assets deconsolidated, or 2) the amount of contingent consideration that it is probable will be received. As of the transaction date, the Company was unable to determine that it was probable that any of the contingent consideration would be received, and accordingly no asset was recorded for contingent consideration. Subsequent measurement of contingent consideration will be based on the guidance for gain contingencies, and any gain from contingent consideration will be recorded at the time the consideration is received. If the October 15, 2020 payment of $4,900,000, net of offsets for any prior payments, is received pursuant to the August 24, 2020 letter of intent, no future earn-out payments will be due to the Company.

For all periods presented in the consolidated financial statements, the assets, liabilities, income, and cash flows of GBSLA have been reclassified to discontinued operations. The losses and cash flows from discontinued operations for the year ended March 31, 2020 represent activity through the close of the sale on November 15, 2019.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 16 - Sale of 100% Membership Interest in Teco Facility and Nopah License

On November 15, 2019, we entered into a Binding Letter of Intent ("Teco LOI") to sell 75% of the Company's membership interest interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC, for $3.0 million cash upon close and up to an additional $3.0 million in earn-out payments after close. In connection with the Teco LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. As part of the transaction, the Company also entered into a Line of Credit of up to $470,000 with the purchaser (Note 6) to fund the operations of Teco. The line of credit accrues interest at a rate of 8% and the Company pledged its interest in the Teco facilities as collateral for the note, subject to the preexisting lien for collateralization of the CSW Ventures Note (Note 7). The Line of Credit will be considered satisfied in full upon close of the sale of the Teco Facility.

On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4.0 million cash upon close and will receive a $4.0 million 8% promissory note to be paid in monthly installments over 36 months.

The sale is expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada has been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC (the “Nopah LOI”), with the transaction closing upon transfer of the Nopah License. As consideration for the transfer of the license, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenence of the Nopah License. The transfer of the Nopah License is subject to the same restrictions on license transfers discussed above.

Note 17 – Concentrations

For the year ended March 31, 2020, there were two customers that accounted for 12.2% and 13.8% of total revenue. Three customers accounted for 29.6%, 28.5%, and 16.9% of  accounts receivable. We held no cash in excess of FDIC limits as of March 31, 2020. Of the Company's total sales of $3,689,697 during the year ended March 31, 2020, $3,120,620 or 85% were in the State of Nevada and $569,077 or 15% were part of discontinued operations in the State of Louisiana.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Note 18 – Subsequent Events

Capital Transactions

Subsequent to March 31, 2020, the Company issued 4,991,084 of common stock for exercises of outstanding warrants at discounted prices from $0.03 to $0.035 (Note 10), and received $136,082 cash proceeds net of $15,120 in brokerage fees.

On May 7, 2020, the Company received $135,000 cash from an investor, net of $15,000 in brokerage fees, and issued a $150,000 convertible promissory note. The note bears interest at a rate of 8.0% per annum. The note is to be repaid upon the first proceeds received from the $8 million promissory note related to the sale of the Company's membership interest in GB Sciences Louisiana, LLC (Note 15), or from the proceeds of the sale of the Teco Facility (Note 16). As inducement to enter into the note transaction, the Company repriced 8,002,500 preexisting warrants held by the investor to an exercise price of $0.04. The repriced warrants were valued at $272,085 on the date of the transaction using the Black-Scholes Model, which exceeded the value of the warrants prior to the price reduction of $49,525 by $222,560. As the result of the increase in the estimated fair value of the warrants, the Company recorded a full discount on notes payable of $150,000.

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan is collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, Inc. (Note 7). Any advances will be made at the sole discretion of the lender following a written request made by the Company. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4.0 million note receivable that the Company will receive as consideration for the sale of the Teco Facility (Note 16). The reduction to the note receivable will be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. As of the date of this report, the Company has not received any advances under the July 24 Note.

Litigation

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P. (Note 7), resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company recorded expense of $286,059 related to the default. As of June 30, 2020, the total balance due under the note was $3,234,149.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees and costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demands payment of $73,050 for the services provided. The Company is in the process of negotiating a settlement and the full amount demanded in the lawsuit of $73,050 is accrued in accounts payable as of March 31, 2020.

GB SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020

Wellcana Note Receivable

The Company granted forbearance of the June 1, 2020 payment under the Wellcana Note (Note 15) in light of the circumstances created by the COVID-19 pandemic. The payment was received by the Company on August 4, 2020, net of the Company's annual $250,000 research contribution commitment to LSU (Note 12) and the principal and accrued interest payable to John Davis (Note 5) totaling $189,423 as of the date of payment.

On August 24, 2020, the Company entered into a letter of intent with Wellcana to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company will receive payments totaling $5,224,423, including the forgiveness by Wellcana of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by Wellcana up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by Wellcana, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full. Wellcana will assume the annual $250,000 research contribution commitment to LSU (Note 12) and the Company will retain no rights in the intellectual property developed under the research relationship. In addition, the Company agreed to reduce the $750,000 note payment due on September 1, 2020 to $500,000. Should Wellcana fail to make the $4,900,000 payment, less any offsets from payments made to date on the note receivable, the term sheet will be void and the original terms of the Membership Interest Purchase Agreement and $8,000,000 note receivable will prevail.

As a result of the August 24, 2020 letter of intent, the Company determined that the amount of the note that was collectible as of March 31, 2020 was $5,224,423 and recorded a loss on modification of note receivable of $(1,895,434) for the year ended March 31, 2020.

Note 19 – Formation of GBS Global Biopharma, Inc.

On September 21, 2018, the Company formed a wholly-owned subsidiary, GBS Global Biopharma, Inc., in the province of Ontario, Canada with plans to license and/or transfer some of Growblox Life Sciences LLC’s intellectual property to the newly formed entity. On March 15, 2019, the Company entered into the Asset Purchase Agreement with GBS Global Biopharma, Inc., whereby all of the assets and certain liabilities held by Growblox Life Sciences, LLC, a wholly-owned subsidiary of  GB Sciences, Inc., were transferred to GBS Global Biopharma, Inc. in exchange for a promissory note in the amount of $1,435,700. GBS Global Biopharma Inc. will pursue clinical development of the intellectual property, including clinical trials.

The assets transferred include all intellectual property and intangible assets owned by the Company, consisting primarily of patents in process and research contracts with universities and researchers. GBS Global Biopharma, Inc. also assumed $475,586 of liabilities associated with the development of the transferred intellectual property. With the assistance of a third-party valuation specialist, The Company valued the assets transferred, net of liabilities assumed, at $1,435,700.

Because the transaction consisted of an intercompany transfer of assets between wholly owned subsidiaries of GB Sciences, Inc., the promissory note and any gain or loss resulting from the Asset Purchase Agreement have been eliminated from the Company’s consolidated financial statements for the years ended March 31, 2020 and 2019.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On August 10, 2019, the Company formally engaged Assurance Dimensions, Inc. as our independent registered public accounting firm. The engagement was due to the recent acquisition of Soles Heyn & Company, LLP’s (SHCPA) SEC practice by Assurance Dimensions, Inc.; SHCPA was our independent registered public accounting firm until the engagement of Assurance Dimensions, Inc. The decision to engage Assurance Dimensions, Inc. as our independent registered public accounting firm was approved by the Board of Directors on August 15, 2019.

SHCPA’s report on the Company’s financial statements for the fiscal years ended March 31, 2019 and March 31, 2018 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as set forth herein. SHCPA’s reports on the Company’s financial statements for the fiscal years ended March 31, 2019 and March 31, 2018 contained an explanatory paragraph regarding the significant doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and to the date of this report, (i) there have been no disagreements with SHCPA, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of SHCPA, would have caused SHCPA to make reference to the subject matter of the disagreement in connection with its reports; (ii) no such disagreement was discussed with the audit committee of the Company’s board of directors or with our board of directors as a whole; and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years, we did not consult with Assurance Dimensions, Inc. regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (2) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

During the Company’s two most recent fiscal years and to the date of this report, (i) there have been no disagreements with Assurance Dimensions, Inc., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Assurance Dimensions, Inc., would have caused Assurance Dimensions, Inc. to make reference to the subject matter of the disagreement in connection with its reports; (ii) no such disagreement was discussed with the audit committee of the Company’s board of directors or with our board of directors as a whole; and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

There were no other changes in or disagreements with and no other changes in the accountants on accounting and financial disclosure during the last two fiscal years.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We conducted an evaluation under the supervision and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of disclosure controls and procedures. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures also include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, the Chief Executive Officer and the Chief Financial Officer concluded as of March 31, 2020 that disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in internal controls over financial reporting discussed below.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as define in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The evaluation of internal control over financial reporting includes using the COSO framework, an integrated framework for the evaluation of internal controls issued by the Committee of Sponsoring Organizations of the Treadway Commission, to identify the risks and control objectives related to the evaluation of the control environment.  The internal controls for the Company are provided by executive management’s review and approval of all transactions. Internal control over financial reporting also includes those policies and procedures that:

(1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures are being made only in accordance with the authorization of management; and

(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of internal control over financial reporting as of March 31, 2020. This annual report does not include an attestation report of registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by registered public accounting firm pursuant to the rules of the Securities and Exchange Commission that permits us to provide only management's report in this annual report.

Identified Material Weaknesses

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. The matters involving internal controls over financial reporting that management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were ineffective controls over period end financial disclosure and reporting processes as no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Management’s Remediation Initiatives

As a result of findings, we have begun to remediate the deficiencies.  In an effort to remediate the identified material weaknesses and enhance internal controls, we have been evaluating possible candidates meeting definition of an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Due to a lack of resources it may not be possible to timely remediate the deficiencies. We anticipate our initiative will be at least partially implemented by March 31, 2021.  Additionally, we plan to test the updated controls in order to remediate the deficiencies by March 31, 2021.

Conclusion

As a result of management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2020, and the identification of the material weakness set forth above, management has concluded that the internal control over financial reporting is not effective.  It is reasonably possible that, if not remediated, the material weaknesses noted above, could result in a material misstatement in the reported financial statements that might result in a material misstatement in a future annual or interim period.  In light of the identified material weakness and the conclusion that the internal controls over financial reporting are not effective, management will take the remediation initiatives set forth above.  In addition, management performed (1) additional review of the area described above, and (2) performed additional analyses, including but not limited to a detailed balance sheet and statement of operations analytical review. These procedures were completed so management could gain assurance that the financial statements and schedules included in this Form 10-K fairly present, in all material respects, the financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control over Financial Reporting

There were no changes made during the most recently completed fiscal quarter that have materially affected or are reasonably likely to materially affect, internal control over financial reporting, as required by Rules 13a-15(d) and 15d-15(d) under the exchange Act.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10 DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The names of the executive officers and directors of GB Sciences, their ages as of July 31, 2020, and the positions currently held by each are as follows:

Name	Age	Position
John Poss	72	Chief Executive Officer and Chairman of the Board of Directors
Dr. Andrea Small-Howard	51	Chief Science Officer and Director
Zach Swarts	32	Interim Chief Financial Officer
Leslie Bocskor	55	Chairman of the Audit and Compensation Committees and Vice Chairman of the Board of Directors
Ed DeFrank	53	Member of the Audit and Compensation Committees and Director

Biographies

Set forth below are brief accounts of the business experience of each director an executive officer of the Company.

John Poss, Chief Executive Officer and Chairman of the Board

Effective April 29, 2016, The Board of Directors elected John Poss to serve as Chief Executive Officer. Mr. Poss served as the CFO of the Company beginning in August 2015, and its COO since December 31, 2015.  He resigned his position as CFO on August 4, 2016 and his position as COO on November 10, 2017.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking. For the past twenty months prior to joining Growblox, Mr. Poss served as Chief Executive Officer of Experiential Teaching Online Corp., an educational content developer and for four years prior thereto owned and operated his own consulting firm. Mr. Poss has also worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas. Mr. Poss graduated from the University of Texas in 1974 with a degree in accounting.

Dr. Andrea Small-Howard, PhD, MBA, Chief Science Officer and Director

Dr. Small-Howard was appointed as our Chief Science Officer and as a member of our board of directors on June 10, 2014 and has served continuously in both positions since that time. As the Chief Science Officer, her goal is to create and maintain a novel cannabinoid therapy pipeline based on the Company's proprietary technology suite, direct research & development efforts, facilitate clinical research partnerships, guide product commercialization strategies, develop corporate cannabis education programming, and create corporate messaging around our novel drug discovery process.

From January, 2012 to present, she has served as a Director on the Board of Directors at The Center for Healthcare Innovation, "CHI". CHI is a non-profit, non-partisan, and independent organization committed to serving as a catalyst for stimulating ideas, people, companies, and institutions to collaborate and achieve excellence in healthcare innovation, particularly in the biotechnology, medical device, nanotechnology, and pharmaceutical sectors. Her board level responsibilities at CHI have included shaping and supporting the evolving mission of this dynamic group. She has also been on the planning committee for their annual "Emerging Markets in the Life Sciences" seminar series, which is now in its 5th consecutive year.

From July 2011 to June 2014, Dr. Small-Howard was the Founder and President of International Biotechnology Solutions, a management consulting firm that created customized, cost-effective commercialization solutions for viable yet abandoned biopharmaceutical products. International Biotechnology Solutions provided management consulting with a focus on assisting US biotech companies with products that could be commercialized within the Asia-Pacific region. Dr. Small-Howard she successfully completed projects within the areas of business development, corporate alliance building, product commercialization, due diligence reporting on medical marijuana companies, corporate restructuring, and management of successful fund-raising campaigns.

From June 2011 to March 2013, she served as a Director on the Board of Directors (President for part of that time), for the Ceremax Investment Corporation. The Ceremax Investment Group was established by members of the USC EMBA Class XXV to pool its financial and intellectual resources to identify investment opportunities. During her tenure at Ceremax, Dr. Small Howard reviewed and approved capital and resource investments in promising start-up or scale-up phase private companies.

From November, 2008 to July, 2011, she served as the Vice President of Scientific Oversight for the Radient Pharmaceutical Corporation, a vertically-integrated biopharmaceutical research, development and manufacturing corporation with operations in both the US and China. Dr. Small-Howard provided oversight for global product development in multiple international business divisions. She authored and/or attained 12 patents & 3 trademarks on proprietary cancer tests, cancer (gene) therapies, cosmeceuticals, and animal models. She achieved numerous regulatory approvals for cancer tests, cancer therapies, pharmaceuticals, and cosmeceutical products with the United States FDA, Health Canada and other foreign ministries of health. She initiated and/or nurtured five international, collaborative, cancer research trial programs with universities and that yielded 7 publications supporting cancer products and supervised the Quality Management Systems for an ISO 13485/cGMP compliant medical device manufacturing facility in the US; as well as the regulated manufacturing facilities in China. She also led and participated in internal and US FDA, CDPH, CE Mark/ISO 13485, and CMDR audits of Radient’s Quality Management System.

Zach Swarts, Interim Chief Financial Officer

Mr. Swarts was appointed as Interim CFO in September 5, 2019.  He began employment with GB Sciences in October 2017 and served as Director of Finance and Accounting for the two years prior to his appointment as Interim CFO. Prior to October 2017, Mr. Swarts worked for a local public accounting firm as Manager of the litigation support department from April 2016 to October 2017. He has provided forensic accounting, expert witness, business valuation, and consulting services to clients in a wide variety of industries. From January 2013 to  April 2016, he worked as an auditor in the Las Vegas office of Ernst & Young LLP. His clients consisted primarily of SEC filers in the highly-regulated gaming industry. He is a Certified Public Accountant licensed in the State of Nevada.

Leslie Bocskor, Vice Chairman of the Board and Chairman of the Audit and Compensation Committees

Effective May 8, 2017, Mr. Bocskor was appointed as Vice Chairman of the Board.

In the burgeoning cannabis economy, Leslie Bocskor has emerged as one of the most influential and respected global advisors for business, policy and social reform, using his unique lens and understanding of what is, what will be, and what is needed -- based on decades of success in the trenches of investment banking and entrepreneurship in disruptive industries.  With his rare combination of financial market experience and business sensibilities, he is beloved by policy makers and growers, technologists and scientists, doctors and patients alike, curating the unrivaled network necessary to shepherd them all into achieving goals and prosperity.

The advisory firm he founded, Electrum Partners, works with leading companies around the globe in the hemp, legal medical cannabis, recreational cannabis, cannabis-based pharmaceuticals, cannabis-based nutraceuticals and supplements, technology, retails sales, processing, cultivation, ecommerce, unique brands, edibles manufacturing, intellectual property, finance and banking.  The firm is sought after to deliver high-level strategies for profitability and shareholder value, and to bring together critical partnerships and solutions that contribute positively to further develop the cannabis business ecosystem.  The company maintains relationships with key industry groups including MPP, DPA, NCIA, The ArcView Group, Red Estatal de Mujeres Antiprohibicionistas and Women Grow.

In position to provide perspective and guidance as to how the dots will be connected as the industry takes shape, Mr. Bocskor's contributions have already had substantial impact.  He was bestowed with the 2015 ArcView Group Outstanding Member Award and was named 2015 CEO of the Year by The Weed Blog, one of the industry's most-trafficked media sites.  Bocskor is the founding chairman of the Nevada Cannabis Industry Association and in November 2014, Mr. Bocskor was ranked 58th of 100 Most Influential People in the Cannabis industry by Cannabis Business Executive Magazine and was soon after the subject of a Newsweek's Special Edition Weed 2.0. Magazine feature article, "A Future Gold Mine," and featured on CNBC's special coverage of the Marijuana business economy among hundreds of news features and commentaries.

Edmond DeFrank, Director

Mr. DeFrank was elected to the GB Sciences Board of Directors on October 23, 2019. He is a registered U.S. Patent Attorney and intellectual property specialist since 1993 with over 25 years’ experience as a computer engineer and a patent attorney in the high technology sector. He has written and prosecuted over one thousand patent applications and patents for large high technology companies and educational institutions.

In addition, Mr. DeFrank has worked with small start-up companies and “Fortune 100” companies on strategic patent counseling, including managing and exploiting patent portfolios worth from six figures to billions of dollars through audit, analysis, valuation and licensing; performing due diligence for intellectual property acquisition, licensing, prosecution and litigation; managing, structuring and negotiating relationships between high tech companies, including forming licensing opportunities to generate revenue from intellectual property; negotiating and creating complex licensing, outsourcing, software development, manufacturing, marketing and distribution agreements; and performing due diligence and managing all intellectual property aspects of multi-million-dollar mergers and acquisitions. Over his career, Mr. DeFrank has founded and sold several software companies. He is the named inventor on 5 issued patents and over 30 pending patents.

For the past five years prior to joining the Board of Directors, Mr. DeFrank has provided legal services in the field of patent and trademark law as the owner of the Law Office of Edmond DeFrank from January 2001 to present. He is the founder of Ergo Sum Healthcare, Inc., a software development company which helps physicians produce better patient outcomes using personalized healthcare software solutions, and served as its Chief Financial Officer from September 2013 to August of 2018.

During the past five years none of our directors, executive officers, promoters or control persons was:

1)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3)

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

None.

Audit Committee

On July 6, 2016, the Board established the Audit Committee and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. The audit committee is comprised of Leslie Bocskor, John Poss, and Andrea Small-Howard. Of the members of the Audit Committee, only Leslie Bocksor is independent under the rules governing OTC Market. Mr. Bocskor is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter is filed herewith as Exhibit 10.16.

Audit Committee Financial Expert

As of the date of filling of this Form 10-K, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Compensation Committee

On July 6, 2016, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). The compensation committee is comprised of Leslie Bocskor and Ed DeFrank, each of whom is independent under the rules of the Securities and Exchange Commission standards. Leslie Bocskor is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter is filed herewith as Exhibit 10.17.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who directly or indirectly beneficially own more than 10% of our equity securities to file reports of ownerships on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received, we believe that each of our officers and directors is under a current obligation to file a Form 3.

Code of Ethics

We adopted the GB Sciences, Inc. Code of Ethics for the CEO and Senior Financial Officers (the “finance code of ethics”), a code of ethics that applies to Chief Executive Officer, Chief Financial Officer, Chief Science Officer and other finance organization employees. A copy of the finance code of ethics may be obtained from the Company, free of charge, upon written request delivered to GB Sciences, Inc. 3550 W. Teco Avenue, Las Vegas, NV 89118. If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to the Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

ITEM 11. EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer, Chief Science Officer, Chief Financial Officer, and Chief Operating Officer for all services rendered to us in all capacities during each of the years ended March 31, 2020 and 2019.

Summary Compensation Table

				Stock	Option
				Awards	Awards
Name and Position	Year	Salary	Bonus	(1)	(2)	Total
John Poss, CEO and Chairman of the Board	2020	$120,000	$37,500	$-	$-	$157,500
	2019	120,000	137,375	-	-	257,375
Dr. Andrea Small-Howard, CSO and Director	2020	160,000	-	-	-	160,000
	2019	160,000	-	-	-	160,000
Ksenia Griswold, Former CFO and COO	2020	240,000	-	-	-	240,000
	2019	206,154	30,000	-	-	236,154
Zach Swarts, Interim CFO	2020	130,000	30,000	-	-	160,000
	2019	125,000	30,000	-	-	155,000

(1) Represents the grant date fair value of restricted stock awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of each of these awards is based on the closing share price of our stock on the grant date.  Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the restricted stock granted vests over a three-year period.

(2) Represents the grant date fair value of option awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of these awards is determined under the Black-Scholes option pricing model. For the assumptions used for purposes of determining the value of the awards included in each year's compensation, please refer to Note 11. Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the options granted vest over a three-year period.

Employment Agreements

John Poss, Chief Executive Officer and Chairman of the Board of Directors

On August 10, 2015, Mr. Poss, entered into an employment agreement with the Company. The term of employment is one-year subject to automatic extensions for additional one-year periods unless either party chooses to terminate such employment. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Mr. Poss is entitled to three months' severance if the termination takes place during the first year of employment, four months' severance if the termination takes place during the second year of employment and six months' severance if the termination takes place during the third year or a subsequent year of employment. No severance payments are due in the case of a termination for cause. Similar severance provisions apply to a termination by Mr. Poss for good reason but not to a termination by Mr. Poss without good reason. Mr. Poss receives a monthly salary of $10,000 per month. In addition, in August 2015, the Company issued 600,000 options to Mr. Poss under our 2014 Equity Incentive Plan. The options are exercisable upon vesting for a period of 10 years from issuance for the purchase of shares of our common stock at a price of $0.30 per share. The options vest ratably on a monthly basis in equal installments over the course of 30 months commencing on the seventh month of the employment period. In the event that Mr. Poss' employment is terminated for cause or by Mr. Poss without good reason, all unvested options at the time of termination will be cancelled. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the options issued to Mr. Poss shall vest immediately. The number of options issuable to Mr. Poss is subject to increase within 6 months of the commencement of Mr. Poss' employment at the discretion of our Board of Directors. At the end of the third year of employment, the compensation payable to Mr. Poss shall be renegotiated in good faith by the parties.

Pursuant to the appointment of Mr. Poss as the Company's President, Chief Executive Officer and Board Member, the Company entered into an Amended and Restated Employment Agreement, effective June 1, 2016.  The agreement will end on May 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Mr. Poss will receive an annual salary of not less than $120,000 and quarterly bonuses equal to the value of 125,000 shares of the Company’s common stock.  Bonuses are payable in S-8 stock or cash in the discretion of the Company.  Under the agreement, Mr. Poss will also receive options to acquire 1.4 million shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Dr. Andrea Small-Howard, PhD, MBA, Chief Science Officer and Director

On June 19, 2014, Dr. Andrea Small-Howard, Chief Science Officer, entered into a three-year employment agreement with the Company. Dr. Small-Howard received a salary at the annual rate of $78,000 and 450,000 shares of restricted common stock that vests over the three-year term of employment. The stock is restricted as defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Dr. Small-Howard is entitled any unpaid base salary accrued through the effective date of termination notice and pay in a lump sum of an amount equal to the product of the sum of the executive’s-based salary plus the amount of the highest annual bonus or other incentive compensation payment therefore made by the Company to the executive, multiplied by one. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the restricted stock granted to Dr. Small-Howard shall vest immediately. Dr. Small-Howard also received 500,000 of stock options not in connection with her employment agreement, of which 100,000 vested immediately and the remainder vest over three years.

Effective on June 1, 2016, the Company amended its employment agreement with Dr. Small-Howard.  Pursuant to the amendment, Ms. Small-Howard surrendered a stock award for 450,000 shares of common stock in exchange for warrants to purchase 1.2 million common shares at the strike price of $0.30 per share.

Ksenia Griswold, Chief Financial Officer

On August 5, 2016, the Company's Board of Directors accepted the resignation of John Poss as Chief Financial Officer of the Company and appointed Ksenia Griswold as the Company's Vice President and Chief Financial Officer. Pursuant to the appointment of Ms. Griswold as the Company's Vice President and Chief Financial Officer, the Company entered into an Amended and Restated Employment Agreement, effective October 7, 2016.  The agreement will end on November 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Ms. Griswold will receive an annual salary of not less than $110,000 and options to acquire 350,000 shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted.

Effective April 24, 2017, the Company amended its employment agreement with Ms. Griswold.  Pursuant to the amendment, Ms. Griswold would receive a base salary at the annual rate no less than $160,000 and a quarterly bonus equivalent to $15,000. On September 1, 2019, the Company and Ksenia Griswold terminated their relationship and entered into the Severance Agreement. Pursuant to the Severance Agreement, Ms. Griswold will receive severance payments of $20,000 per month for 9 months following the date of separation and will continue receive health insurance coverage for the same period.

Leslie Bocskor, Director

Effective June 1, 2016, the Board of Directors established compensation for Mr. Bocskor to be $25,000 annually with an additional $1,000 for each meeting attended.  The compensation is payable in cash or stock at the election of the Company.  Mr. Bocskor also received options to purchase 450,000 shares of stock which vest over 24 months.  The strike price of the options is $0.16 per share, the market value of the Company's common stock on the date the Mr. Bocskor was elected to the Board.

Effective May 8, 2017, Mr. Bocskor was appointed as Vice Chairman of the Board.

Effective on December 1, 2017, the Company amended Mr. Bocskor’s compensation.  Pursuant to the amendment, Ms. Bocskor will receive $75,000 annually with an additional $1,000 for each meeting attended. Mr. Bocskor also received additional options to purchase 450,000 shares of stock which vest over 24 months.  The strike price of the options is $0.24 per share, the market value of the Company's common stock on the date the Mr. Bocskor was elected to the Board.

Share Terry, Director

Effective June 1, 2016, the Board of Directors established compensation for Mr. Terry to be $25,000 annually with an additional $1,000 for each meeting attended.  The compensation is payable in cash or stock at the election of the Company.  Mr. Terry also received options to purchase 450,000 shares of stock which vest over 24 months.  The strike price of the options was $0.16 per share, the market value of the Company's common stock on the date the Mr. Terry was elected to the Board. On September 19, 2019, the Board of Directors accepted the resignation of Mr. Terry as a member of the Board.  Mr. Terry stated that pressure from other commitments no longer allowed him serve.

Outstanding Equity Awards

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2020:

						Market
	Number of shares		Number of shares			value of
	underlying		underlying	Option	Option	shares not
	exercisable		unexercisable	exercise	expiration	vested ($)
Name	options/warrants (2)		options/warrants	price ($)	date	(1)
Andrea Small-Howard	500,000		-	$ 0.17	3/27/2025	$ -
	1,200,000	(3)		0.30	6/1/2026	-
	500,000		-	0.24	11/26/2027	-
John Poss	600,000		-	0.30	8/10/2025	-
	1,400,000		-	0.30	6/1/2023	-
	1,500,000		-	0.24	11/26/2027	-
Ksenia Griswold	100,000		-	0.29	11/4/2025	-
	100,000		-	0.30	6/1/2023	-
	350,000		-	0.32	10/7/2026	-
	450,000		-	0.24	11/26/2027	-
Leslie Bocskor	450,000		-	0.16	6/1/2023	-
	450,000		-	0.24	11/26/2027	-
Shane Terry	450,000			0.16	6/1/2023	-
Zach Swarts	150,000		-	0.25	10/1/2027	-

(1) There were no unvested options outstanding on March 31, 2020.

(2) These options were vested at March 31, 2020.

(3) Represents a warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.30 per share.

Directors’ Compensation

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. Directors are entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company. Outside directors are paid $2,000 monthly with an additional $1,000 for each meeting attended.  The compensation is payable in cash or stock at the election of the Company.

ITEM 12 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information known to us, as of June 29, 2020, relating to the beneficial ownership of common stock by:

●	each person who is known by us to be the beneficial holder of more than 5% of outstanding common stock;
●	each of named executive officers and directors; and
●	directors and executive officers as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 280,532,686 shares of common stock outstanding as of the date of this report. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

	No. of Shares		Percentage of Total Shares
Name of Beneficial Owner (1)	Owned		Owned
Officers and Directors
John Poss	3,725,000	(2)	1.29%
Dr. Andrea Small-Howard	2,316,000	(3)	*(9)
Zach Swarts	150,000	(4)	*(9)
Leslie Bocskor	900,000	(5)	*(9)
Ed DeFrank	-		*(9)
Directors and officers as a group (five) persons	7,091,000		2.42%
5% Holders:
Robert Moody, Jr.	20,005,000	(6)	6.82%
Dave Ruggieri	16,464,129	(7)	5.71%
Lawrence D. Ordower	16,011,418	(8)	5.49%

(1) Unless otherwise noted, the address of each person listed is GB Sciences, Inc. 3550 W. Teco Avenue, Las Vegas, NV 89118.

(2) Includes (a) 225,000 shares of common stock currently owned of record by Mr. Poss, (b) options to purchase 2,000,000 shares of common stock at $0.30 per share exercisable as of the Record Date or within 60 days thereafter, and (c) options to purchase 937,500 shares of common stock at $0.24 per share exercisable as of the Record Date or within 60 days thereafter.

(3) Includes (a) 116,000 shares of common stock currently owned of record by Dr. Small-Howard, (b) options to purchase 481,250 shares of common stock at $0.17 per share exercisable as of the Record Date or within 60 days thereafter, and (c) 1,500,000 additional shares of common stock issuable upon exercise of stock warrant at an exercise price of $0.24 per share exercisable as of the Record Date or within 60 days thereafter.

(4) Includes options to purchase 150,000 shares of common stock at $0.25 per share exercisable as of the Record Date or within 60 days thereafter.

(5) Includes 450,000 options to purchase shares of common stock at $0.16 per share exercisable as of the Record Date or within 60 days thereafter and options to purchase 450,000 shares of common at $0.24 per share exercisable as of the Record Date or within 60 days thereafter.

(6) Address is Robert Moody Jr, 2302 Post Office Street, Suite 601, Galveston, TX  77550. The total consists of 7,762,500 common shares held by Mr. Moody, 8,002,500 shares that may be acquired upon the exercise of warrants, and 4,240,000 may be acquired upon the conversion of notes.

(7) Address is David Ruggieri 1107 West Marion Ave, Unit 116, Punta Gorda, FL  33950. The total consists of 8,957,296 common shares held by Mr. Ruggieri and 7,506,833 shares of common stock issuable upon exercise of warrants.

(8) Address is Lawrence B. Ordower, 25 East Washington Street, Suite 1400, Chicago, IL  60602. The total consists of 5,227,418 common shares held by Mr. Ordower and 10,784,000 shares of common stock issuable upon exercise of warrants.

(9) Less than 1%.

ITEM 13. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

At March 31, 2020, the Company had two independent directors serving on the Board of Directors. The definition the Company uses to determine whether a director is independent are the rules governing OTC market.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

	Fiscal 2020	Fiscal 2019
Audit Fees(1)	$78,710	$70,617
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
Subtotal	78,710	70,617
All other Fees(4)	-	-
Total	$78,710	$70,617

(1) Audit Fees – Audit fees billed to the Company in FY 2020 and 2019 include fees billed by Assurance Dimensions, Inc. and by Soles, Heyn & Company, LLP for auditing the Company's annual financial statements and reviewing the financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2) Audit-Related Fees – There were no other fees billed by Assurance Dimensions, Inc. or by Soles, Heyn & Company, LLP for the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under "Audit Fees" above.

(3) Tax Fees – No tax services were provided by the principal accountant during the past two fiscal years.

(4) All Other Fees – There were no other fees billed in the past two fiscal years for products and services provided.

Pre-approval of Audit and Non-Audit Services

The Board of Director’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services. The Board of Directors may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

1.	GB Sciences, Inc. Consolidated Financial Statements (including related notes to Consolidated Financial Statements) filed in Part II of this report are listed below:

Report of Independent Registered Public Accounting Firm – Assurance Dimensions, Inc.

Report of Independent Registered Public Accounting Firm – Soles, Heyn & Company

Financial Statements:

Consolidated Balances Sheets as of March 31, 2020 and 2019

Consolidated Statements of Operations – Years ended March 31, 2020 and 2019

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) – Years ended March 31, 2020 and 2019

Consolidated Statements of Cash Flows – Years ended March 31, 2020 and 2019

Notes to the Consolidated Financial Statements

2.

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and therefore have been omitted.

3.	Exhibits

No.	Description
3.1	Articles of Incorporation (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
3.2

Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014 and Exhibit 3.2 to Form 10-K No. 333-82580 filed with the Commission on June 27, 2014)

3.3	Articles of Incorporation
3.4	Amendment to Articles of Incorporation
3.5	Bylaws (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002
4.6	Description of Registrant's Securities
10.1	2005 Restricted Stock Plan (Incorporated by reference to Annex A to Schedule 14A No. 333-82580 filed with the Commission on June 14, 2005)
10.2	2007 Restricted Stock Plan (Incorporated by reference to Exhibit 4.2 to Form S-8/POS No. 333-141467 filed with the Commission on February 8, 2008)
10.3

Amended Employment Agreement between Registrant and Andrea Small-Howard dated June 19, 2014 (Incorporated by reference to Exhibit 10.5 to Form 10-K No. 333-82580 filed with the Commission on June 27, 2014)

10.4	Employment Agreement between Registrant and John Poss dated August 10, 2015 (Incorporated by reference to Exhibit 10.1 to Form 10-Q No. 000-55462 filed with the Commission on November 18, 2015)
10.5	Operating Agreement of GB Sciences Nevada LLC (Incorporated by reference to Exhibit 10.4 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014)
10.6	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to Form S-1/A No. 333-198967 filed with the Commission on December 23, 2014)
10.7	Note Purchase Agreement between Growblox Sciences, Inc. and Pacific Leaf Ventures LP (Incorporated by reference to Exhibit 10.1 to Form 8-K No. 333-82580 filed with the Commission on June 15, 2015)
10.8	$1,750,000 6% senior secured convertible note issued to Pacific Leaf Ventures LP (Incorporated by reference to Exhibit 10.2 to Form 8-K No. 333-82580 filed with the Commission on June 15, 2015)
10.9	Security Agreement between GB Sciences Nevada LLC and Pacific Leaf Ventures LP (Incorporated by reference to Exhibit 10.3 to Form 8-K No. 333-82580 filed with the Commission on June 15, 2015)
10.10	Royalty Agreement between Growblox Sciences, Inc. and Pacific Leaf Ventures LP (Incorporated by reference to Exhibit 10.4 to Form 8-K No. 333-82580 filed with the Commission on June 15, 2015)
10.11

Pacific Leaf Ventures LP Amended and Restated 6% Senior Secured Convertible Promissory Note (Incorporated by reference to Exhibit 10.1 to Form 8-K No. 000-55462 filed with the Commission on February 12, 2016)

10.12	Pacific Leaf Ventures LP Amended and Restated Royalty Agreement (Incorporated by reference to Exhibit 10.2 to Form 8-K No. 000-55462 filed with the Commission on February 12, 2016)
10.13	Pacific Leaf Ventures LP Omnibus Amendment and Waiver (Incorporated by reference to Exhibit 10.3 to Form 8-K No. 000-55462 filed with the Commission on February 12, 2016)
10.14	Amended Employment Agreement between Registrant and John Poss dated June 1, 2016 (Incorporated by reference to Exhibit 10.23 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)
10.15

Amended Employment Agreement between Registrant and Andrea Small-Howard dated June 1, 2016 (Incorporated by reference to Exhibit 10.24 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)

10.16	Audit Committee Charter (Incorporated by reference to Exhibit 10.25 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)
10.17	Compensation Committee Charter (Incorporated by reference to Exhibit 10.26 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)
10.18	Pacific Leaf Ventures LP Second Omnibus Amendment and Waiver (Incorporated by reference to Exhibit 10.1 to Form 10-Q No. 000-55462 filed with the Commission on August 15, 2016)
10.19

Amended Employment Agreement between Registrant and Ksenia Griswold dated October 7, 2016 (Incorporated by reference to Exhibit 10.1 to Form 10-Q No. 000-55462 filed with the Commission on November 14, 2016)

10.20	Agreement between Registrant and Pacific Leaf Ventures, LP dated February 28, 2018 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)
10.21

Amendment and Termination Agreement between Registrant and Pacific Leaf Ventures, LP dated July 28, 2018 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.22

Note Purchase Agreement between Registrant and CSW Ventures, LP dated February 28, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.23

8% Convertible Promissory Note between Registrant and CSW Ventures, LP dated February 28, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.24	Security Agreement between Registrant and CSW Ventures, LP dated February 28, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)
10.25

Asset Purchase Agreement between Registrant and GBS Global Biopharma, Inc. dated March 15, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.26

Note Purchase Agreement between Registrant and Iliad Research and Trading, LP dated April 23, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.27

8% Convertible Promissory Note between Registrant and Iliad Research and Trading, LP dated April 23, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.28	Membership Interest Purchase Agreement between Registrant, Wellcana Plus, LLC, and GB Sciences Louisiana, LLC, dated November 15, 2019 (Incorporated by reference to Exhibit 10.1 to December 31, 2019 Form 10-Q filed with the Commission on February 18, 2020)

10.29	Membership Interest Purchase Agreement by and among Registrant, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and AJE Management, LLC dated March 25, 2020
10.30	Management Services Agreement by and among Registrant, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and AJE Management, LLC dated December 6, 2020
10.31	Amendment to Note Documents between Registrant and CSW Ventures, LP dated July 12, 2019
10.32	Amended and Restated 8% Senior Secured Convertible Promissory Note payable to CSW Ventures, LP dated July 12, 2019
10.33	Amendment to Promissory Note between Registrant and CSW Ventures, LP dated July 12, 2019
10.34	Second Amendment to Note Documents between Registrant and CSW Ventures, LP dated November 27, 2019
10.35	Second Amended and Restated 8% Senior Secured Convertible Promissory Note payable to CSW Ventures, LP dated November 27, 2019
10.36	Loan Agreement betrween Registrant and AJE Mangement, LLC dated December 3, 2020
10.37	8% Promissory Note payable to AJE Management, LLC
10.38	Promissory Note payable to John Davis dated November 15, 2019
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Form 10-KSB No. 333-82580 filed with the Commission on June 22, 2004)
21.1	List of Subsidiaries
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
32.1	18 U.S.C. Section 1350 Certification of Chief Executive Officer
32.2	18 U.S.C. Section 1350 Certification of Chief Financial Officer
101	XBRL Instant Documents

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas, NV on August 28, 2020.

GB Sciences, Inc.

By:	/s/ John Poss
Name: John Poss
Title: Chief Executive Officer

GB Sciences, Inc.

By:	/s/ Zach Swarts
Name: Zach Swarts
Title: Chief Financial Officer

Exhibit 3.3

1

Exhibit 3.3

2

Exhibit 3.3

3

Exhibit 3.3

4

Exhibit 3.3

5

Exhibit 3.4

1

Exhibit 3.4

2

Exhibit 3.4

3

Exhibit 4.6

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 33% of our capital stock entitled to vote on such action.

1

Exhibit 10.29

MEMBERSHIP INTEREST PURCHASE AGREEMENT

By and Among

AJE MANAGEMENT, LLC

(BUYER),

GB SCIENCES LAS VEGAS, LLC,

GB SCIENCES NEVADA, LLC

and

GB SCIENCES, INC.

(SELLER)

dated as of

March 25, 2020

i

Exhibit 10.29

Page

Article I DEFINITIONS	1

Article II PURCHASE AND SALE	7

Section 2.1     Purchase and Sale     7

Section 2.2     Purchase Price     7

Section 2.3     Seller Note     8

Section 2.4     Transactions to be Effected at the Closing     8

Section 2.5     Closing     8

Section 2.6     Withholding Tax     9

Article III REPRESENTATIONS AND WARRANTIES OF SELLER	9

Section 3.1     Authority     9

Section 3.2     Organization, and Qualification     9

Section 3.3     Capitalization     10

Section 3.4     Subsidiaries     10

Section 3.5     No Conflicts; Consents     10

Section 3.6     Financial Statements     11

Section 3.7     Litigation and Claims     11

Section 3.8     Taxes     11

Section 3.9     Conflicts     11

Section 3.10     Employees     11

Section 3.11     No Undisclosed Liabilities; Teco Subsidiary Fines     12

Section 3.12     Brokers.     12

Section 3.13     Complete Disclosure.     12

Article IV REPRESENTATIONS AND WARRANTIES OF BUYER	13

Section 4.1     Organization and Authority of Buyer     13

Section 4.2     No Conflicts; Consents     13

Section 4.3     Brokers     13

Article V COVENANTS	13

Section 5.1     Conduct of Business Prior to the Closing     13

Section 5.2     Access to Information     15

Section 5.3     Nevada Approval     15

Section 5.4     Confidentiality     15

Section 5.5     Governmental Approvals and Consents     15

Section 5.6     Closing Conditions     16

Section 5.7     Public Announcements     16

Section 5.8     Further Assurances     16

ii

Exhibit 10.29

Article VI TAX MATTERS	17

Section 6.1     Tax Covenants     17

Section 6.2     Termination of Existing Tax Sharing Agreements     18

Section 6.3     Straddle Period     18

Section 6.4     Cooperation and Exchange of Information     18

Section 6.5     Tax Treatment.     18

Section 6.6     Tax Allocation      18

Article VII CONDITIONS TO CLOSING	19

Section 7.1     Conditions to Obligations of All Parties     19

Section 7.2     Conditions to Obligations of Buyer     19

Section 7.3     Conditions to Obligations of Seller     20

Article VIII INDEMNIFICATION	21

Section 8.1     Survival     21

Section 8.2     Indemnification By Seller     21

Section 8.3     Indemnification By Buyer     22

Section 8.4     Certain Limitations     22

Section 8.5     Indemnification Procedures     23

Section 8.6     Payments     24

Section 8.7     Tax Treatment of Indemnification Payments     25

Section 8.8     Effect of Investigation     25

Section 8.9     Exclusive Remedies     25

Section 8.10   Offset of Seller Note     25

Article IX TERMINATION	25

Section 9.1     Termination     25

Section 9.2     Effect of Termination     26

Article X MISCELLANEOUS	27

Section 10.1     Expenses     27

Section 10.2     Notices     27

Section 10.3     Interpretation     28

Section 10.4     Headings     28

Section 10.5     Severability     28

Section 10.6     Entire Agreement     28

Section 10.7     Successors and Assigns     28

Section 10.8     No Third-party Beneficiaries     28

Section 10.9     Amendment and Modification; Waiver     29

Section 10.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial     29

Section 10.11     Specific Performance     30

Section 10.12     Counterparts     30

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of March 25, 2020, is entered into by and among GB Sciences, Inc., a Nevada corporation (“Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBSLV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBSNV” and, together with GBSLV, the “Teco Subsidiaries”), and AJE Management, LLC (“Buyer”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding membership interests of the Teco Subsidiaries (the “Membership Interests”);

WHEREAS, the Buyer is a party to a Management Services Agreement, dated December 6, 2019, and amended on the date hereof (the “Management Agreement”) with the Seller and the Teco Subsidiaries, whereby it manages and controls the operations of the cannabis cultivation and extraction facilities owned by the Teco Subsidiaries located at 3550 W. Teco Avenue, Las Vegas, Nevada 89118 (the “Teco Facility”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller 100% of the equity interest in each of the Teco Subsidiaries at such time as, among other things, all approvals have been obtained from all applicable governmental authorities in the State of Nevada, all subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 6.6.

1

Exhibit 10.29

“Balance Sheet” has the meaning set forth in Section 3.6.

“Balance Sheet Date” has the meaning set forth in Section 3.6.

“Basket” has the meaning set forth in Section 8.4(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Nevada are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 8.2.

“Cap” has the meaning set forth in Section 8.4(a).

“Cash Purchase Price” has the meaning set forth in Section 2.2.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” has the meaning set forth in Section 2.5.

“Closing Cash” means the cash of the Teco Subsidiaries, as of the Closing Date, calculated in accordance with GAAP.

“Closing Inventory” means the inventory of the Teco Subsidiaries, net of reserves, as of the Closing Date, calculated in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“CSW Note” means the Second Amended and Restated 8% Senior Secured Convertible Promissory Note, in the principal amount of $1,501,863, dated November 27, 2019, made by Seller in favor of CSW Ventures, LP, an affiliate of Buyer, as amended from time to time.

“Direct Claim” has the meaning set forth in Section 8.5(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Employee Liability Amounts” has the meaning set forth in Section 3.10(b).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

2

Exhibit 10.29

“Excluded Liability” means any Loss relating to (i) any Actions threatened or pending against the Teco Subsidiaries on the Closing Date; (ii) any Indebtedness of the Teco Subsidiaries not included on the Balance Sheet; and (iii) any and all Taxes due and payable with respect to the Teco Subsidiaries for any period ending on or before the Closing Date.

“Financial Statements” has the meaning set forth in Section 3.6.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or debt securities and warrants or other rights to acquire any such instruments or securities and (c) all Indebtedness of others referred to in clauses (a) and (b) hereof guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to grant an Encumbrance on property owned or acquired by such Person, whether or not the obligation secured thereby has been assumed, or (iv) otherwise to assure a creditor against loss.

“Indemnified Party” has the meaning set forth in Section 8.5.

“Indemnifying Party” has the meaning set forth in Section 8.5.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, manuals, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, recipes, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

3

Exhibit 10.29

“Knowledge of the Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of John Poss, Monica Poss or any other executive officer of Seller, in each case, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means all liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Licenses” means (i) all Medical Marijuana Establishment Certificates held by GBSLV, including without limitation, MME License PO75 and C120; (ii) Clark County cultivation license and State of Nevada certificate and Clark County and City of Las Vegas dispensary location licenses and State Certificates held by GBSNV; and (iii) all other cannabis production and cultivation licenses issued to Seller (with respect to the Teco Facility) or the Teco Subsidiaries by the Nevada Department, and (iv) each other Permit issued to the Seller and/or the Teco Subsidiaries by any Governmental Authority with respect to the cannabis businesses of the Teco Subsidiaries.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Management Agreement” has the meaning set forth in the recitals to this Agreement.

“Management Commencement Date” means December 6, 2019.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), assets or

4

Exhibit 10.29

prospects of the Teco Subsidiaries, (b) the validity or effectiveness of the Licenses, or (c) the ability of Seller or the Teco Subsidiaries to consummate the transactions contemplated hereby on a timely basis.

“Material Contract” has the meaning set forth in Section 3.9.

“Membership Interests” has the meaning set forth in the recitals to this Agreement.

“Nevada Department” means the Nevada Department of Taxation or the successor regulator of the State of Nevada.

“Nevada Approval” has the meaning set forth in Section 2.4(b).

“Offset Amount” has the meaning set forth in Section 2.2.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable; (b) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Real Property which are not, individually or in the aggregate, material to the operation of the Teco Facility; or (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Teco Subsidiaries.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of the Seller and its Subsidiaries for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Seller and the Teco Subsidiaries for any Pre-Closing Tax Period.

“Purchase Price” has the meaning set forth in Section 2.2.

5

Exhibit 10.29

“Purchase Price Schedule” has the meaning set forth in Section 2.2(c).

“Real Property” means the real property owned, leased or subleased by the Seller or the Teco Subsidiaries relating to the business of the Teco Subsidiaries, together with all buildings, structures and facilities located thereon as of the Closing.

“Representative” means, with respect to any Person, any and all managers, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 8.3.

“Seller Note” has the meaning set forth in Section 2.3.

“Straddle Period” has the meaning set forth in Section 6.3.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the membership, stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of managers, board of directors or other governing body of such legal entity.

“Taxes” means all federal, state, local, foreign and other income, gross receipts “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, or other taxes, customs, duties or other fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes or foreign financial accounts and other assets required to be reported under any provision of applicable Law, including any schedule or attachment thereto, and including any amendment thereof.

“Teco Subsidiary Fines” has the meaning set forth in 3.11(b).

“Teco Subsidiaries Intellectual Property” means all Intellectual Property that is owned or held for use by the Teco Subsidiaries.

“Termination Date” has the meaning set forth in Section 9.1(e).

“Third Party Claim” has the meaning set forth in Section 8.5(a).

6

Exhibit 10.29

“Transaction Documents” means this Agreement, the Seller Note, and all schedules and exhibits hereto and thereto.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

Article II
PURCHASE AND SALE

Section 2.1     Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, 100% of the Membership Interests of each of the Teco Subsidiaries (the “Purchased Membership Interests”), free and clear of all Encumbrances (other than Encumbrances in favor of Buyer or its Affiliates), for the consideration specified in Section 2.2.

Section 2.2     Purchase Price.

(a)     The aggregate purchase price for the Purchased Membership Interests (the “Purchase Price”) shall be (A) Four Million Dollars ($4,000,000) consisting of, at Buyer’s sole discretion (i) the offset against any amount owing to Buyer or any of its Affiliates by Seller or the Teco Subsidiaries under the Management Agreement or the CSW Note; provided, however, that any payment of the Purchase Price by offset of amounts due under the CSW Note shall reduce the Purchase Price by an amount equal to one hundred and ten percent (110%) of the amount of the principal and accrued interest offset under the CSW Note (the “Offset Amount”), or (ii) cash (the “Cash Purchase Price”), or (iii) a combination of the foregoing, and (B) the issuance to the Seller of the Seller Note described in Section 2.3 below.

(b)     Seller and Buyer agree that the Purchase Price to be paid at the Closing shall be (A) reduced by any (i) Employee Liability Amounts, (ii) Teco Subsidiary Fines, (iii) Liabilities of the Teco Subsidiaries incurred prior to the Management Commencement Date and not included on the Balance Sheet, and (iv) 50% of all costs and expenses incurred by the Buyer and its Affiliates in connection with obtaining the Nevada Approval, and (B) increased by the amount of (i) Closing Inventory, and (ii) Closing Cash. Seller and Buyer further agree that except as expressly set forth in the preceding sentence, the Purchase Price to be paid at the Closing shall not be reduced by any Liabilities of the Teco Subsidiaries incurred in the ordinary course of business following the Management Commencement Date other than in respect of accrued management fees due to Buyer under the Management Agreement.

(c)     Buyer shall deliver to Seller no less than two days prior to the Closing Date a schedule (the “Purchase Price Schedule”) setting forth (i) its calculation of both the Purchase Price and the Cash Purchase Price, after giving effect to the Offset Amount and the adjustments to the Purchase Price pursuant to Section 2.2(b) above, and (ii) a list of third-party creditors of the Seller or its Subsidiaries to whom Buyer will apply a portion of the proceeds of the Cash Purchase Price to reduce (or pay in full) amounts owed to them by Seller or its Subsidiaries (the “Named Creditors”), and the amount of such payments to be made by Buyer to the Named Creditors at the Closing (the “Payoff Amounts”); provided, however, that the Payoff Amounts shall not include any Liabilities of the Teco Subsidiaries incurred in the ordinary course of business following the Management Commencement Date.

7

Exhibit 10.29

(d)     The Purchase Price Schedule shall be prepared by Buyer in good faith. In the event Seller in good faith reasonably objects to the Purchase Price Schedule or any amount set forth thereon, the Seller shall promptly provide a detailed notice of such objection to Buyer, and Buyer and Seller (and their respective Representatives) shall negotiate in good faith to resolve such objection as soon as possible prior to the Closing.

Section 2.3     Seller Note. At the Closing, Buyer shall deliver to Seller a promissory note in the principal amount of Four Million Dollars ($4,000,000) (the “Seller Note”), in the form of Exhibit A hereto.

Section 2.4     Transactions to be Effected at the Closing. At the Closing:

(a)     Buyer shall:

(i) deliver to each Named Creditor the Payoff Amount set forth on the Purchase Price Schedule with respect to such Named Creditor;

(ii)     deliver the Cash Purchase Price, less the Payoff Amounts paid under Section 2.4(i) above, and after giving effect to the reduction in the Cash Purchase Price as set forth in the Purchase Price Schedule (if applicable), by wire transfer of immediately available funds to Seller’s account in accordance with the wire instructions provided to Buyer by Seller; and

(iii)     deliver to Seller the Seller Note and all other agreements, documents, instruments or certificates required to be delivered to Seller by Buyer at or prior to the Closing pursuant to Section 7.3 of this Agreement; and

(b)     Seller shall deliver or cause to be delivered to Buyer:

(i)     duly executed instruments of assignment with respect to the Purchased Membership Interests held by it, attached in the form of Exhibit B hereto;

(ii)     the approval of the Nevada Department and each other applicable state, local or municipal authority, to the change in the ownership of the Teco Subsidiaries and the deemed transfer of the Licenses and any other Permits relating to the Seller’s cannabis business and operations of the Teco Facility, resulting from the transactions contemplated hereby (the “Nevada Approval”); and

(iii)     all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 7.2 of this Agreement.

Section 2.5     Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Membership Interests contemplated hereby shall take place at a closing (the “Closing”) no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), to be held at the offices of Buyer’s counsel or by such other means (e.g. facsimile or .pdf and overnight delivery of the original execution

8

Exhibit 10.29

documents) or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.6     Withholding Tax(a)     . Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law in connection with the purchase contemplated by Section 2.1. All such withheld amounts, to the extent remitted to the proper Governmental Authorities, shall be treated as delivered to Seller hereunder.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing.

Section 3.1     Authority. Each of Seller and the Teco Subsidiaries has full capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each of Seller and the Teco Subsidiaries of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by each of Seller and the Teco Subsidiaries of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement has been duly executed and delivered by each of Seller and the Teco Subsidiaries. This Agreement constitutes the legal, valid and binding obligations of Seller and the Teco Subsidiaries, enforceable against Seller and each of the Teco Subsidiaries in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

Section 3.2     Organization, and Qualification. The Seller is a corporation duly formed, validly existing and in good standing under the Laws of the State of Nevada. Each of the Teco Subsidiaries is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Nevada and has full organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each of the Teco Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to qualify would not result in a Material Adverse Effect.

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Exhibit 10.29

Section 3.3     Capitalization.

(a)     The outstanding equity interests of the Teco Subsidiaries consist entirely of the Membership Interests which are held of record and beneficially solely by Seller. All of the Membership Interests have been duly authorized, are validly issued, fully paid and non-assessable.

(b)     All of the Membership Interests were issued in compliance with applicable Laws. None of the Membership Interests were issued in violation of any agreement, arrangement or commitment to which Seller or any Teco Subsidiary is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)     There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity interests of the Teco Subsidiaries or obligating the Seller or the Teco Subsidiaries to issue or sell any units, membership interest, or any other interest in the Teco Subsidiaries. The Teco Subsidiaries do not have outstanding or authorized any share or unit appreciation, phantom share or unit, profit participation or similar rights.

(d)     Seller is the record and beneficial owner of the Membership Interests, free and clear of any Encumbrance, other than Encumbrances in favor of Buyer or its Affiliates. Seller has the full unrestricted and unconditioned right, authority and power to sell, assign and transfer the Purchased Membership Interests owned by it to Buyer. There are no restrictions on or agreements with respect to the voting rights of Seller that would impair Buyer’s rights under this Agreement. At the Closing, Buyer will acquire good, valid and marketable title to the Purchased Membership Interests, free and clear of any Encumbrance, other than Encumbrances in favor of Buyer or its Affiliates.

Section 3.4     Subsidiaries. There are no Subsidiaries of the Teco Subsidiaries. The Teco Subsidiaries do not own or hold, and have not owned or held, any capital stock in any subsidiary or any Person.

Section 3.5     No Conflicts; Consents. Except as set forth in Section 3.5 of the Disclosure Schedules, the execution, delivery and performance by the Seller of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, limited liability company agreement or other organizational documents of Seller or the Teco Subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Teco Subsidiaries; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which either of the Teco Subsidiaries is a party or by which either of the Teco Subsidiaries is bound or to which any of their respective properties and assets are subject or any Permit affecting the properties, assets or business of the Teco Subsidiaries; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the

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Exhibit 10.29

Teco Subsidiaries. Except as set forth in Section 3.5 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Seller or the Teco Subsidiaries in connection with the execution and delivery of this Agreement or any other Transaction Document and the consummation of the transactions contemplated hereby and thereby.

Section 3.6     Financial Statements. True and complete copies of the following unaudited financial statements for the Teco Subsidiaries are attached to Schedule 3.6, such statements being referred to hereafter, collectively as the “Financial Statements”: (i) the balance sheet as of March 31 in each of the years 2019 and 2018 and the related statements of income, statements of members equity and statements of cash flows for the Teco Subsidiaries for the years then ended, and (ii) the interim consolidating balance sheet as of December 31, 2019 and related statement of income, members equity and cash flows for the nine month period then ended. Each of the Financial Statements including the notes thereto, if any, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly presents in all material respects the financial condition of the Teco Subsidiaries as of such dates and the results of the Teco Subsidiaries operations for the periods specified. The balance sheet of the Teco Subsidiaries as of December 31, 2019 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

Section 3.7     Litigation and Claims. There is no litigation or proceeding, in law or in equity, pending or, to Seller’s knowledge, threatened, against Seller, the Teco Subsidiaries or their respective officers, directors or members, either (i) with respect to or affecting Seller’s ability to perform its obligations hereunder, or (ii) that is reasonably likely to prohibit, restrict or delay the performance of this Agreement by Seller. .

Section 3.8     Taxes. All applicable transfer taxes and similar charges, fees that may be due or payable by Seller or the Teco Subsidiaries as a result of the conveyance, assignment, transfer, assumption or delivery of the Membership Interests as contemplated by this Agreement shall be paid by Seller.

Section 3.9     Conflicts. Except as set forth on Schedule 3.9, neither the Seller nor the Teco Subsidiaries are a party to, or bound by, any unexpired, undischarged or unsatisfied contract that is material to the Seller or the Teco Subsidiaries (“Material Contract”) under the terms of which the execution of, or the performance by Seller according to the terms of this Agreement would (i) be a default or an event of acceleration, (ii) prohibit, prevent or delay timely performance by Seller according to the terms of this Agreement; or (iii) require the consent of or otherwise give any other party to such Material Contract the right to refuse to give consent to the consummation of the transactions contemplated hereby or to elect to terminate such Material Contract, require Seller or the Teco Subsidiaries to give notice to any other party of the transactions contemplated hereby, or provide that, or give any other party the right to declare that, as a result of the consummation of the transactions contemplated hereby, the Material Contract shall be null and void.

Section 3.10     Employees. Except as set forth on Schedule 3.10(i):

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Exhibit 10.29

(a)     With respect to any current or former employees of the Seller or Teco Subsidiaries who was employed by the Teco Subsidiaries, there is not now, nor has there been within the twenty four (24) months before Closing, any pending or, to Seller’s Knowledge, threatened: (A) unfair labor practice charge, employment discrimination or other charge with any governmental entity responsible for equal employment opportunity, or employee grievance; (B) labor-related organizational effort, election activities, or request or demand for negotiations, recognition or representation; (C) labor strike, dispute, slowdown, stoppage, picketing, interruption of work, lockout, or other dispute or controversy with or involving a labor organization or with respect to unionization or collective bargaining; or (D) grievance or arbitration proceeding arising out of or under any collective bargaining agreement. To the Seller’s Knowledge, the Teco Subsidiaries are not, and have not been, a party to or bound by any collective bargaining agreement, other agreement or understanding, work rules or practice, or arbitration award with any labor union or any other similar organization.

(b)     As of the Closing, the Seller has timely paid, accrued on the Balance Sheet, or provided Buyer a reduction in the Cash Purchase Price as provided in Section 2.2(b), for any and all salaries, wages, bonus, sales commission, vacation and sick pay, profit sharing obligations, other compensation amounts, and Taxes and penalties (if any) due and owing for any period prior to the Closing Date by the Teco Subsidiaries to or with respect to Seller’s and Teco Subsidiaries’ current and former employees (“Employee Liability Amounts”). No employee or former employee of Seller has any right to be rehired by the Teco Subsidiaries. paid by Seller.

Section 3.11     No Undisclosed Liabilities; Teco Subsidiary Fines.

(a)     The Teco Subsidiaries have no Liabilities incurred prior to the Management Commencement Date, except (a) those which are adequately reflected or reserved against in the Balance Sheet, (b) those which have reduced the Cash Purchase Price pursuant to Section 2.2(b) hereof, and (c) those which have been incurred in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material in amount.

(b)     As of the Closing, Seller has paid or provided Buyer a reduction in the Purchase Price as provided in Section 2.2(b) with respect to all state or local regulatory fines, penalties, or charges incurred by either of the Teco Subsidiaries with respect to activities prior to the Management Commencement Date (“Teco Subsidiary Fines”).

Section 3.12     Brokers. (c)      No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Teco Subsidiaries.

Section 3.13     Complete Disclosure. (d)      The representations and warranties of Seller in this Agreement (including the schedules and exhibits hereto) do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein not misleading.

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Exhibit 10.29

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Schedules referred to below, Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing.

Section 4.1     Organization and Authority of Buyer. Buyer is a limited liability company duly formed and validly existing under the Laws of California. Buyer has full capacity and authority to enter into this Agreement and each of the other Transaction Documents to which it is or will be a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and of the other Transaction Documents to which it is or will be a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

Section 4.2     No Conflicts; Consents. The execution, delivery and performance by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, limited liability company agreement, bylaws or other organizational documents of Buyer; (b) conflict with or result in a material violation or breach of any provision of any Law or Governmental Order applicable to Buyer in any material respect; or (c) require the consent, notice or other action by any Person under, conflict with, result in a material violation or breach of, constitute a material default or an event that, with or without notice or lapse of time or both, would constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material Contract to which the Buyer is a party or by which the Buyer is bound or to which any material portion of its properties and assets are subject or any material Permit affecting the properties, assets or business of the Buyer.

Section 4.3     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Article V
COVENANTS

Section 5.1     Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller and Buyer shall cause the Teco Subsidiaries to, (x) conduct their business in the ordinary course of business

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Exhibit 10.29

consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Teco Subsidiaries and to preserve the rights, franchises, goodwill and relationships of their respective employees, customers, landlords, lenders, suppliers, regulators and others having business relationships with the Teco Subsidiaries. Without limiting the foregoing, from the date hereof until the Closing Date, the Seller and Buyer shall:

(a)     not permit the Teco Subsidiaries to cancel or forfeit any License or other Permit or take any action or fail to take any action with the purpose or having the effect of causing any License or other Permit not to be in full force and effect;

(b)     cause the Teco Subsidiaries to pay their respective debts, Taxes and other obligations when due;

(c)     cause the Teco Subsidiaries to maintain the properties and assets, including, without limitation, all Real Property and equipment, owned, operated, leased or used by the Teco Subsidiaries in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear, and maintain the inventory of the Teco Subsidiaries in a manner so as to avoid spillage, breakage or other waste outside the ordinary course of business;

(d)     cause the Teco Subsidiaries to continue in full force and effect without modification all insurance policies, except as required by applicable Law;

(e)     cause the Teco Subsidiaries to defend and protect their properties and assets (including, without limitation, their Intellectual Property) from infringement or usurpation;

(f)     cause the Teco Subsidiaries to perform all of their respective obligations under all Contracts relating to or affecting their properties, assets or business;

(g)     cause the Teco Subsidiaries to maintain their respective books and records in accordance with past practice;

(h)     cause the Teco Subsidiaries to comply in all material respects with all applicable Laws;

(i)     not permit either of the Teco Subsidiaries to create, incur permit, allow or take any action to create any Encumbrance on any of their respective assets other than Permitted Encumbrances;

(j)     not permit either of the Teco Subsidiaries to enter into any Material Contract (including any Lease); or

(k)     not permit the Teco Subsidiaries to waive, release, assign, cancel compromise, settle, or offer or propose to settle, any Action other than any workers’ compensation or public liability claims, unless (1) the amount involved in such waiver, release, assignment, compromise, settlement or offer to settle does not exceed $2,500 individually or $10,000 in the aggregate, and (2) such waiver, release, assignment, compromise, settlement or offer to settle does not impose any injunctive or other non-monetary relief or criminal fines on

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Exhibit 10.29

the Teco Subsidiaries, does not provide for any admission of liability by the Teco Subsidiaries, does not impose any sanction or restriction upon the conduct or operation of the business the Teco Subsidiaries, and the Teco Subsidiaries are fully and completely released.

Section 5.2     Access to Information. From the date hereof until the Closing, the Seller shall cause the Teco Subsidiaries to, (a) afford Buyer and its Representatives full and free access to, and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Teco Subsidiaries; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Teco Subsidiaries as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and the Teco Subsidiaries to cooperate with Buyer in its investigation of the Teco Subsidiaries. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 5.3     Nevada Approval(a)     . To the extent permissible under applicable Law, the Buyer shall cause the Teco Subsidiaries to file applications with the Nevada Department and all other relevant state and local authorities, and shall use commercially reasonable efforts, with the cooperation of Seller, to secure from the Nevada Department and all other applicable licensing authorities to obtain on or prior to the Closing Date, the Nevada Approval and any other consent required for (i) the change of control of the Teco Subsidiaries with respect to all Licenses, and (ii) the issuance of any necessary temporary, provisional or permanent Licenses required for the continued operation of the business of the Teco Subsidiaries following the Closing.

Section 5.4     Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Teco Subsidiaries, except to the extent that such Seller can show that such information (a) became generally available to the public without breach of this Agreement and through no act or omission of Seller, or its Affiliates or Representatives; (b) Seller received it from a third party that did not violate any agreement, duty or applicable law in disclosing the information to such Seller; or (c) is legally required to be disclosed. If any Seller or any of its respective Affiliates or Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided, however, that Seller shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.5     Governmental Approvals and Consents.

(a)     Each party hereto shall, subject to applicable Law, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement; including, without limitation,

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Exhibit 10.29

such filings and submissions to the Nevada Department to obtain the Nevada Approval as set forth in Section 5.4. Seller and Buyer acknowledge that the Nevada Department of Taxation has issued a moratorium on transfers of ownership interests of marijuana licenses/companies as of the date hereof. Notwithstanding the foregoing, each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals in accordance with applicable laws and regulations under the State of Nevada. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)     The Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all required consents from, all third parties that are described in Section 3.5 of the Disclosure Schedules.

Section 5.6     Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Teco Subsidiaries to, use their best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 5.7     Public Announcements. All public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicated with any news media shall be made with the prior written consent of each party, which consent shall not be unreasonably withheld, conditioned or delayed, and the parties shall cooperate as to the timing and contents of any such announcement in compliance with applicable Laws.

Section 5.8     Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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Exhibit 10.29

Article VI
TAX MATTERS

Section 6.1     Tax Covenants.

(a)     Without the prior written consent of Buyer, Seller (and, prior to the Closing, the Teco Subsidiaries, and their respective Affiliates and Representatives) shall not, to the extent it may affect, or relate to, the Teco Subsidiaries, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Teco Subsidiaries in respect of any Post-Closing Tax Period. Seller agrees that Buyer is to have no liability for any Tax resulting from any action of the Seller, the Teco Subsidiaries and their respective Affiliates and Representatives, and agree to indemnify and hold harmless Buyer (and, after the Closing Date, the Teco Subsidiaries) against any such Tax or reduction of any Tax asset for periods prior to the Closing Date.

(b)     All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Seller when due. Seller shall, on behalf of the Seller and at the Seller’s own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)     Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Teco Subsidiaries after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within ten days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten days after receipt by Buyer of such notice, the disputed items shall be resolved by an independent, nationally recognized accounting firm selected by Buyer and reasonably acceptable to Seller (the “Accounting Referee”) and any determination by the Accounting Referee shall be final. The Accounting Referee shall resolve any disputed items within twenty days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Referee is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Accounting Referee’s resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Teco Subsidiaries that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

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Exhibit 10.29

Section 6.2     Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Teco Subsidiaries shall be terminated as of the Closing Date. After such date neither of the Teco Subsidiaries, Seller nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.3     Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)     in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)     in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.4     Cooperation and Exchange of Information. At the Closing, Seller shall provide Buyer with all Tax Returns, schedules and work papers, records and other documents of the Teco Subsidiaries in their possession relating to Tax matters of the Teco Subsidiaries for any taxable period beginning before the Closing Date. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of the Teco Subsidiaries. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. The parties shall retain all Tax Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the Teco Subsidiaries for any taxable period beginning before the Closing Date until at least six (6) years following the Closing Date. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Teco Subsidiaries for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.5     Tax Treatment. Seller and Buyer agree that the transactions contemplated hereby will be treated for U.S. federal income Tax purposes and applicable state income Tax purposes as a taxable sale by Seller and a purchase by Buyer of one hundred percent (100%) interest in the assets of each of the Teco Subsidiaries.

Section 6.6     Tax Allocation. Seller and Buyer agree that the Purchase Price shall be allocated among the assets of each of the Teco Subsidiaries for U.S. federal and applicable state and local income tax purposes as shown on the allocation schedule (the "Allocation Schedule").

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Exhibit 10.29

A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Seller within 60 days following the Closing Date. If Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 90 days following the Closing Date, such dispute shall be resolved by the Accounting Referee. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Buyer and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Any adjustments to the Purchase Price shall be allocated in a manner consistent with the Allocation Schedule.

Article VII
CONDITIONS TO CLOSING

Section 7.1     Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, to the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.2     Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     The representations and warranties of Seller contained in Article III shall be true and correct in all respects (in the case of any representations or warranties containing any materiality or Material Adverse Effect qualifiers) or in all material respects (in the case of any representations or warranties without any materiality or Material Adverse Effect qualifiers) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).

(b)     Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, including, without limitation, those set forth in Article VI; provided, however, that with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)     No Action shall have been commenced against Buyer, Seller, the Teco Subsidiaries, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

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Exhibit 10.29

(d)     Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.5, including, without limitation, the Nevada Approval, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

(e)     From the date of this Agreement, there shall not have occurred any Material Adverse Effect, including, without limitation, any an change in any Federal, state or local laws or regulations, or the enforcement thereof, that would have an adverse effect on the cannabis industry in general or the business of the Teco Subsidiaries.

(f)     Buyer shall have received a certificate, dated the Closing Date and signed by Seller, that each of the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(g)     Seller shall have transferred and assigned to the Teco Subsidiaries all of the assets owned by Seller that are related to the business conducted or proposed to be conducted at the Teco Facility.

(h)     All intercompany obligations owed by any of the Teco Subsidiaries to Seller or any Affiliate of Seller shall have been discharged, canceled or otherwise satisfied.

(i)     Seller shall have delivered to Buyer good standing certificates (or their equivalent) for the Teco Subsidiaries from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Seller and each of the Teco Subsidiaries are organized.

(j)     Seller shall have delivered, or caused to be delivered, to Buyer, instruments of assignment with respect to the Purchased Membership Interests, substantially in the form of Exhibit B hereto.

(k)     Seller shall have caused a representative of Buyer (to be designated by Buyer prior to Closing) to be made a signatory on all of the bank accounts of the Teco Subsidiaries.

Section 7.3     Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     The representations and warranties of Buyer contained in Article IV shall be true and correct in all respects (in the case of any representations or warranties containing any materiality qualifiers) or in all material respects (in the case of any representations or warranties without any materiality qualifiers) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

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Exhibit 10.29

(b)     Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)     No Action shall have been commenced against Buyer, Seller, the Teco Subsidiaries, which would prevent the Closing.

(d)     No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e)     Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer that each of the conditions set forth in Sections 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII
INDEMNIFICATION

Section 8.1     Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years following the Closing Date; provided, however, that the representations and warranties set forth in Section 3.1 (Authority of Seller), Section 3.2 (Organization, Authority and Qualification of the Teco Subsidiaries), Section 3.3 (Capitalization), Section 3.4 (Subsidiaries), Section 3.12 (Brokers), will survive indefinitely (such representations and warranties, collectively, the “Fundamental Representations”). All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.2     Indemnification By Seller. Subject to the other terms and conditions of this Article VIII, the Seller shall indemnify and defend each of Buyer and its Affiliates (including the Teco Subsidiaries) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)     any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, in any other Transaction Document or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

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Exhibit 10.29

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Seller pursuant to this Agreement;

(c)     any Excluded Liability; or

(d)     any sanction or penalty by any Governmental Authority as a result of any transfer or deemed transfer of any License or other Permit as a result of the consummation of the transactions contemplated by this Agreement without the approval of such Governmental Authority, to the extent such approval is required prior to the Closing.

Section 8.3     Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend Seller and their respective Affiliates and Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)     any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, in any other Transaction Document or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 8.4     Certain Limitations. The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations:

(a)     The Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.2(a) exceeds Twenty Five Thousand Dollars ($25,000) (the “Basket”), in which event the Seller shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which the Seller shall be liable pursuant to Section 8.2(a) shall not exceed the Purchase Price (the “Cap”).

(b)     Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.3(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.3(a) shall not exceed the Cap.

(c)     Notwithstanding the foregoing, the limitations set forth in Section 8.4(a) and Section 8.4(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of (i) fraud, intentional misrepresentation, or (ii) breach of any of the Fundamental Representations.

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Exhibit 10.29

(d)     For purposes of determining the amount of Losses pursuant to this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 8.5     Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)     Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, however, that if the Indemnifying Party is a Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a material supplier or customer of the Teco Subsidiaries, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, however, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different in any material respect from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all

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Exhibit 10.29

reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)     Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed, except as provided in this Section 8.5(b). If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)     Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Teco Subsidiaries’ premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.6     Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

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Exhibit 10.29

Section 8.7     Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.8     Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.2 or Section 7.3, as the case may be.

Section 8.9     Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.9 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

Section 8.10     Offset of Seller Note. To the extent Seller is required to make any indemnification payment to Buyer Indemnitees pursuant to this Article VIII, Buyer shall be entitled to offset amounts due to Seller under the Seller Note until the balance of the Seller Note is reduced to zero.

Article IX
TERMINATION

Section 9.1     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of Seller and Buyer;

(b)     by Buyer by written notice to Seller if:

(i)     Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII; or

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Exhibit 10.29

(ii)     any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)     by Seller by written notice by Seller to Buyer if:

(i)     Seller are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII; or

(ii)     any of the conditions set forth in Section 7.1 or Section 7.3(c) or (d) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(iii)     any of the conditions set forth in Section 7.3(a)(b) or (e) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)     by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

(e)     The “Termination Date” shall be June 6, 2021, provided that if the Nevada Approval is not obtained by the Termination Date, Buyer shall have the option of extending the Termination Date to December 31, 2021 at any time upon written notice to Seller.

Section 9.2     Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)     as set forth in this Article IX, Section 5.9 and Article X hereof; and

(b)     that nothing herein shall relieve any party hereto from liability for fraud, intentional misrepresentation or any willful breach of any provision hereof.

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Exhibit 10.29

Article X
MISCELLANEOUS

Section 10.1     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, brokers and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.2     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

If to Seller, or to the Teco Subsidiaries:	GB Sciences, Inc. 3550 W. Teco Avenue Las Vegas Nevada 89118 Attn: John Poss Email: J.Poss@gbsciences.com
with a copy to:	Jennings & Fulton, LTD. 2580 Sorrel St. Las Vegas, NV 89146 Attn: Adam Fulton Email: afulton@jfnvlaw.com
If to Buyer:	_______________ _______________ _______________ Email: dweiner@w-net.com Attention: David Weiner
with a copy to:	Fox Rothschild LLP 101 Park Avenue 17th Floor New York, NY 10178 Facsimile: (212) 692-0940 E-mail: anewman@foxrothschild.com Attention: Alison Newman, Esq.

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Exhibit 10.29

Section 10.3     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.4     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.5     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court may modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.6     Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.7     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to the Closing Date, Buyer may, without obtaining the prior written consent of Seller, assign all of its rights and obligations under this Agreement to any of its Affiliates.

Section 10.8     No Third-party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any

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Exhibit 10.29

other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.9     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL OR STATE COURTS SITTING IN CLARK COUNTY, NEVADA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED

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Exhibit 10.29

TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11(c).

Section 10.11     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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Exhibit 10.29

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER: AJE MANAGEMENT, LLC By: /s/ David Weiner Name: David Weiner Title: Managing Member	SELLER: GB SCIENCES, INC. By: /s/ John C Poss Name: John C Poss Title: CEO

GB SCIENCES LAS VEGAS, LLC By: /s/ John C Poss Name: John Poss Title: CEO of Sole Member

GB SCIENCES NEVADA, LLC By: /s/ John C Poss Name: John Poss Title: CEO of Sole Member

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Exhibit 10.29

EXHIBIT A

SELLER NOTE

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Exhibit 10.29

EXHIBIT B

ASSIGNMENT OF MEMBERSHIP INTEREST

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Exhibit 10.30

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), effective as of December 6, 2019 (the “Effective Date”), is made by and between GB Sciences, Inc. a Nevada corporation (the “Company”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS LV” and together with GBS LV, the “Teco Subsidiaries”, and the Teco Subsidiaries together with the Company, the “GBS Parties”), and AJE Management, LLC, a California limited liability company (the “Manager”, and together with the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Company, through the Teco Subsidiaries, operates the cannabis cultivation and extraction facilities located at 3550 W. Teco Avenue, Las Vegas, Nevada 89118 (the “Teco Facility”);

WHEREAS, Manager and/or its affiliates desire to purchase 75% of the equity interests in the Teco Subsidiaries (“Sale Transaction”) at such time as all approvals have been obtained from all applicable governmental authorities in the State of Nevada for the transfer of such equity interests to Manager;

WHEREAS, the Parties desire that Manager manage and control the operations of the Teco Facility until the closing of the Sale Transaction in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Engagement of Manager. The GBS Parties hereby engage Manager as an independent contractor on an exclusive basis to manage and control the operations of the Teco Facility. Manager shall have the sole authority to operate the Teco Facility, including, without limitation, by providing the services set forth in Section 4 below (the “Services”). Manager hereby agrees to provide the Services on the terms and conditions provided in this Agreement.

2.     Independent Contractor. It is the intention of the Parties that Manager and its employees and affiliates shall be INDEPENDENT CONTRACTORS and not employees or franchisees of any of the GBS Parties for all purposes, including, but not limited to, the application of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Act, the provisions of the Internal Revenue Code, any State of Nevada revenue and taxation code relating to income tax withholding at the source of income, State of Nevada Workers’ Compensation Act, and the State of Nevada unemployment insurance code. Manager shall retain the sole and absolute discretion and judgment of the manner and means of carrying out Manager’s duties and responsibilities under the terms and conditions of this Agreement and compliance therewith. This Agreement shall not be construed to create an agency relationship, joint venture or partnership as between the GBS Parties and Manager. Manager states and affirms that Manager is acting as a free agent and independent contractor, holding out to the general public, as such.

3.     Cooperation. Each of Manager and the GBS Parties shall use commercially reasonable efforts to perform and fulfill all of their respective obligations to be fulfilled or performed by it under this Agreement.

4.     Services of Manager; Employees.

(a)     Subject to any limitations imposed by applicable state and local laws or regulations, (a) Manager shall have the sole authority to operate the Teco Facility including, without

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Exhibit 10.30

limitation, all activities related to cultivation, production, processing, sales and transport operations, government affairs, product development, quality oversight and assurance and financial services, including the collection, receipt and disbursement of funds generated by the Teco Facility, and (b) conduct relations on behalf of the Teco Subsidiaries with vendors, dispensaries, state and local agencies, contractors, accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). The Manager shall provide and devote to the performance of the Services (a) such employees, consultants, affiliates and agents of Manager, and (b) such employees of the Teco Subsidiaries, in each case, as Manager shall deem appropriate to the furnishing of the Services. Manager will use commercially reasonable efforts to maximize the profitability and cash flow from the Teco Facility.

(b)     Following the Effective Date, Manager shall have the power and authority to cause the Teco Subsidiaries to terminate any of its employees designated by Manager in its sole discretion.

5. Expenses, Disbursements and Cash Management.

(a)     Except for the cost of its own personnel or as otherwise provided for in the Loan Agreement among the Teco Subsidiaries and Manager, dated as of December 3, 2019 (the “Loan Agreement”), Manager shall not be obligated to make any advance to or for the account of any GBS Party, or to pay any sums, except out of funds held by the GBS Parties or in accounts maintained by the GBS Parties, nor shall Manager be obligated to incur any liability or obligation for the account of any of the GBS Parties. The GBS Parties shall reimburse Manager by wire transfer of immediately available funds for any third-party expense paid for by Manager with the prior written consent of the Company, which shall be in addition to any other amount payable to Manager under this Agreement.

(b)     The Manager shall cause all available cash generated by the Teco Facility to be disbursed (to the extent applicable), on a monthly basis as follows:

(i)	First, to the payment of outstanding expenses owed to third parties directly relating to the operations of the Teco Facility;

(ii)	Second, to pay any management fees then due to Manager under Section 6 below;

(iii)	Third, to pay the Company $100,000;

(iv)	Fourth, to repay any amounts then outstanding under the Loan Agreement; and

(v)	Fifth, any amounts remaining shall then be paid to the Company.

(c)     The GBS Parties covenant and agree, that without the prior written consent of the Manager or a designee of the Manager, they shall not disburse or withdraw funds, whether by check, ACH, wire or otherwise, from any depository account into which revenues generated by the Teco Facility are deposited (other than the revenues paid to the Company under Sections 5(b)(iii) and 5(b)(v) above).

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Exhibit 10.30

6.     Compensation of Manager.

(a)     In consideration of the Services to be rendered hereunder, subject to Section 5 above, the GBS Parties will pay to Manager a monthly fee in the amount of seventy five thousand dollars ($75,000) (the “Management Fee”). Any portion of the Management Fee not paid to Manager during the Term of this Agreement shall accrue and be paid to Manager when such cash is available as provided in Section 5 above, but in no event later than the closing of the Sale Transaction.

(b)     Any payment pursuant to this Section 6 shall be made in cash, by wire transfer(s), check, or money order of immediately available funds to or among one or more accounts as designated from time to time by Manager to the Company in writing.

7.     Other Activities of Manager; Investment Opportunities. The GBS Parties acknowledge and agree that neither Manager nor any of Manager’s employees, officers, directors, affiliates or associates (collectively, the “Manager Group”) shall be required to devote its full time and business efforts to the Services, but instead shall devote such time and efforts as Manager reasonably deems necessary to provide the Services. The GBS Parties further acknowledge and agree that members of the Manager’s Group are engaged in the business of investing in, acquiring and/or managing businesses for their own account, for the account of their affiliates and associates and for the account of other unaffiliated parties, and understand that Manager plans to continue to be engaged in such business (and other business or investment activities) during the term of this Agreement.

8.     Term. The term of this Agreement shall commence on the Effective Date and continue until the earlier of (i) eighteen (18) months following the Effective Date and (ii) the closing of the Sale Transaction. Any Party hereto may terminate this Agreement upon breach of any other material terms or conditions of this Agreement or any other agreement or undertaking entered into between the Parties and if such breach shall continue for a period of thirty (30) days after written notice thereof has been given to the breaching Party. Notwithstanding the foregoing, if at any time, applicable law or regulations change such that Manager would be obligated to obtain or hold any license or registration in order to continue to perform Manager’s obligations hereunder, then the terms of this Agreement will be suspended and all obligations and responsibilities of the Parties hereto shall immediately cease until the earliest of the following to occur: (i) Manager is able to obtain any necessary licenses, registrations or similar authorization to perform its obligations and to receive the consideration set forth herein; (ii) the Parties amend this Agreement such that Manager is able to perform its obligations and to receive the consideration set forth herein without obtaining any such licenses, registrations or other authorizations, and the Parties shall cooperate in good faith to make any such amendments within ten (10) days of any determination that this Agreement will be suspended in accordance with this Section 8. In addition, Manager shall have the right to immediately terminate this Agreement upon any change in the current federal laws that could have a material adverse effect on Manager, and/or the federal government taking prosecutorial action without any change in the current laws, in each case, as determined by Manager.

9.     Representations and Warranties/Covenants.

(a)     Each Party hereby represents and warrants to the other Parties, as of the Effective Date, as follows:

(i)     Organization. It is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(ii)     Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary

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Exhibit 10.30

action and will not violate (a) such Party’s organizational documents, bylaws and operating agreement, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any applicable laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

(iii)     Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

(iv)     No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(b)     The GBS Parties hereby represent and warrant to Manager, as of the Effective Date, that the Teco Subsidiaries hold all valid state, local and municipal licenses, permits and certificates required to operate the Teco Facility in full compliance with applicable law, ordinances and regulations, including the cannabis production and cultivation licenses issued by Nevada governmental authorities; which licenses, permits and certificates are listed on as Exhibit A (collectively, the “Licenses”). True copies of the Licenses have been provided to Manager, and each License is current, in effect, and the transactions contemplated hereby will not cause a breach or violation of any such Licenses,. The GBS Parties hereby covenant and agree that they will use their best efforts to cause the Teco Subsidiaries to maintain such Licenses throughout the Term. In addition, the Company shall notify Manager immediately upon the expiration, non-renewal, termination, suspension or other withdrawal of any License for any reason.

10.     Indemnification; Limitation of Liability; Insurance.

(a)     Indemnity. The GBS Parties, jointly and severally, on the one hand, and Manager on the other hand (as the case may be, the “Indemnifying Party”) shall indemnify and hold harmless each other, and its (or their) respective affiliates (which shall, in the case of Manager, include without limitation, each member of the Manager Group), and their respective officers, directors, employees and agents (collectively, the “Indemnified Party”), from and against all claims, demands, losses, liabilities, damages, fines, costs and expenses, including reasonable attorneys’ fees and costs and amounts paid in settlement (collectively, the “Damages”), arising out of: (1) the negligence, recklessness, bad faith, intentional wrongful acts or omissions of the Indemnifying Party or its affiliates or representatives in connection with activities undertaken pursuant to this Agreement, except to the extent that Damages arise out of the negligence, recklessness, bad faith or intentional wrongful acts or omissions committed by the Indemnified Party or its affiliates (or, to the extent permitted under this Agreement, their respective representatives working on their behalf); and (2) any breach by the Indemnifying Party or its affiliates or representatives of the covenants and agreements of, or the representations and warranties made in, this Agreement. The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party and if such claim is being defended by the Indemnifying Party, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

(b)     Procedures. The Indemnifying Party shall reimburse the Indemnified Party promptly upon demand for any legal or other fees or expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage or liability (or actions, suits, or proceedings in respect thereof), provided that the Indemnified Party must immediately notify the Indemnifying Party of the claim or proceeding and has otherwise complied with this Agreement and that Indemnifying Party has the right to defend any claim. If Indemnifying Party defends the claim, the Indemnified Party has no obligation to indemnify or reimburse the Indemnified Party with respect to any fees or disbursements of any attorney retained by the Indemnified Party.

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Exhibit 10.30

(c)     Limitation on Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY OR (III) ANY LIABILITY, DAMAGE, LOSS OR EXPENSE UNDER THIS AGREEMENT IN EXCESS OF THE AGGREGATE SERVICE FEES PAID UNDER THIS AGREEMENT.

11.     Assignment. Neither Party may sell, assign, in whole or in part, this Agreement or any rights hereunder, or to delegate any duties to an unrelated third-party hereunder, without the prior written consent of the other Parties hereto; provided, however, that Manager may assign this Agreement to any of its affiliates, successors or assigns. Any actual or purported assignment occurring by operation of law or otherwise without the other Parties’ prior written consent shall be a material default of this Agreement and shall be null and void.

12.     Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. pacific standard time on a business day, and otherwise on the next business day, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. pacific standard time on a business day, and otherwise on the next business day after such receipt. Such notices, demands, and other communications shall be sent to the address for such recipient indicated below:

If to any of the GBS Parties:     GB Sciences Inc.

3550 W. Teco Avenue
Las Vegas, NV 89118

With a copy to:

Adam R. Fulton, Esq.
Jennings & Fulton, LTD.
2580 Sorrel Street
Las Vegas, NV 89146

If to Manager:     AJE Management LLC

3940 Laurel Canyon Blvd., Suite 327

Studio City, CA 91604

Attn: David Weiner

With a copy to:

Fox Rothschild, LLP

101 Park Avenue

New York, NY 10178

Attn: Alison Newman, Esq.

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Exhibit 10.30

or to such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party.

13.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

14.     No Waiver. The failure by any Party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any Party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

15.     Cannabis Industry Disclosure; Waiver.

(a)     By signing this Agreement, each Party understands and acknowledges that United States federal law prohibits the use, possession, cultivation, and distribution of cannabis. Although many states have legalized cannabis to varying degrees, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities, even in so-called ancillary businesses that service or supply cannabis growers or sellers or otherwise aid or abet their activities. Such prosecution may implicate a wide range of criminal, civil, and regulatory violations, such as trafficking, racketeering, and money-laundering. In addition, federal bankruptcy courts may not be available to participants in the cannabis industry, and participants in the cannabis industry may be treated differently under federal tax laws. Moreover, participants in the cannabis industry may not have access to federally insured banks and other financial institutions. Each Party confirms its understanding that the regulatory landscape in the cannabis industry changes rapidly. This means that at any time, a city, county, or state where cannabis is permitted can change its current laws and/or the federal government can disregard those laws and take prosecutorial action. Such change in the current laws and/or the federal government taking prosecutorial action without change in the current laws shall be grounds for termination of the Agreement by Manager pursuant to Section 8 of this Agreement.

(b)     Furthermore, it is possible that the conflict between state and federal law may have an impact on the relationship of the Parties, including this Agreement. For example, federal law enforcement authorities may determine to prosecute one of the Parties to this Agreement for its participation in the cannabis industry. Such federal investigations or prosecutions may require such Party to disclose otherwise confidential information and/or breach its confidentiality and fiduciary duties to the other Party. Both Parties hereby confirm their understanding of this risk.

(c)     Each Party to this Agreement hereby (i) acknowledges and agrees that in the event the other Party to this Agreement, the other Party’s members, managers, officers or any of their respective subsidiaries, acting in accordance with and pursuant to the provisions of this Agreement and in accordance with all applicable laws, other than federal law relating to cannabis as set forth herein, is charged with, or convicted of, any violation of federal law or regulation regarding cannabis or cannabis products, such charge or conviction shall not be deemed to be a breach of this Agreement by the other Party, (ii) acknowledges and agrees that such Party will have no claim against the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries on account of any such charge or conviction, including but not limited to, any claim under this Agreement, (iii) waives any and all rights

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Exhibit 10.30

it may have to assert any claim against the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries on account of any such charge or conviction, including but not limited to, any claim under this Agreement, and (iv) releases and forever discharges the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries from any and all liability to such Party on account of any such charge or conviction, including but not limited to, any claim under this Agreement.

16.     Entire Agreement; Amendment. This Agreement contains the entire agreement between the Parties hereto with respect to the matters herein contained and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the change or modification is sought. The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and Manager.

17.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevada.

18.     Dispute Resolution; Mediation; Mandatory Arbitration.

(a)     If there is any dispute or controversy relating to this Agreement or any of the transactions contemplated herein (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 18.

(b)     The Party claiming a Dispute shall deliver to each of the other Party a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties are not able to resolve the Dispute within five (5) business days of a Party’s receipt of an applicable Notice of Dispute, the Parties shall enter into mediation administered in Las Vegas, Nevada. The mediation process and any documents or exhibits utilized in conducting the same shall be confidential and inadmissible in any future proceeding. All such proceedings provided for in this Section 18(b) must be concluded within thirty (30) days of the issuance of the Notice of Dispute.

(c)     If the Parties to the Dispute are not able to resolve their Dispute after application of Section 18(a) and (b), to the maximum extent allowed by applicable law, the Dispute shall be submitted to and finally resolved by, binding arbitration. Any Party may file a written Demand for Arbitration with the American Arbitration Association’s Regional Office closest to the Company’s principal office, and shall send a copy of the Demand for Arbitration to the other Parties. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be Las Vegas, Nevada. The arbitration shall be conducted before one arbitrator selected through the American Arbitration Association’s arbitrator selection procedures. The arbitrator shall promptly fix the time, date and place of the hearing and notify the Parties. The Parties shall stipulate that the arbitration hearing shall last no longer than five (5) Business Days. The arbitrator shall render a decision within ten (10) days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The arbitrator shall promptly transmit an executed copy of its decision to the Parties. The decision of the arbitrator shall be final, binding and conclusive upon the Parties. Each Party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a Party seeks equitable relief may be brought in any court

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Exhibit 10.30

within the United States which has jurisdiction over the Party against which such relief is sought. Each Party (a) acknowledges that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed by such Party in accordance with their specific terms and (b) agrees that the other Parties are entitled to injunctive relief to prevent breaches of this Agreement, and have the right to specifically enforce this Agreement and the terms and provisions hereof, in addition to any other remedies available at law or in equity.

19.     Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties.

20.     Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing Parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

21.     Confidentiality. Neither Party may disclose the terms of this Agreement nor any information, documents, or trade secrets of the other Party obtained as part of this Agreement, except as may be required by applicable law.

[Signatures on the next page]

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Exhibit 10.30

IN WITNESS WHEREOF, the Parties hereto have caused this Management Services Agreement to be executed and delivered as of the date first above written.

GB Sciences Las Vegas, LLC GB Sciences Nevada, LLC

By:	/s/John Poss
Name: John Poss
Title:CEO of Sole Member

GB Sciences, Inc.

By:	/s/ John Poss
Name: John Poss
Title:CEO
AJE Management, LLC

By:	/s/ David Weiner
Name: David Weiner
Title: Managing Member

[Signature Page to Management Services Agreement]

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Exhibit 10.30

EXHIBIT “A” LICENSES

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Exhibit 10.31

AMENDMENT TO NOTE DOCUMENTS

THIS AMENDMENT TO NOTE DOCUMENTS (this “Amendment”), dated as of July 12, 2019, is made and entered into on the terms and conditions hereinafter set forth, by and among GB SCIENCES, INC., a Nevada corporation (“Borrower”), and CSW VENTURES, LP (“Lender”).

RECITALS:

1.     Pursuant to a Note Purchase Agreement dated as of February 28, 2019, among Borrower and the Lender (as amended from time to time, the “Note Agreement”), Lender made loans to Borrower pursuant to an 8% Senior Secured Convertible Promissory Note dated as of February 28, 2019 (the “Original Note”), all as more specifically described in the Note Agreement and the Original Note. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Note Agreement.

2.     The parties hereto desire to amend the Original Note and the other Transaction Documents to, among other things, reflect an additional loan to be made by Lender to Borrower in the amount of $100,000 (the “Additional Loan”) concurrently with the execution of this

Amendment.

AGREEMENTS:

1.     Amended and Restated Note. Concurrently with the execution of this Amendment,

the Lender shall make the Additional Loan and Borrower shall deliver to Lender an Amended and Restated 8% Senior Secured Convertible Promissory Note (the “Amended Note”), in the form attached hereto as Exhibit A, duly executed by Borrower, which Amended Note will amend and restate the Original Note, and will be issued in substitution of and exchange for the Original Note. From and after the date this Amendment becomes effective, the Amended Note will be deemed to be the “Note” referred to in the Note Agreement and the Security Agreement for all purposes therein.

2.     Prospectus Supplement. The Company shall, to the extent required as a result of this Amendment or if otherwise requested by Lender, prepare and file with the SEC such amendments or supplements to the prospectus included in the Required Registration Statement necessary to permit the continued sale of the Conversion Shares by the Lender pursuant to such registration statement and prospectus.

3.     Representations and Warranties. As an inducement to Lender to make the

Additional Loan, Borrower hereby represents and warrants to Lender that, upon the filing of the Borrower’s Form 10-K with the Securities and Exchange Commission for the fiscal year ended March 31, 2019, which filing is projected to be made on July 15, 2019:

(a)     the representations and warranties of Borrower contained in the Note Agreement and the other Transaction Documents are true and correct, and

(b)     no Event of Default under the Note has occurred and is continuing.

4.     Effect of Amendment; Continuing Effectiveness of Note Agreement and

Transaction Documents. Neither this Amendment nor any other indulgences that may have been

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Exhibit 10.31

granted to Borrower by Lender shall constitute a course of dealing or otherwise obligate Lender to modify, expand or extend the agreements contained herein, or to agree to any amendments to the Transaction Documents. This Amendment shall constitute a Transaction Document for all purposes of the Note Agreement and the other Transaction Documents. Except to the extent amended hereby, the Note Agreement, the other Transaction Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

5.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

6.     Miscellaneous. This Amendment shall be subject to the governing law, notice and other applicable provisions set forth in Section 8 of the Note Agreement.

[Signature Page Follows]

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Exhibit 10.31

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:     GB SCIENCES, INC.

By: /s/ John C. Poss

Name: John C. Poss

Title: Chief Executive Officer

LENDER:     CSW VENTURES, LP

By: /s/ David Weiner
Name: David Weiner
Title: General Partner

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Exhibit 10.31

EXHIBIT A

FORM OF

AMENDED AND RESTATED NOTE

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Exhibit 10.32

THIS NOTE AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

GB SCIENCES, INC.

Amended and Restated

8% Senior Secured Convertible Promissory Note

$1,471,863.00     July 12, 2019

As of February 28, 2019 (the “Issue Date”)

FOR VALUE RECEIVED, GB SCIENCES, INC., a Nevada corporation (the “Company”) with its principal executive office at 3550 W. Teco Avenue, Las Vegas NV 89118, promises to pay to the order of CSW VENTURES, LP (the “Payee” or the “Holder of this Note”) or registered assigns, the principal amount of One Million Four Hundred Seventy One Thousand Eight Hundred Sixty Three Dollars ($1,471,863) Dollars, or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Payee to the Company hereunder (the “Principal Amount”), together with interest on such Principal Amount, on August 28, 2020 (the “Maturity Date”). Interest on this Amended and Restated Senior Secured Convertible Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

This Note amends and restates in its entirety, and is issued in substitution of and exchange for, but not in payment of, that certain 8% Senior Secured Convertible Promissory Note, dated February 28, 2019, in the principal amount of $1,500,000.00, made by the Company in favor of the Payee.

This Note represents an (i) initial loan of One Million Dollars ($1,000,000) made on March 1, 2019, (ii) a loan of Five Hundred Thousand Dollars ($500,000) made on March 14, 2019, (iii) accrued interest of Forty One Thousand Eight Hundred Sixty Three Dollars ($41,863) through July 11, 2019 that has been added to the principal amount of the loans under this Note, and (iv) a loan of One Hundred Thousand Dollars ($100,000) (the “Additional Loan”) made on the date hereof, as reduced by the conversion of One Hundred Seventy Thousand Dollars

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Exhibit 10.32

($170,000) of principal under the Original Note into Conversion Shares pursuant to Section 5 prior to the date hereof.

The portion of the Principal Amount attributable to the Additional Loan, together with all accrued interest thereon (together, the “Subordinated Obligations”), shall be subordinate in all respects to that certain note in the face amount of Two Million Seven Hundred Sixty Five Thousand ($2,765,000) dated April 23, 2019, made by the Company in favor of Iliad Research And Trading, L.P., provided, however, that (i) nothing herein shall prevent the Payee from converting the Subordinated Obligations into Conversion Shares pursuant to Section 5, and (ii) any conversion under this Note following the date hereof shall be applied first to the Subordinated Obligations in reduction thereof and then to the remaining obligations of Payee hereunder.

Interest shall accrue on the Principal Amount outstanding from time to time commencing on the date hereof and shall be payable (i) quarterly in arrears commencing on October 1, 2019 and on the first day of each calendar quarter thereafter, (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (iii) at any time after maturity until paid in full (after as well as before judgment), on demand. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds by wire or check only. THIS NOTE MAY NOT BE PAID OR PREPAID IN CASH. The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued to Payee pursuant to a Note Purchase Agreement (as amended from time to time, the “Note Purchase Agreement”) originally entered into between the Company and the Payee dated as of February 28, 2019, and is secured by a Security Agreement dated as of February 28, 2019 (the “Security Agreement”) among the Company, GB Sciences Nevada LLC (“GBSN”), GB Sciences Las Vegas LLC (“GBSLV”) and Payee, covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement and any and all other documents executed and delivered by the Company, GBSN or GBSLV (the “Grantors”) to Payee under which Payee is granted liens on assets of the Grantors in connection with the transactions contemplated by the Note Purchase Agreement are collectively referred to as the “Security Documents.”

Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement.

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Exhibit 10.32

1.     Principal Repayment

A.     Optional Prepayment. Subject to 1B below, the Company may only prepay this Note,

(i)     during such time as the Conversion Shares (as defined below) issuable upon conversion of this Note are then subject to an effective registration statement under the Securities Act of 1933, as amended, and the registration statement covering the Conversion Shares has been effective for a period of at least 90 days; or

(ii)     if the Company provides the Payee with sixty (60) days prior written notice of such prepayment, during which time Payee may convert this Note in accordance with Section 5, and such prepayment is accompanied by a payment equal to 25% of the amount of the principal and interest being prepaid.

B.     Notice of Prepayment. Before the Company shall be permitted to prepay this Note pursuant to 1A(i) hereof, the Company shall provide thirty (30) days prior notice to the Payee of its intent to make such prepayment, which notice shall state the date and amount of such prepayment (the “Prepayment Date”). The Payee shall have the option at any time prior to the Prepayment Date to elect to convert this Note pursuant to Section 5 below.

2.     Computation of Interest.

A.     Base Interest Rate. Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.     Penalty Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be increased to ten (10%) percent per annum.

C.     Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction

3

in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

3.     Covenants of Company.

A.     Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Payee, it will perform the obligations set forth in this Section 3A:

(i)     Taxes and Levies. The Company (and each of its subsidiaries) will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings;

(ii)     Maintenance of Existence. The Company (and each of its subsidiaries) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii)     Maintenance of Property. The Company (and each of its subsidiaries) will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)     Insurance. The Company (and each of its subsidiaries) will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)     Maintenance of Teco Facility. The Company will cause GBSN and GBSLV to hold and maintain all duly issued certificates and licenses necessary to operate its cannabis cultivation and production facility at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”) in accordance with all Nevada Legal Requirements;

(vi)     Books and Records. The Company (and each of its subsidiaries) will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

4

Exhibit 10.32

(vii)     Notice of Certain Events. The Company (and each of its subsidiaries) will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

(viii)     Compliance with Laws. The Company will comply, and cause each subsidiary, including, without limitation, GBSN and GBSLV, to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (“Law”), other than U.S. Federal Law governing the production and sale of cannabis; and

(ix)     Use of Proceeds. The Company shall use the proceeds of the Additional Loan solely for maintaining in good standing and renewing the Cannabis Licenses (as defined in the Security Agreement) with respect to the Teco Facility.

B.     Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Payee, it will perform the obligations set forth in this Section 3B:

(i)     Liquidation, Dissolution. The Company will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii)     Sales of Assets. The Company will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Company’s business to any person or entity other than a direct or indirect subsidiary of the Company; provided, however, such prior written consent shall not be required in connection with licenses or other rights granted by the Company to a strategic partner, licensee or distributor as approved by the Board of Directors of the Company (the “Board of Directors”);

(iii)     Redemptions. The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company (or its subsidiaries), except for repurchases of unvested or restricted shares of Common Stock, at cost, from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company’s Board of Directors;

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Exhibit 10.32

(iv)     Indebtedness. Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to this Note, provided, that this covenant shall not apply to (A) capitalized leases, purchase money indebtedness (secured solely by Liens on the equipment or assets leased or purchased), (B) accounts payable, (C) other accrued expenses incurred by the Company in the ordinary course of business; or (D) indebtedness set forth on Schedule 3B(iv);

(v)     Negative Pledge. Other than with respect to this Note, the Company will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except any of the following (collectively, “Permitted Liens”):

(a)     Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b)     Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)     Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)     Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)     judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Company or with respect to which execution has been stayed; and

(f)	Liens set forth set forth on Schedule 3B(v). 6

6

Exhibit 10.32

(vi)     Transactions with Affiliates. The Company will not (and will not permit any of its subsidiaries to) enter into any transaction after the Issue Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Company’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company as determined by the Board of Directors in good faith.

(vii)     Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

(viii)     GBSN. The Company shall not allow any reduction of its membership interest or distribution rights in GBSN.

4.     Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)     Non-Payment of Obligations. The Company shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii)     Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten (10) days;

(iii)     Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B, and, if capable of cure, such default shall not have been cured within ten (10) days;

(iv)     Bankruptcy, Insolvency, Etc. The Company (or any of its subsidiaries) shall:

(a)     in any legal document admit in writing its inability to pay its debts as they become due;

7

Exhibit 10.32

(b)     apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)     in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d)     permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e)     take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(v)     Teco Facility. GBSN shall fail to hold any required provisional or permanent certificate (as applicable) under State or local law for the operation of the Teco Facility as an establishment to cultivate and sell cannabis;

(vi)     Cross-Default. The Company shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000;

(vii)     Cross-Acceleration. Any other indebtedness for borrowed money of the Company (or any of its subsidiaries) in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period;

(viii)     Registration Default. A Registration Default has occurred under the Note;

(ix)     Other Breaches, Defaults. The Company or any of its subsidiaries (including, without limitation, GBSN) shall default or be in breach of any other term or provision of this Note, any other Transaction Document (as defined in the Note Purchase Agreement), in any material respect, for a period of ten (10) days, or any material representation or warranty made by the Company to the Payee in any Transaction Document shall be materially false or misleading; or

(x)     Security Documents. The Security Documents shall cease to create a valid and perfected Lien in and to any material Collateral;

8

Exhibit 10.32

then, and in any such event, the Payee shall, by notice to the Company, take or cause to be taken any or all of the following actions, without prejudice to the rights of Payee to enforce its claims against the Company: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under the Security Agreement, and (3) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(iv) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

5.     Conversion of Note.

A.     Optional Conversion. The Holder of this Note shall have the option, at any time and from time to time, prior to the date on which the Company makes payment in full of the Principal Amount of this Note in accordance herewith, all accrued interest thereon and all other amounts due and payable thereunder to convert all or any portion of the outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (such Principal Amount and accrued and unpaid interest to be so converted the “Conversion Amount”) into shares of common stock, par value $.0001 per share (“Common Stock”), of the Company at an initial conversion price per share equal to $0.11 per share (the “Conversion Price”), subject to adjustment as provided in subsection 5F below. The shares of Common Stock issuable upon conversion of this Note at the Conversion Price are referred to herein as the “Conversion Shares.”

B.     Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 5B

9

Exhibit 10.32

upon 65 days prior notice to the Company or without any notice requirement upon an Event of Default.

C.     Mechanics of Conversion.

(i)     Before the Holder of this Note shall be entitled to convert this Note into shares of Common Stock pursuant to Section 5A, such holder shall give written notice to the Company in the form attached hereto as Annex A (“Conversion Notice”), at its principal corporate office, by email, facsimile or otherwise, of the election to convert the same and shall state therein the Conversion Amount and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. On or before the third (3rd) business day following the date of receipt of a Conversion Notice, the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Company’s transfer agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC, or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144.

(ii)     All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

D.     Authorized Shares. At all times the Company shall have authorized and shall have reserved a sufficient number of shares of Common Stock to provide for the conversion of the Principal Amount outstanding under this Note at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of this Note shall be proportionately increased.

E.     Failure to Timely Deliver Shares. If within five (5) business days after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company shall fail to issue and deliver to the Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of this Note (a “Conversion Failure”), the Company shall pay to the Holder $3,000 per day until the Company issues and delivers a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any portion of the Principal Amount of this Note. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may

10

Exhibit 10.32

rescind any portion, in whole or in part, of that particular Conversion Notice attributable to the unsold shares.

F.     Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i)     In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,

(ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(ii)     Whenever the Conversion Price is adjusted pursuant to Subsection (i) above, the number of Conversion Shares issuable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

(iii)     In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Company is the continuing entity), or any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing entity), or of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, this Note shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a Holder of the number of shares of Common Stock into which this Note would have been converted prior to such transaction. The provisions of this subsection

(iii) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.

6.     Amendments and Waivers.

A.     The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Company and the Payee.

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Exhibit 10.32

B.     No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.     To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Payee to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Payee or such enforcement or setoff had not occurred.

7.     Miscellaneous.

A.     Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

B.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C.     Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

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Exhibit 10.32

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

GB SCIENCES, INC.

By:	/s/ John C. Poss
Name: John C. Poss
Title: Chief Executive Officer

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Exhibit 10.32

ANNEX A

CONVERSION NOTICE

The undersigned hereby elects to convert principal and/or interest under the Amended and Restated 8% Senior Secured Convertible Promissory Note, originally issued as of February 28, 2019 (the “Note”) of GB Sciences, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof and the Note, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 5B of the Note, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Amount of Interest of Note to be Converted:

Number of shares of Common Stock to be issued:

                                                                                              Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

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Exhibit 10.32

SCHEDULE 3B(iv)
INDEBTEDNESS

15

Exhibit 10.32

SCHEDULE 3B(v) LIENS

16

Exhibit 10.33

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this “Amendment”), dated as of October 23, 2019, is entered into by and among GB SCIENCES, INC., a Nevada corporation (“Borrower”), and CSW VENTURES, LP (“Lender”).

RECITALS:

1.     Pursuant to a Note Purchase Agreement dated as of February 28, 2019, among Borrower and the Lender (as amended from time to time, the “Note Agreement”), Lender made loans to Borrower pursuant to an 8% Senior Secured Convertible Promissory Note dated as of February 28, 2019 (the “Original Note”).

2.     On July 12, 2019, the Original Note was amended and restated to, among other things, reflect an additional loan made by Lender to Borrower in the amount of $100,000 (as so amended, the “Note”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Note.

3.     As an inducement to Lender to enter into a Forbearance Agreement with Borrower and certain of its affiliates, dated as of the date hereof, with respect to certain existing events default under the Note (the “Forbearance Agreement”), Borrower has agreed to reduce the Conversion Price under the Note.

AGREEMENTS:

1.     Amendment to Note. Section 5.A of the Note is hereby amended to reduce the Conversion Price thereunder by replacing “$0.11 per share” with “$0.08 per share” in such Section. From and after the date hereof, the Note, as amended by this Amendment, will be deemed to be the “Note” referred to in the Note Agreement and the Security Agreement for all purposes therein.

2.     Prospectus Supplement. The Company shall, to the extent required as a result of this Amendment or if otherwise requested by Lender, prepare and file with the SEC such amendments or supplements to the prospectus included in the Required Registration Statement necessary to permit the continued sale of the Conversion Shares by the Lender pursuant to such registration statement and prospectus.

3.     Continuing Effectiveness of Note Agreement and Transaction Documents. This Amendment shall constitute a Transaction Document for all purposes of the Note Agreement and the other Transaction Documents. Except to the extent amended hereby or provided in the Forbearance Agreement, the Note Agreement, the other Transaction Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

4.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

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Exhibit 10.33

5.     Miscellaneous. This Amendment shall be subject to the governing law, notice and other applicable provisions set forth in Section 8 of the Note Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                                       BORROWER:     GB SCIENCES, INC.

By: /s/ John Poss

Name: John C. Poss

Title: Chief Executive Officer

                                                              LENDER:     CSW VENTURES, LP

By: /s/ David Weiner
Name: David Weiner
Title: General Partner

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Exhibit 10.34

SECOND AMENDMENT TO NOTE DOCUMENTS

THIS SECOND AMENDMENT TO NOTE DOCUMENTS (this “Amendment”), dated as of November 27, 2019, is made and entered into on the terms and conditions hereinafter set forth, by and among GB SCIENCES, INC., a Nevada corporation (“Borrower”), and CSW VENTURES, LP (“Lender”).

RECITALS:

1.     Pursuant to a Note Purchase Agreement dated as of February 28, 2019, among Borrower and the Lender (as amended from time to time, the “Note Agreement”), Lender made loans to Borrower pursuant to an 8% Senior Secured Convertible Promissory Note dated as of February 28, 2019 (the “Original Note”), all as more specifically described in the Note Agreement and the Original Note. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Note Agreement.

2.     On July 12, 2019, the Original Note was amended (as so amended, the “Amended Note”) to reflect an additional loan to be made by Lender to Borrower in the amount of $100,000.

3.     The parties hereto desire to further amend the Amended Note and the other Transaction Documents to, among other things, reflect (i) an additional loan to be made by Lender to Borrower in the amount of $30,000 (the “Additional Loan”), concurrently with the execution of this Amendment, and (ii) the reduction of the conversion price under the Amended Note to $0.04.

AGREEMENTS:

1.     Second Amended and Restated Note. Concurrently with the execution of this Amendment, the Lender shall make the Additional Loan and Borrower shall deliver to Lender a Second Amended and Restated 8% Senior Secured Convertible Promissory Note (the “Second Amended Note”), in the form attached hereto as Exhibit A, duly executed by Borrower, which will amend and restate the Amended Note, and will be issued in substitution of and exchange therefor. From and after the date this Amendment becomes effective, the Second Amended Note will be deemed to be the “Note” referred to in the Note Agreement and the Security Agreement for all purposes therein.

2.     Prospectus Supplement. The Company shall, to the extent required as a result of this Amendment or if otherwise requested by Lender, prepare and file with the SEC such amendments or supplements to the prospectus included in the Required Registration Statement necessary to permit the continued sale of the Conversion Shares by the Lender pursuant to such registration statement and prospectus.

3.     Representations and Warranties. As an inducement to Lender to make the Additional Loan, Borrower hereby represents and warrants to Lender that:

(a)     the representations and warranties of Borrower contained in the Note Agreement and the other Transaction Documents are true and correct, and

(b)     no Event of Default under the Note has occurred and is continuing.

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Exhibit 10.34

4.     Effect of Amendment; Continuing Effectiveness of Note Agreement and Transaction Documents. Neither this Amendment nor any other indulgences that may have been granted to Borrower by Lender shall constitute a course of dealing or otherwise obligate Lender to modify, expand or extend the agreements contained herein, or to agree to any amendments to the Transaction Documents. This Amendment shall constitute a Transaction Document for all purposes of the Note Agreement and the other Transaction Documents. Except to the extent amended hereby, the Note Agreement, the other Transaction Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

5.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

6.     Miscellaneous. This Amendment shall be subject to the governing law, notice and other applicable provisions set forth in Section 8 of the Note Agreement.

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2

Exhibit 10.34

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                                       BORROWER:     GB SCIENCES, INC.

By: /s/ John C Poss

Name: John C. Poss

Title: Chief Executive Officer

                                                               LENDER:     CSW VENTURES, LP

By: /s/  David Weiner
Name: David Weiner
Title: General Partner

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Exhibit 10.34

EXHIBIT A

FORM OF

SECOND AMENDED AND RESTATED NOTE

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Exhibit 10.35

THIS NOTE AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

GB SCIENCES, INC.

Second Amended and Restated

8% Senior Secured Convertible Promissory Note

$1,501,863.00     November 27, 2019

As of February 28, 2019 (the “Issue Date”)

FOR VALUE RECEIVED, GB SCIENCES, INC., a Nevada corporation (the “Company”) with its principal executive office at 3550 W. Teco Avenue, Las Vegas NV 89118, promises to pay to the order of CSW VENTURES, LP (the “Payee” or the “Holder of this Note”) or registered assigns, the principal amount of One Million Five Hundred One Thousand Eight Hundred Sixty Three Dollars ($1,501,863) Dollars, or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Payee to the Company hereunder (the “Principal Amount”), together with interest on such Principal Amount, on August 28, 2020 (the “Maturity Date”). Interest on this Second Amended and Restated Senior Secured Convertible Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

This Note amends and restates in its entirety, and is issued in substitution of and exchange for, but not in payment of, that certain Amended and Restated 8% Senior Secured Convertible Promissory Note, dated July 12, 2019, in the principal amount of $1,471,863.00, made by the Company in favor of the Payee.

This Note represents an (i) initial loan of One Million Dollars ($1,000,000) made on March 1, 2019, (ii) a loan of Five Hundred Thousand Dollars ($500,000) made on March 14, 2019, (iii) accrued interest of Forty One Thousand Eight Hundred Sixty Three Dollars ($41,863) through July 11, 2019 that has been added to the principal amount of the loans under this Note, (iv) a loan of One Hundred Thousand Dollars ($100,000) made on July 12, 2019, and (v) a loan of Thirty Thousand Dollars ($30,000) (the “Additional Loan”) made on the date hereof, as

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Exhibit 10.35

reduced by the conversion of One Hundred Seventy Thousand Dollars ($170,000) of principal under the Original Note into Conversion Shares pursuant to Section 5 prior to the date hereof.

The portion of the Principal Amount attributable to the Additional Loan, together with all accrued interest thereon (together, the “Subordinated Obligations”), shall be subordinate in all respects to that certain note in the face amount of Two Million Seven Hundred Sixty Five Thousand ($2,765,000) dated April 23, 2019, made by the Company in favor of Iliad Research And Trading, L.P., provided, however, that (i) nothing herein shall prevent the Payee from converting the Subordinated Obligations into Conversion Shares pursuant to Section 5, and (ii) any conversion under this Note following the date hereof shall be applied first to the Subordinated Obligations in reduction thereof and then to the remaining obligations of Payee hereunder.

Interest shall accrue on the Principal Amount outstanding from time to time and shall be payable (i) quarterly in arrears commencing on October 1, 2019 and on the first day of each calendar quarter thereafter, (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (iii) at any time after maturity until paid in full (after as well as before judgment), on demand. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds by wire or check only. THIS NOTE MAY NOT BE PAID OR PREPAID IN CASH. The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued to Payee pursuant to a Note Purchase Agreement (as amended from time to time, the “Note Purchase Agreement”) originally entered into between the Company and the Payee dated as of February 28, 2019, and is secured by a Security Agreement dated as of February 28, 2019 (the “Security Agreement”) among the Company, GB Sciences Nevada LLC (“GBSN”), GB Sciences Las Vegas LLC (“GBSLV”) and Payee, covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement and any and all other documents executed and delivered by the Company, GBSN or GBSLV (the “Grantors”) to Payee under which Payee is granted liens on assets of the Grantors in connection with the transactions contemplated by the Note Purchase Agreement are collectively referred to as the “Security Documents.”

Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement.

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Exhibit 10.35

1.     Principal Repayment

A.     Optional Prepayment. Subject to 1B below, the Company may only prepay this Note,

(i)     during such time as the Conversion Shares (as defined below) issuable upon conversion of this Note are then subject to an effective registration statement under the Securities Act of 1933, as amended, and the registration statement covering the Conversion Shares has been effective for a period of at least 90 days; or

(ii)     if the Company provides the Payee with sixty (60) days prior written notice of such prepayment, during which time Payee may convert this Note in accordance with Section 5, and such prepayment is accompanied by a payment equal to 25% of the amount of the principal and interest being prepaid.

B.     Notice of Prepayment. Before the Company shall be permitted to prepay this Note pursuant to 1A(i) hereof, the Company shall provide thirty (30) days prior notice to the Payee of its intent to make such prepayment, which notice shall state the date and amount of such prepayment (the “Prepayment Date”). The Payee shall have the option at any time prior to the Prepayment Date to elect to convert this Note pursuant to Section 5 below.

2.     Computation of Interest.

A.     Base Interest Rate. Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.     Penalty Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be increased to ten (10%) percent per annum.

C.     Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction

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Exhibit 10.35

in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

3.     Covenants of Company.

A.     Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Payee, it will perform the obligations set forth in this Section 3A:

(i)     Taxes and Levies. The Company (and each of its subsidiaries) will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings;

(ii)     Maintenance of Existence. The Company (and each of its subsidiaries) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii)     Maintenance of Property. The Company (and each of its subsidiaries) will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)     Insurance. The Company (and each of its subsidiaries) will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)     Maintenance of Teco Facility. The Company will cause GBSN and GBSLV to hold and maintain all duly issued certificates and licenses necessary to operate its cannabis cultivation and production facility at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”) in accordance with all Nevada Legal Requirements;

(vi)     Books and Records. The Company (and each of its subsidiaries) will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

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Exhibit 10.35

(vii)     Notice of Certain Events. The Company (and each of its subsidiaries) will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

(viii)     Compliance with Laws. The Company will comply, and cause each subsidiary, including, without limitation, GBSN and GBSLV, to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (“Law”), other than U.S. Federal Law governing the production and sale of cannabis; and

(ix)     Use of Proceeds. The Company shall use the proceeds of the Additional Loan solely to pay employees, vendors and other third party creditors of GB Sciences Las Vegas, LLC and GB Sciences Nevada LLC in connection with the operation of the Teco Facility.

B.     Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Payee, it will perform the obligations set forth in this Section 3B:

(i)     Liquidation, Dissolution. The Company will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii)     Sales of Assets. The Company will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Company’s business to any person or entity other than a direct or indirect subsidiary of the Company; provided, however, such prior written consent shall not be required in connection with licenses or other rights granted by the Company to a strategic partner, licensee or distributor as approved by the Board of Directors of the Company (the “Board of Directors”);

(iii)     Redemptions. The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company (or its subsidiaries), except for repurchases of unvested or restricted shares of Common Stock, at cost, from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company’s Board of Directors;

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Exhibit 10.35

(iv) Indebtedness. Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to this Note, provided, that this covenant shall not apply to (A) capitalized leases, purchase money indebtedness (secured solely by Liens on the equipment or assets leased or purchased), (B) accounts payable, (C) other accrued expenses incurred by the Company in the ordinary course of business; or (D) indebtedness set forth on Schedule 3B(iv);

(v)     Negative Pledge. Other than with respect to this Note, the Company will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except any of the following (collectively, “Permitted Liens”):

(a)     Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b)     Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)     Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)     Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)     judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Company or with respect to which execution has been stayed; and

(f)     Liens set forth set forth on Schedule 3B(v).

(vi) Transactions with Affiliates. The Company will not (and will not permit any of its subsidiaries to) enter into any transaction after the Issue Date, including,

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Exhibit 10.35

without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Company’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company as determined by the Board of Directors in good faith.

(vii)     Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

(viii)     GBSN. The Company shall not allow any reduction of its membership interest or distribution rights in GBSN.

4.     Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)     Non-Payment of Obligations. The Company shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii)     Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten (10) days;

(iii)     Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B, and, if capable of cure, such default shall not have been cured within ten (10) days;

(iv)     Bankruptcy, Insolvency, Etc. The Company (or any of its subsidiaries) shall:

(a)     in any legal document admit in writing its inability to pay its debts as they become due;

(b)     apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

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Exhibit 10.35

(c)     in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d)     permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e)     take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(v)     Teco Facility. GBSN shall fail to hold any required provisional or permanent certificate (as applicable) under State or local law for the operation of the Teco Facility as an establishment to cultivate and sell cannabis;

(vi)     Cross-Default. The Company shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000;

(vii)     Cross-Acceleration. Any other indebtedness for borrowed money of the Company (or any of its subsidiaries) in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period;

(viii)     Registration Default. A Registration Default has occurred under the Note;

(ix)     Other Breaches, Defaults. The Company or any of its subsidiaries (including, without limitation, GBSN) shall default or be in breach of any other term or provision of this Note, any other Transaction Document (as defined in the Note Purchase Agreement), in any material respect, for a period of ten (10) days, or any material representation or warranty made by the Company to the Payee in any Transaction Document shall be materially false or misleading; or

(x)     Security Documents. The Security Documents shall cease to create a valid and perfected Lien in and to any material Collateral;

then, and in any such event, the Payee shall, by notice to the Company, take or cause to be taken any or all of the following actions, without prejudice to the rights of Payee to enforce its claims against the Company: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall

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Exhibit 10.35

become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under the Security Agreement, and (3) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(iv) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

5.     Conversion of Note.

A.     Optional Conversion. The Holder of this Note shall have the option, at any time and from time to time, prior to the date on which the Company makes payment in full of the Principal Amount of this Note in accordance herewith, all accrued interest thereon and all other amounts due and payable thereunder to convert all or any portion of the outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (such Principal Amount and accrued and unpaid interest to be so converted the “Conversion Amount”) into shares of common stock, par value $.0001 per share (“Common Stock”), of the Company at an initial conversion price per share equal to $0.04 per share (the “Conversion Price”), subject to adjustment as provided in subsection 5F below. The shares of Common Stock issuable upon conversion of this Note at the Conversion Price are referred to herein as the “Conversion Shares.”

B.     Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 5B upon 65 days prior notice to the Company or without any notice requirement upon an Event of Default.

C.     Mechanics of Conversion.

(i)     Before the Holder of this Note shall be entitled to convert this Note into shares of Common Stock pursuant to Section 5A, such holder shall give written notice to the

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Exhibit 10.35

Company in the form attached hereto as Annex A (“Conversion Notice”), at its principal corporate office, by email, facsimile or otherwise, of the election to convert the same and shall state therein the Conversion Amount and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. On or before the third (3rd) business day following the date of receipt of a Conversion Notice, the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Company’s transfer agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC, or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144.

(ii)     All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

D.     Authorized Shares. At all times the Company shall have authorized and shall have reserved a sufficient number of shares of Common Stock to provide for the conversion of the Principal Amount outstanding under this Note at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of this Note shall be proportionately increased.

E.     Failure to Timely Deliver Shares. If within five (5) business days after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company shall fail to issue and deliver to the Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of this Note (a “Conversion Failure”), the Company shall pay to the Holder $3,000 per day until the Company issues and delivers a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any portion of the Principal Amount of this Note. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular Conversion Notice attributable to the unsold shares.

F.     Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i)     In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,

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Exhibit 10.35

(ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(ii)     Whenever the Conversion Price is adjusted pursuant to Subsection (i) above, the number of Conversion Shares issuable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

(iii)     In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Company is the continuing entity), or any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing entity), or of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, this Note shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a Holder of the number of shares of Common Stock into which this Note would have been converted prior to such transaction. The provisions of this subsection

(iii) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.

6.     Amendments and Waivers.

A.     The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Company and the Payee.

B.     No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

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Exhibit 10.35

C.     To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Payee to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Payee or such enforcement or setoff had not occurred.

7.     Miscellaneous.

A.     Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

B.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C.     Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

[Signature Page Follows]

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Exhibit 10.35

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

GB Sciences, Inc.

By:	/s/ John C Poss
Name: John C Poss
Title: CEO

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Exhibit 10.35

ANNEX A

CONVERSION NOTICE

The undersigned hereby elects to convert principal and/or interest under the Second Amended and Restated 8% Senior Secured Convertible Promissory Note, originally issued as of February 28, 2019 (the “Note”) of GB Sciences, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof and the Note, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 5B of the Note, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

Conversion calculations:

Date to Effect Conversion: ______________________

Principal Amount of Note to be Converted:______________________________________________

Amount of Interest of Note to be Converted: _____________________________________________

Number of shares of Common Stock to be issued: _________________________________________

Signature:______________________________________

Name: _________________________________________

Address for Delivery of Common Stock Certificates:

________________________________________________________________________

Or

DWAC Instructions:

Broker No: _________________________________________

Account No: ________________________________________

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Exhibit 10.35

SCHEDULE 3B(iv)
INDEBTEDNESS

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Exhibit 10.35

SCHEDULE 3B(v) LIENS

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Exhibit 10.36

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of December 3, 2019 (the “Effective Date”), by and among GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, the “Borrowers”), and AJE Management LLC, a California limited liability company (the “Lender”).

WHEREAS, the Borrowers wish to request from time to time that Lender advance loans to the Borrowers (the “Loans”), pursuant a Promissory Note (the “Note”) in the principal amount of $470,000 (the “Maximum Amount”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.     AUTHORIZATION AND CLOSING

1.1     Authorization of Loans. The Borrowers have authorized the borrowing from time to time of Loans pursuant to the Note. The Note shall be in the form attached hereto as Exhibit A.

1.2     Initial Advance. Subject to the terms and conditions hereof, at the Closing, the Borrowers shall issue the Note to the Lender, and the Lender shall advance the Borrowers a loan in the principal amount of $170,000 (the “Initial Advance”) which shall be evidenced by the Note.

1.3     Closing. The closing of the issuance of the Note under this Agreement and the Initial Advance thereunder (the “Closing”) shall take place on the Effective Date of this Agreement, at the offices of Fox Rothschild LLP, 101 Park Avenue, New York, NY 10178 or at such other time or place as the Borrowers and the Lender may mutually agree (the date of the Closing is hereinafter referred to as the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Borrowers will deliver to the Lender the Note to the Lender, against receipt by the Borrowers of the proceeds of the Initial Advance by check made payable to the order of, or wire transfer to, the Borrowers.

1.4     Additional Advances Under the Note. From time to time following the Effective Date, during the period Note is outstanding, the Borrowers may request that Lender make one or more additional advances to the Borrowers under the Note (the “Additional Advances” and together with the Initial Advance, each, an “Advance”) in an amount of an additional $300,000 in the aggregate. All Additional Advances shall be made at the reasonable discretion of Lender, and on the terms and conditions set forth in this Agreement and the Note, following the written request (a “Loan Request”) from the Borrower to Lender of an Advance under the Note, which Loan Request shall set forth the proposed uses for such Advance. Subject to the outstanding Advances not exceeding the Maximum Amount, the Borrowers may borrow, prepay and reborrow Loans under the Note prior to the maturity of the Note.

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Exhibit 10.36

2.     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Except as set forth on a Schedule of Exceptions delivered by the Borrowers to the Lender, the Borrowers hereby jointly and severally represent and warrant to the Lender that:

2.1     Organization and Standing; Qualifications. Each Borrower is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Each Borrower has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. Each Borrower is duly qualified to transact business in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in (i) the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Borrowers taken as a whole, or (ii) on the authority or ability of the Borrowers to perform their obligations under this Agreement, the Note, and the other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”). For the avoidance of doubt, a “Material Adverse Effect” shall include, without limitation, any such material adverse effect occurring as a result of (i) a change in any law or legal requirement or the enforcement thereof, (ii) any loss by the Borrowers of any license or permit necessary for the conduct by the Borrowers of its business or proposed business, or (iii) any failure by the Borrowers to comply in any material respect with all legal requirements of the State of Nevada, including, without limitation, by maintaining and complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”).

2.2     Corporate Power. The Borrowers have all requisite power and authority to execute and deliver this Agreement, and borrow Loans under the Note, and to carry out and perform its obligations under the terms of this Agreement and each of the Transaction Documents.

2.3     Authorization. All corporate action on the part of the Borrowers, their managers and members, necessary for (i) the authorization, execution and delivery of the Agreement by the Borrowers, (ii) the authorization, issuance and delivery of the Note, and (iii) the performance of all of the Borrowers’ obligations under the Transaction Documents, has been taken. This Agreement has been duly and validly executed and delivered by the Borrowers and constitutes the valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.4     Capitalization. All of the outstanding membership interests of the Borrowers are owned by GB Sciences, Inc., a Nevada corporation (the “Parent”).

2.5     Non-Contravention.     The execution, delivery and performance of this

Agreement by the Borrowers, and the consummation by the Borrowers of the transactions contemplated hereby, do not (i) contravene or conflict with any certificate of incorporation, certificate of formation, operating agreement, bylaws or other constituent documents of the Borrowers or the Parent; (ii) constitute a violation in any respect of any provision of any federal,

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Exhibit 10.36

state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Borrowers; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Borrowers or the Parent is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Borrowers under, any contract to which the Borrowers or the Parent is a party or any permit, license or similar right relating to the Borrowers or by which the Borrowers may be bound or affected.

2.6     Compliance with Law and Charter Documents; Regulatory Permits. Neither

Borrower is in violation or default of any provisions of its certificate of formation, operating agreement or similar organizational document, as applicable. The Borrowers have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Borrowers’ business or property (“Laws”), and neither Borrower has received notice that it is in violation of any statute, rule or regulation of any governmental authority applicable to it, other than U.S. Federal Law governing the production and sale of cannabis. Neither Borrower is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which any Borrower is a party or by which any Borrower is bound or by which the properties of the Borrowers are bound, which default would be reasonably likely to have a Material Adverse Effect. The Borrowers possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business as currently conducted or proposed to be conducted, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither Borrower has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.7     SEC Documents.

2.7.1 Reports. The Parent has filed on the Securities and Exchange Commission’s (“SEC”) EDGAR system, prior to the date hereof, its Annual Report on Form 10K for the fiscal year ended March 31, 2019 (the “Form 10-K”), its quarterly reports on Form 10Q for the fiscal quarters ended June 30, 2019 and September 30, 2019 (the “Form 10-Qs”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Parent with the SEC for events occurring during the two (2) years prior to the date hereof (the Form 10-K, Form 10-Qs and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”). Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Parent with the SEC prior to the date hereof, complied in all material respects with the requirements of the Securities Exchange Act of

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Exhibit 10.36

1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. As of their respective dates, the financial statements of the Parent included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Parent and the Borrowers and fairly present in all material respects the financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods then ended.

2.8     Absence of Certain Changes. Except as set forth in the SEC Documents, since

September 30, 2019, the business and operations of the Borrowers have been conducted in the ordinary course consistent with past practice, and there has not been:

2.8.1 any damage, destruction or loss to the Borrowers’ properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.8.2 any waiver by the Borrowers of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.8.3 any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Borrowers or any of their assets or properties are bound or subject that could be expected to have a Material Adverse Effect;

2.8.4 any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect;

2.8.5 any sale of any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business; or

2.8.6 any capital expenditures, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business.

2.9     Intellectual Property. To the Borrowers’ knowledge, the Borrowers own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct their business as currently conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect. To the Borrowers’ knowledge, neither of the Borrowers has infringed any patents of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and no patent owned or licensed by the Borrowers is unenforceable or invalid. To the Borrowers’ knowledge, there is no claim, action or proceeding against the Borrowers with

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Exhibit 10.36

respect to any Intellectual Property. The Borrowers have no actual knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Borrowers which would reasonably be expected to result in a Material Adverse Effect. The Borrowers have taken reasonable security measures to protect the secrecy, confidentiality and value of all of such of its Intellectual Property as the Borrowers is required to keep secret. None of the Borrowers’ Intellectual Property has expired or terminated. All of the patent assignments concerning the Intellectual Property which are of record in the United States Patent and Trademark Office as to which the Borrowers is the assignee are believed to be valid and binding obligations of the assignor(s).

3.     CONDITIONS TO CLOSING

The Lender’s obligation to make the Initial Advance under the Note at the Closing, and to make Additional Advances under the Note is, at the option of the Lender, subject to the fulfillment of the following conditions:

3.1     Representations and Warranties True and Correct. The representations and warranties made by the Borrowers in Section 2 hereof shall be true and correct as of the date of such Advance, with the same effect as if made as of such date.

3.2     Board Approval. The Borrowers shall have delivered to the Lender evidence of the approval of this Agreement and the transactions contemplated hereby by the sole member of the Borrowers and the Board of Directors of the Parent, in form and substance satisfactory to the Lender and its counsel.

3.3     Covenants. All covenants, agreements and conditions contained in this

Agreement to be performed by the Borrowers on or prior to such date shall have been performed or complied with.

3.4     No Material Adverse Effect. No Material Adverse Effect shall have occurred.

4.     COVENANTS.

4.1     Inspection Rights. Lender (through any of its officers, employees, or agents)

shall have the right, upon reasonable prior notice, from time to time during usual business hours, to inspect the books and records of the Borrowers and to make copies thereof, and the right to check, test, and inspect all equipment, materials, and facilities of the Borrowers.

4.2     Further Assurances. The Borrowers shall cure promptly any defects in the creation and issuance of the Note, and in the execution and delivery of the Transaction Documents. The Company, at its expense, shall execute and deliver promptly to the Lender upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Borrowers to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

4.3     Use of Proceeds. The proceeds of all Advances shall (i) be used to fund the ongoing operations of the Teco Facility (as defined in the Note) in accordance with the

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Exhibit 10.36

applicable Loan Request for such Advance, and (ii) unless otherwise agreed to by the Lender, be disbursed by Lender directly to vendors and other third party creditors of the Borrowers.

5.     INDEMNIFICATION.

The Borrowers hereby agree, jointly and severally, to indemnify, exonerate and hold harmless the Lender and each of its managers, members, officers, employees and agents (collectively herein called the “Indemnitees” and individually called an “Indemnitee”), from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively herein called the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Borrowers in this Agreement or any other Transaction Document, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

6.     MISCELLANEOUS

6.1     Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without giving effect to principles of conflicts of law, as applied to agreements entered into among Nevada residents to be performed entirely within Nevada. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Nevada or the state courts of the State of Nevada which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

6.2     Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of the Note). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Borrowers and the Lender. The Lender may waive its rights or the Borrowers’ obligations with respect to the Note hereunder without obtaining the consent of any other natural person or Person.

6.4     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Borrowers records, or (c) when

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Exhibit 10.36

received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Borrowers’ records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

6.5     Counterparts. This Agreement may be executed in any number of counterparts,

each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

6.6     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

6.7     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8     Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Note. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

6.9     Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same effect as if the original signature had been delivered to the other party. The failure to deliver the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

6.11 Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

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Exhibit 10.36

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement on the day and year first set forth above.

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA LLC

By: GB SCIENCES, INC., as sole member

By:/s/ John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/ David Weiner

Name: David Weiner

Title: Manager of AJE Management, LLC

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Exhibit 10.36

EXHIBIT A

Form of Promissory Note

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Exhibit 10.37

GB SCIENCES LAS VEGAS, LLC
GB SCIENCES NEVADA LLC

8% Promissory Note

$470,000.00     December 3, 2019

FOR VALUE RECEIVED, GB SCIENCES LAS VEGAS, LLC, a Nevada limited liability company (“GBS LV”), and GB SCIENCES NEVADA LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, collectively, the “Borrower”) with their principal executive offices at 3550 W. Teco Avenue, Las Vegas NV 89118, jointly and severally promise to pay to the order of AJE MANAGEMENT, LLC (the “Lender” or the “Holder of this Note”) or registered assigns, the principal amount of Four Hundred [Seventy] Thousand Dollars ($470,000) Dollars, or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Lender to the Borrower hereunder (the “Principal Amount”), together with interest on such Principal Amount, on December 31, 2020 (the “Maturity Date”). Interest on this Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

Interest shall accrue on the Principal Amount outstanding from time to time and shall be payable (i) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (ii) at any time after maturity until paid in full (after as well as before judgment), on demand. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). All payments by the Borrower hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

Each payment by the Borrower pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds by wire or check only. THIS NOTE MAY NOT BE PAID OR PREPAID IN CASH. The Borrower (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued to Lender pursuant to a Loan Agreement (as amended from time to time, the “Loan Agreement”) of even date herewith. Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

1.     Principal Repayment. This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. All payments made on this Note shall be applied first to interest accrued to the date of the payment, then to other amounts which may then be due hereunder (other than principal), and then to the outstanding principal amount of this Note.

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2.     Computation of Interest.

A.     Base Interest Rate. Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.     Penalty Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be increased to ten (10%) percent per annum.

3.     Covenants of Borrower.

A.     Affirmative Covenants. Each Borrower covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Lender, it will perform the obligations set forth in this Section 3A:

(i)     Taxes and Levies. The Borrower will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Borrower or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings;

(ii)     Maintenance of Existence. The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Borrower, except where the failure to comply would not have a material adverse effect on the Borrower;

(iii)     Maintenance of Property. The Borrower will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)     Insurance. The Borrower will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)     Maintenance of Teco Facility. The Borrower will hold and maintain all duly issued certificates and licenses necessary to operate its cannabis cultivation and production facility at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”) in accordance with all Nevada Legal Requirements;

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(vi)     Books and Records. The Borrower will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Lender or its agents;

(vii)     Notice of Certain Events. The Borrower (will give prompt written notice (with a description in reasonable detail) to the Lender of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

(viii)     Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (“Law”), other than U.S. Federal Law governing the production and sale of cannabis; and

(ix)     Use of Proceeds. The Borrower shall use the proceeds of Advances solely to pay employees, vendors and other third party creditors of Borrower in connection with the operation of the Teco Facility.

B.     Negative Covenants. Each Borrower covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Lender, it will perform the obligations set forth in this Section 3B:

(i)     Liquidation, Dissolution. The Borrower will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity; provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii)     Sales of Assets. The Borrower will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Borrower’s business to any person or entity other than a direct or indirect subsidiary of the Borrower;

(iii)     Redemptions. The Borrower will not redeem or repurchase any outstanding equity and/or debt securities of the Borrower;

(iv)     Indebtedness. Borrower will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to this Note, provided, that this covenant shall not apply to (A) capitalized leases, purchase money indebtedness (secured solely by Liens on the equipment or assets leased or purchased), (B) accounts payable, or (C) other accrued expenses incurred by the Borrower in the ordinary course of business;

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Exhibit 10.37

(v)     Negative Pledge. Other than with respect to this Note, the Borrower will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except any of the following (collectively, “Permitted Liens”):

(a)     Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b)     Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)     Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)     Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)     judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Borrower or with respect to which execution has been stayed; and

(f)     Liens set forth set forth on Schedule 3B(v).

(vi)     Transactions with Affiliates. The Borrower will not enter into any transaction after the Issue Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Borrower or any of its subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Parent’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length

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transaction with any other person or entity not affiliated with the Borrower as determined by the Board of Directors in good faith.

(vii)     Dividends. The Borrower will not declare or pay any distributions on its outstanding capital stock.

(viii)     Parent. Each Borrower will continue to be wholly-owned subsidiaries of the Parent.

4.     Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)     Non-Payment of Obligations. Borrower shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii)     Non-Performance of Affirmative Covenants. Borrower shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten (10) days;

(iii)     Non-Performance of Negative Covenants. Borrower shall default in the due observance or performance of any covenant set forth in Section 3B, and, if capable of cure, such default shall not have been cured within ten (10) days;

(iv)     Bankruptcy, Insolvency, Etc. Borrower shall:

(a)     in any legal document admit in writing its inability to pay its debts as they become due;

(b)     apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its property, or make a general assignment for the benefit of creditors;

(c)     in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for any part of its property;

(d)     permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy

5

Exhibit 10.37

or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, and, if such case or proceeding is not commenced by the Borrower or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief; or

(e)     take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(v)     Teco Facility. The Borrower shall fail to hold any required provisional or permanent certificate (as applicable) under State or local law for the operation of the Teco Facility as an establishment to cultivate and sell cannabis;

(vi)     Cross-Default. Borrower shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Borrower for money borrowed in excess of $100,000;

(vii)     Cross-Acceleration. Any other indebtedness for borrowed money of Borrower in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period; or

(viii)     Other Breaches, Defaults. Borrower shall default or be in breach of any other term or provision of this Note, any other Transaction Document (as defined in the Loan Agreement), in any material respect, for a period of ten (10) days, or any material representation or warranty made by the Borrower to the Lender in any Transaction Document shall be materially false or misleading;

then, and in any such event, the Lender shall, by notice to the Borrower, take or cause to be taken any or all of the following actions, without prejudice to the rights of Lender to enforce its claims against the Borrower: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (2) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(iv) then (without prejudice to the rights and remedies specified in clause (2) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

6

Exhibit 10.37

5.     Amendments and Waivers.

A.     The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Borrower and the Lender.

B.     No failure or delay on the part of the Lender in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.     To the extent that the Borrower make a payment or payments to the Lender, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Lender to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Lender or such enforcement or setoff had not occurred.

6.     Miscellaneous.

A.     Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Borrower or the Lender shall bind and inure to the benefit of its successors and permitted assigns of the Borrower and the Lender, respectively, whether so express or not.

B.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C.     Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

7

Exhibit 10.37

[Signature Page Follows]

8

Exhibit 10.37

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Borrower.

GB SCIENCES LAS VEGAS, LLC GB SCIENCES NEVADA LLC,

By: GB SCIENCES, INC., as sole member

By: /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

9

Exhibit 10.37

SCHEDULE 3B(v)
LIENS

10

Exhibit 10.38

PROMISSORY NOTE

Borrower:    GB Sciences, Inc.

3550 W. Teco Ave.
Las Vegas, NV 89118

Lender:     John B. Davis

2644 Fairway Drive

Baton Rouge, LA 70809

Principal Amount:     $151,923.07

Effective Date:     November 15, 2019

1.	For value received, the Borrower promises to pay the Lender at the address identified above or as may be provided in writing to the Borrower, the principal sum of $151,923.07.

2.	This Note shall be repaid in installments as follows:

●	$51,923.07 on or before December 12, 2019; and

●

$100,000.00 on or before five business days after the first cash payment in excess of $100,000.00 that Borrower receives from Wellcana Plus, LLC, per the promissory note between Borrower and Wellcana Plus, LLC, dated on or about November 15, 2019. Borrower agrees to permit Wellcana Plus, LLC, or its designee, to deduct $100,000.00 from the first cash payment identified above and pay that amount directly to Lender.

3.

Should Borrower default on the December 12, 2019 installment, Borrower shall be liable to Lender either for ninety days wages at Lender’s daily rate of pay ($37,500.00), or else for full wages per day ($416.66) from December 12, 2019, until Borrower shall pay or tender the December 12, 2019 installment, whichever is the lesser amount of this penalty.

4.	Should Borrower default on full and final payment of the outstanding balance of $100,000.00, a 10% penalty shall be applied to the outstanding balance.

5.

All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Note as a result of any default of the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

1

Exhibit 10.38

6.

If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

7.	This Note will be construed in accordance with the laws of the State of Louisiana.

8.	This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender.

9.

Except for a suit to enforce the Borrower’s promises and obligations contained in this Note, in consideration of Borrower issuing this Note, Lender further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf (the “Lender Parties”), will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against Borrower or any of its subsidiaries, contractors, advisors, officers, directors, employees or shareholders (the “Borrower Parties”), involving any matter, cause or thing whatsoever, occurring in the past up to the effective date of this Note or involving any continuing effects of actions or practices which arose prior to the effective date of this Note or the termination or resignation of the Lender’s employment (the “Prior Obligations”), and the Lender Parties hereby release and discharge the Borrower Parties from the Prior Obligations, if any.

0.	Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

IN WITNESS WHEREOF, this Note has been agreed upon, executed and delivered on the date specified above by the Lender and the duly authorized representative of the Borrower.

Borrower:

GB Sciences, Inc.

By: /s/ John Poss

CEO and Chairman

Lender:

John B. Davis

By: /s/ John B. Davis

2

Exhibit 21.1

Subsidiaries of GB Sciences, Inc.

GB Sciences, LLC

GB Sciences Nevada, LLC

GB Sciences Las Vegas, LLC

ECRX, Inc.

GB Sciences Texas, LLC

GB Sciences Nopah, LLC

GBS Global Biopharma, Inc.

1

Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, John Poss, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended March 31, 2020 of GB Sciences, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 28, 2020	By:	/s/ John Poss
John Poss
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, Zach Swarts, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended March 31, 2020 of GB Sciences, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 28, 2020	By:	/s/ Zach Swarts
Zach Swarts
Chief Financial Officer

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the annual report of GB Sciences, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Poss, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 28, 2020	By:	/s/ John Poss
John Poss
Chief Executive Officer

Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the annual report of GB Sciences, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Zach Swarts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 28, 2020	By:	/s/ Zach Swarts
Zach Swarts
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 10-Q

__________________________

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2020

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to ___________

Commission file number: 000-55462

GB SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Phone: (866) 721-0297

(Address and telephone number of

principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒  Yes     ☐  No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).   ☒  Yes     ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  ☐  Yes     ☒  No

There were 281,779,436 shares of common stock, par value $0.0001 per share, outstanding as of November 13, 2020.

GB SCIENCES, INC.

FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED September 30, 2020

2

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements (Unaudited)

3

GB SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of March 31,
	2020	2020
CURRENT ASSETS:	(unaudited)
Cash and cash equivalents	$545,020	$2,406
Prepaid expenses and other current assets	18,776	18,776
Note receivable	4,350,000	5,224,423
Current assets from discontinued operations	1,997,037	1,755,275
TOTAL CURRENT ASSETS	6,910,833	7,000,880
Property and equipment, net	31,278	37,821
Intangible assets, net of accumulated amortization of $17,611 and $12,287 at September 30, 2020 and March 31, 2020, respectively	1,545,355	1,128,702
Long term assets from discontinued operations	5,766,598	6,185,465
TOTAL ASSETS	$14,254,064	$14,352,868
CURRENT LIABILITIES:
Accounts payable	$2,346,652	$1,913,049
Accrued interest	479,255	366,865
Accrued liabilities	1,205,248	813,618
Notes and convertible notes payable and line of credit, net of unamortized discount of $9,624 and $608,580 at September 30, 2020 and March 31, 2020, respectively	6,428,278	5,054,728
Indebtedness to related parties	710,075	586,512
Note payable to related party	-	151,923
Income tax payable	620,856	592,982
Current liabilities from discontinued operations	1,348,111	1,406,080
TOTAL CURRENT LIABILITIES	13,138,475	10,885,757
Long term liabilities from discontinued operations	3,465,160	3,555,605
TOTAL LIABILITIES	16,603,635	14,441,362
Commitments and contingencies (Note 8)
STOCKHOLDERS' DEFICIT:
Common Stock, $0.0001 par value, 600,000,000 shares authorized, 280,532,686 and 275,541,602 outstanding at September 30, 2020 and March 31, 2020, respectively	28,054	27,554
Additional paid-in capital	97,679,001	97,271,157
Accumulated deficit	(100,056,626)	(97,387,205)
TOTAL STOCKHOLDERS' DEFICIT	(2,349,571)	(88,494)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$14,254,064	$14,352,868

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

4

GB SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,

	2020	2019	2020	2019

Sales revenue	$-	$-	$-	$-
Cost of goods sold	-	-	-	-
Gross profit	-	-	-	-
General and administrative expenses	491,818	1,291,232	1,007,071	3,082,697
LOSS FROM OPERATIONS	(491,818)	(1,291,232)	(1,007,071)	(3,082,697)
OTHER INCOME/(EXPENSE)
Interest expense	(410,946)	(352,736)	(1,082,874)	(664,937)
Debt default penalty	-	-	(286,059)	-
Other income/(expense)	(1,750)	92,707	(3,374)	92,707
Total other expense	(412,696)	(260,029)	(1,372,307)	(572,230)
LOSS BEFORE INCOME TAXES	(904,514)	(1,551,261)	(2,379,378)	(3,654,927)
Income tax benefit/(expense)	(19,034)	57,392	(27,874)	-
LOSS FROM CONTINUING OPERATIONS	(923,548)	(1,493,869)	(2,407,252)	(3,654,927)
Gain/(loss) from discontinued operations	118,090	(1,434,737)	(244,906)	(1,812,563)
NET LOSS	(805,458)	(2,928,606)	(2,652,158)	(5,467,490)
Net loss attributable to non-controlling interest	-	(245,565)	-	(377,781)
NET LOSS ATTRIBUTABLE TO GB SCIENCES, INC.	$(805,458)	$(2,683,041)	$(2,652,158)	$(5,089,709)

Net income/(loss) attributable to common stockholders of GB Sciences, Inc.
Continuing operations	$(923,548)	$(1,493,869)	$(2,407,252)	$(3,654,927)
Discontinued operations	118,090	(1,189,172)	(244,906)	(1,434,782)
Net loss	$(805,458)	$(2,683,041)	$(2,652,158)	$(5,089,709)

Net income/(loss) per common share – basic and diluted
Continuing operations	$(0.00)	$(0.01)	$(0.01)	$(0.01)
Discontinued operations	0.00	(0.00)	(0.00)	(0.01)
Net loss	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average common shares outstanding - basic and diluted	280,532,686	252,700,538	279,257,607	248,392,203

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

5

GB SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(2,652,158)	$(5,467,490)
Loss from discontinued operations	(244,906)	(1,812,563)
Net loss from continuing operations	(2,407,252)	(3,654,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,612	76,716
Stock-based compensation	-	341,724
Amortization of debt discount and beneficial conversion feature	748,956	434,750
Interest expense on conversion of notes payable	-	26,804
Loss on extinguishment	-	124,158
Default penalty on convertible note payable	286,059	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	-	180,060
Accounts payable	262,881	304,550
Accrued expenses	414,130	187,133
Accrued interest	325,925	190,695
Income tax payable	27,874	-
Indebtedness to related parties	123,563	-
Net cash used in operating activities of continuing operations	(202,252)	(1,788,337)
Net cash used in operating activities of discontinued operations	(10,602)	(1,758,120)
Net cash used in operating activities	(212,854)	(3,546,457)
INVESTING ACTIVITIES:
Proceeds from note receivable	701,923	-
Acquisition of intangible assets	-	(91,862)
Net cash provided/(used) in investing activities of continuing operations	701,923	(91,862)
Net cash used in investing activities of discontinued operations	(104,265)	(462,920)
Net cash provided/(used) in investing activities	597,658	(554,782)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	550,225
Gross proceeds from warrant exercises	151,202	944,975
Gross proceeds from convertible notes payable	150,000	2,600,000
Proceeds from Line of Credit	125,000	-
Principal payment on note payable to related party	(151,923)	-
Fees for issuance of convertible note	-	(175,000)
Brokerage fees for issuance of common stock and warrants	(15,121)	(166,027)
Net cash provided by financing activities of continuing operations	259,158	3,754,173
Net cash provided/(used) in financing activities of discontinued operations	(101,487)	213,625
Net cash provided by financing activities	157,671	3,967,798
Net change in cash and cash equivalents	542,475	(133,441)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	151,766	227,758
CASH AND CASH EQUIVALENTS AT END OF PERIOD	694,241	94,317
Less: cash and cash equivalents classified as discontinued operations	(149,221)	(23,639)
CASH AND CASH EQUIVALENTS AT END OF PERIOD FROM CONTINUING OPERATIONS	$545,020	$70,678

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

6

GB SCIENCES, INC.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

For the Six Months Ended September 30, 2020 and 2019

(unaudited)

	Six Months Ended September 30,
	2020	2019
Cash paid for interest	$-	$332,167
Cash paid for income tax	$-	$-

Non-cash transactions:
Accrued liabilities forgiven in connection with Wellcana Note letter agreement	$172,500	$-
Depreciation capitalized in inventory	$272,267	$273,090
Accrued interest capitalized in convertible note principal	$223,094	$-
Property capitalized under operating leases	$-	$182,624
Patent acquisition costs capitalized in intangible assets	$320,722	$67,008
Stock options issued to acquire intangible assets	$105,000	$-
Stock issued upon conversion of notes payable	$-	$280,000
Induced dividend from warrant exercises	$17,263	$230,025
Beneficial conversion feature on notes payable	$150,000	$133,806
Cumulative effect of the new lease standard	$-	$7,550

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

7

GB SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

 For the Three Months Ended September 30, 2020 and 2019

(unaudited)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Non-Controlling Interest	Total
Balance at June 30, 2020	280,532,686	$28,054	$97,574,001	$(99,251,168)	$-	$(1,649,113)

Stock options issued to acquire intangible assets	-	-	105,000	-	-	105,000
Net loss	-	-	-	(805,458)	-	(805,458)
Balance at September 30, 2020	280,532,686	$28,054	$97,679,001	$(100,056,626)	$-	$(2,349,571)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Non-Controlling Interest	Total
Balance at June 30, 2019	246,852,769	$24,686	$94,095,065	$(87,232,454)	$8,723,541	$15,610,838

Issuance of stock for debt conversion	1,000,000	100	109,900	-	-	110,000
Exercise of warrants for stock	7,492,250	749	673,553	-	-	674,302
Share based compensation expense	-	-	32,408	-	-	32,408
Beneficial conversion feature on notes payable	-	-	133,806	-	-	133,806
Contributions from non-controlling interest	-	-	-	-	550,001	550,001
Compensation warrants	-	-	132,914	-	-	132,914
Inducement dividend from warrant exercises	-	-	155,625	(155,625)	-	-
Net loss	-	-	-	(2,683,041)	(245,565)	(2,928,606)
Balance at September 30, 2019	255,345,019	$25,535	$95,333,271	$(90,071,120)	$9,027,977	$14,315,663

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

8

GB SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

For the Six Months Ended September 30, 2020 and 2019

(unaudited)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Non-Controlling Interest	Total
Balance at March 31, 2020	275,541,602	$27,554	$97,271,157	$(97,387,205)	$-	$(88,494)

Exercise of warrants for stock, net of issuance costs	4,991,084	500	135,581	-	-	136,081
Beneficial conversion feature on notes payable	-	-	150,000	-	-	150,000
Stock options issued to acquire intangible assets	-	-	105,000	-	-	105,000
Inducement dividend from warrant exercises	-	-	17,263	(17,263)	-	-
Net loss	-	-	-	(2,652,158)	-	(2,652,158)
Balance at September 30, 2020	280,532,686	$28,054	$97,679,001	$(100,056,626)	$-	$(2,349,571)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Non-Controlling Interest	Total
Balance at March 31, 2019	240,627,102	$24,063	$93,020,015	$(84,743,836)	$8,855,757	$17,155,999

Issuance of stock for debt conversion	2,000,000	200	279,800	-	-	280,000
Exercise of warrants for stock	9,449,750	945	849,533	-	-	850,478
Share based compensation expense	-	-	208,809	-	-	208,809
Issuance of stock for cash, net of issuance costs	3,668,167	367	478,329	-	-	478,696
Beneficial conversion feature on notes payable	-	-	133,806	-	-	133,806
Contributions from non-controlling interest	-	-	-	-	550,001	550,001
Compensation warrants	-	-	132,914	-	-	132,914
Cancelled shares issued to consultant	(400,000)	(40)	40			-
Inducement dividend from warrant exercises	-	-	230,025	(230,025)	-	-
Cumulative effect of the new lease standard	-	-	-	(7,550)	-	(7,550)
Net loss	-	-	-	(5,089,709)	(377,781)	(5,467,490)
Balance at September 30, 2019	255,345,019	$25,535	$95,333,271	$(90,071,120)	$9,027,977	$14,315,663

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

9

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 1 – Background and Significant Accounting Policies

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) seeks to be a biopharmaceutical research and cannabinoid-based drug development company whose goal is to create patented formulations for safe, standardized, cannabinoid therapies that target a variety of medical conditions in both the pharmaceutical and wellness markets. The Company is engaged in the research and development of cannabinoid medicines and plans to produce cannabinoid therapies for the wellness markets based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of cannabinoid medicines with virtual operations in North America and Europe. GBSGB assets include cannabinoid medicine intellectual property, research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of conditions and several programs are in pre-clinical animal stage of development; including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses  through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes two issued USPTO Patents, five USPTO patent applications, four provisional USPTO patent applications, and one USPTO application that we anticipate filing by the end of calendar year 2020, as well as licenses for three additional patents covering novel cannabinoid delivery systems. In addition to the USPTO patents and patent applications, the company has filed 28 patent applications internationally.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements of GB Sciences, Inc. (the “Company,” “We” or “Us”) have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending March 31, 2021. The balance sheet at March 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended March 31, 2020.

10

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Principles of Consolidation

We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP) for the United States of America. Our consolidated financial statements include all operating divisions and majority-owned subsidiaries, reported as a single operating segment, for which we maintain controlling interests. Intercompany accounts and transactions have been eliminated in consolidation. The ownership interest of non-controlling participants in subsidiaries that are not wholly owned is included as a separate component of equity. The non-controlling participants’ share of the net loss is included as “Net loss attributable to non-controlling interest” on the unaudited consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation and other loss contingencies.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Reclassifications

Certain reclassifications have been made to the comparative period amounts to conform to the current period presentation. Certain items on the unaudited balance sheets and statements of operations and cash flows have been reclassified to conform with current period presentation. The assets, liabilities, income, and cash flows of GB Sciences Louisiana, LLC, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC have been reclassified to discontinued operations due to the sale of the Company's Louisiana cultivation and extraction facility (Note 10) and the pending sale of the Company's Nevada cultivation and extraction facilities (Note 11).

Discontinued Operations

Refer to Note 3.

11

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Long-Lived Assets

Property and equipment comprise a significant portion of our total assets. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available. No indicators of impairment were identified by the Company as of September 30, 2020.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated net realizable value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Revenue Recognition

The FASB issued Accounting Standards Codification (“ASC”) 606 as guidance on the recognition of revenue from contracts with customers. Revenue recognition depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company adopted the guidance on April 1, 2018 and applied the cumulative catch-up transition method.

The Company’s only current revenue source is from sales of cannabis, a distinct physical good. Under ASC 606, the Company is required to separately identify each performance obligation resulting from its contracts from customers, which may be a good or a service. A contract may contain one or more performance obligations. All of the Company’s contracts with customers, past and present, contain only a single performance obligation, the delivery of distinct physical goods. Because fulfillment of the company’s performance obligation to the customer under ASC 606 results in the same timing of revenue recognition as under the previous guidance (i.e. revenue is recognized upon delivery of physical goods), the Company did not record any material adjustment to report the cumulative effect of initial application of the guidance.

12

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Earnings/(loss) per Share

The Company’s basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The Company had 153,637,853 and 158,404,020 potentially dilutive common shares at September 30, 2020 and March 31, 2020, respectively. However, such common stock equivalents were not included in the computation of diluted net loss per share as their inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Recently Adopted Standards

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13").  Financial Instruments—Credit Losses (Topic 326) amends guideline on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities.  For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses.  The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected.  For available-for-sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down.  ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income.  The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.  The amendments in this ASU are effective for smaller reporting companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of this guidance on its financial statements.

In August 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of its disclosure framework project. The standard is effective for all entities for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted the standard on April 1, 2020. The adoption of this guidance did not have a material impact on the Company’s financial statements.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

Note 2 – Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $(100,056,626) at September 30, 2020. The Company had a working capital deficit of $(6,227,642) at September 30, 2020, net of working capital of $648,926 classified as discontinued operations, compared to $(3,884,877) at March 31, 2020, net of working capital of $349,195 classified as discontinued operations. In addition, the Company has consumed cash in its operating activities of $(212,854) for the six months ended September 30, 2020, including $(10,602) used in discontinued operations, compared to $(3,546,457) including $(1,758,120) used in discontinued operations for the six months ended September 30, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

13

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 3 – Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. The Company has included its subsidiaries GB Sciences Louisiana, LLC, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC in discontinued operations due to the sale of the Company's Louisiana cultivation and extraction facility (Note 10) and the pending sale of the Company's Nevada cultivation and extraction facilities (Note 11).

There were no assets and liabilities from discontinued operations attributable to GB Sciences Louisiana, LLC at September 30, 2020 and March 31, 2020 due to the entity having been deconsolidated at the November 15, 2019 date of close. The assets and liabilities associated with discontinued operations included in our condensed consolidated balance sheets as of September 30, 2020 and March 31, 2020 were as follows:

	September 30, 2020			March 31, 2020
	Continuing	Nevada Subsidiaries	Total	Continuing	Nevada Subsidiaries	Total
ASSETS
CURRENT ASSETS
Cash	$545,020	$149,221	$694,241	$2,406	$149,360	$151,766
Accounts receivable, net	-	346,058	346,058	-	117,967	117,967
Inventory, net	-	1,439,320	1,439,320	-	1,445,839	1,445,839
Prepaid and other current assets	18,776	62,438	81,214	18,776	42,109	60,885
Note receivable	4,350,000	-	4,350,000	5,224,423	-	5,224,423
TOTAL CURRENT ASSETS	4,913,796	1,997,037	6,910,833	5,245,605	1,755,275	7,000,880

Property and equipment, net	31,278	5,113,829	5,145,107	37,821	5,496,012	5,533,833
Intangible assets, net	1,545,355	571,265	2,116,620	1,128,702	571,264	1,699,966
Deposits and other noncurrent assets	-	81,504	81,504	-	91,504	91,504
Operating lease right-of-use assets, net	-	-	-	-	26,685	26,685

TOTAL ASSETS	$6,490,429	$7,763,635	$14,254,064	$6,412,128	$7,940,740	$14,352,868

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,346,652	$607,766	$2,954,418	$1,913,049	$646,865	$2,559,914
Accrued interest	479,255	79,123	558,378	366,865	30,787	397,652
Accrued expenses	1,205,248	48,010	1,253,258	813,618	74,394	888,012
Notes payable, net	6,428,278	485,000	6,913,278	5,054,728	480,000	5,534,728
Indebtedness to related parties	710,075	-	710,075	586,512	-	586,512
Note payable to related party	-	-	-	151,923	-	151,923
Income tax payable	620,856	-	620,856	592,982	-	592,982
Finance lease obligations, current	-	128,212	128,212	-	166,769	166,769
Operating lease obligations, current	-	-	-	-	7,265	7,265
TOTAL CURRENT LIABILITIES	11,790,364	1,348,111	13,138,475	9,479,677	1,406,080	10,885,757

Operating lease obligations, long term	-	-	-	-	22,515	22,515
Finance lease obligations, long term	-	3,465,160	3,465,160	-	3,533,090	3,533,090

TOTAL LIABILITIES	$11,790,364	$4,813,271	$16,603,635	$9,479,677	$4,961,685	$14,441,362

14

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Discontinued Operations - Revenues and Expenses

The revenues and expenses associated with discontinued operations included in our condensed consolidated statements of operations for the three and six months ended September 30, 2020 and 2019 were as follows:

	For the Three Months Ended September 30,
	2020			2019
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Sales revenue	$-	$1,264,271	$1,264,271	$-	$1,548,705	$1,548,705
Cost of goods sold	-	(859,068)	(859,068)	-	(2,237,779)	(2,237,779)
Gross profit/(loss)	-	405,203	405,203	-	(689,074)	(689,074)
General and administrative expenses	491,818	81,464	573,282	1,291,232	536,814	1,828,046
INCOME/(LOSS) FROM OPERATIONS	(491,818)	323,739	(168,079)	(1,291,232)	(1,225,888)	(2,517,120)
OTHER INCOME/(EXPENSE)
Interest expense	(410,946)	(128,201)	(539,147)	(352,736)	(185,599)	(538,335)
Other income/(expense)	(1,750)	(77,448)	(79,198)	92,707	(23,250)	69,457
Total other expense	(412,696)	(205,649)	(618,345)	(260,029)	(208,849)	(468,878)
INCOME/(LOSS) BEFORE INCOME TAXES	(904,514)	118,090	(786,424)	(1,551,261)	(1,434,737)	(2,985,998)
Income tax expense	(19,034)	-	(19,034)	57,392	-	57,392
NET INCOME/(LOSS)	$(923,548)	$118,090	$(805,458)	$(1,493,869)	$(1,434,737)	$(2,928,606)

	For the Six Months Ended September 30,
	2020			2019
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Sales revenue	$-	$1,815,468	$1,815,468	$-	$2,459,381	$2,459,381
Cost of goods sold	-	(1,350,863)	(1,350,863)	-	(2,862,148)	(2,862,148)
Gross profit/(loss)	-	464,605	464,605	-	(402,767)	(402,767)
General and administrative expenses	1,007,071	370,920	1,377,991	3,082,697	1,012,737	4,095,434
INCOME/(LOSS) FROM OPERATIONS	(1,007,071)	93,685	(913,386)	(3,082,697)	(1,415,504)	(4,498,201)
OTHER INCOME/(EXPENSE)
Interest expense	(1,082,874)	(261,143)	(1,344,017)	(664,937)	(373,809)	(1,038,746)
Debt default penalty	(286,059)	-	(286,059)	-	-	-
Other income/(expense)	(3,374)	(77,448)	(80,822)	92,707	(23,250)	69,457
Total other expense	(1,372,307)	(338,591)	(1,710,898)	(572,230)	(397,059)	(969,289)
LOSS BEFORE INCOME TAXES	(2,379,378)	(244,906)	(2,624,284)	(3,654,927)	(1,812,563)	(5,467,490)
Income tax expense	(27,874)	-	(27,874)	-	-	-
NET LOSS	$(2,407,252)	$(244,906)	$(2,652,158)	$(3,654,927)	$(1,812,563)	$(5,467,490)

15

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Discontinued Operations - Revenues and Expenses (continued)

The components of revenues and expenses associated with discontinued operations included in our condensed consolidated statements of operations for the three and six months ended September 30, 2020 and 2019 were as follows:

	For the Three Months Ended September 30,
	2020			2019
	GB Sciences Louisiana, LLC	Nevada Operations	Total Discontinued Operations	GB Sciences Louisiana, LLC	Nevada Operations	Total Discontinued Operations
Sales revenue	$-	$1,264,271	$1,264,271	$377,007	$1,171,698	$1,548,705
Cost of goods sold	-	(859,068)	(859,068)	(380,629)	(1,857,150)	(2,237,779)
Gross profit/(loss)	-	405,203	405,203	(3,622)	(685,452)	(689,074)
General and administrative expenses	-	81,464	81,464	424,732	112,082	536,814
INCOME/(LOSS) FROM OPERATIONS	-	323,739	323,739	(428,354)	(797,534)	(1,225,888)
OTHER EXPENSE
Interest expense	-	(128,201)	(128,201)	(62,777)	(122,822)	(185,599)
Other expense	-	(77,448)	(77,448)	-	(23,250)	(23,250)
Total other expense	-	(205,649)	(205,649)	(62,777)	(146,072)	(208,849)
INCOME/(LOSS) BEFORE INCOME TAXES	-	118,090	118,090	(491,131)	(943,606)	(1,434,737)
Income tax expense	-	-	-	-	-	-
NET INCOME/(LOSS)	$-	$118,090	$118,090	$(491,131)	$(943,606)	$(1,434,737)

	For the Six Months Ended September 30,
	2020			2019
	GB Sciences Louisiana, LLC	Nevada Operations	Total Discontinued Operations	GB Sciences Louisiana, LLC	Nevada Operations	Total Discontinued Operations
Sales revenue	$-	$1,815,468	$1,815,468	$377,007	$2,082,374	$2,459,381
Cost of goods sold	-	(1,350,863)	(1,350,863)	(380,629)	(2,481,519)	(2,862,148)
Gross profit/(loss)	-	464,605	464,605	(3,622)	(399,145)	(402,767)
General and administrative expenses	-	370,920	370,920	626,571	386,166	1,012,737
INCOME/(LOSS) FROM OPERATIONS	-	93,685	93,685	(630,193)	(785,311)	(1,415,504)
OTHER EXPENSE
Interest expense	-	(261,143)	(261,143)	(125,372)	(248,437)	(373,809)
Debt default penalty	-	-	-	-	-	-
Other expense	-	(77,448)	(77,448)	-	(23,250)	(23,250)
Total other expense	-	(338,591)	(338,591)	(125,372)	(271,687)	(397,059)
LOSS BEFORE INCOME TAXES	-	(244,906)	(244,906)	(755,565)	(1,056,998)	(1,812,563)
Income tax expense	-	-	-	-	-	-
NET LOSS	$-	$(244,906)	$(244,906)	$(755,565)	$(1,056,998)	$(1,812,563)

16

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Discontinued Operations - Inventory

Raw materials consist of supplies, materials, and consumables used in the cultivation and extraction processes. Work-in-progress includes live plants and cannabis in the drying, curing, and trimming processes. Finished goods includes completed cannabis flower, trim, and extracts in bulk and packaged forms. Inventory is included in current assets from discontinued operations in the Company's unaudited condensed consolidated balance sheets at September 30, 2020 and March 31, 2020.

	September 30, 2020	March 31, 2020

Raw materials	$2,677	$91,465
Work in progress	789,482	1,166,511
Finished goods	653,314	466,319
Subtotal	1,445,473	1,724,295
Allowance to reduce inventory to net realizable value	(6,153)	(278,456)
Total inventory, net	$1,439,320	$1,445,839

17

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Discontinued Operations - Leases

The Company determines if an arrangement is a lease at inception and has lease agreements for warehouses, office facilities, and equipment. These commitments have remaining non-cancelable lease terms, with lease expirations which range from 2024 to 2025.

As a result of the adoption of ASC 842, certain real estate and equipment operating leases have been recorded on the balance sheet with a lease liability and right-of-use asset ("ROU"). Application of this standard resulted in the recognition of ROU assets of $182,624, net of accumulated amortization, and a corresponding lease liability of $190,173 at the April 1, 2019, the date of adoption. Accounting for finance leases is substantially unchanged.

Operating leases are included in other current assets , accrued liabilities, and operating lease obligations, long term on the unaudited condensed consolidated balance sheets. Finance leases are included in property and equipment, finance lease obligations, short term, and finance lease obligations, long term, on the unaudited condensed consolidated balance sheets. ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. ROU assets and liabilities are recognized on the lease commencement date based on the present value of lease payments over the lease term. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available. The rates used to discount finance leases previously recorded as capital leases range from 10.2% to 11.5%. Operating leases were discounted at a rate of 17.0%.

Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheet.

All finance costs recorded in the Company's unaudited condensed consolidated financial statements for the three and six months ended September 30, 2020 and 2019 relate to discontinued operations. During the six months ended September 30, 2020, finance lease costs included in discontinued operations were $286,436, of which $209,086 represents interest expense and $77,350 represents amortization of the right-of-use assets.

Operating lease costs included in continuing operations were $3,243, of which $1,242 represents interest expense and $2,001 represents amortization of the right-of-use assets. As of September 30, 2020, all of the Company's operating leases have terminated.

Amortization of lease assets is included in general and administrative expenses. As of September 30, 2020, there are no operating or finance lease obligations included in continuing operations. The future minimum lease payments of lease liabilities as of September 30, 2020, from discontinued operations are as follows:

Year Ending
March 31,	Finance Leases

2021 (6 months)	$266,188
2022	544,296
2023	560,625
2024	577,444
2025	594,767
Thereafter	3,781,102
Total minimum lease payments	6,324,422
Less: Amount representing interest	(2,731,050)
Present value of minimum lease payments	3,593,372
Less: Current maturities of capital lease obligations	(128,212)
Long-term capital lease obligations	$3,465,160

18

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 4 – Leases (Continuing Operations)

As a result of the adoption of ASC 842, certain real estate and equipment operating leases have been recorded on the balance sheet with a lease liability and right-of-use asset ("ROU"). Application of this standard resulted in the recognition of ROU assets of $182,624, net of accumulated amortization, and a corresponding lease liability of $190,173 at the April 1, 2019, the date of adoption. Accounting for finance leases is substantially unchanged.

Operating leases are included in other current assets  and operating lease obligations, short and long term on the unaudited condensed consolidated balance sheets. Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheet.

There are no finance leases included in continuing operations. Operating lease costs included in continuing operations were $3,243, of which $1,242 represents interest expense and $2,001 represents amortization of the right-of-use assets. As of September 30, 2020, all of the Company's operating leases have terminated, and there are no right-of-use assets or operating or finance lease obligations included in continuing operations.

19

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 5 – Notes Payable and Line of Credit

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

To date, the company has made principal payments totaling $330,555 and the principal balance of the note was $369,445 at September 30, 2020. During the six months ended September 30, 2020, the Company recorded interest expense of $12,009 related to amortization of the note discount. The remaining unamortized discount as of September 30, 2020 was $ (1,919).

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in  GB Sciences Nopah, LLC (Note 11). The Nopah MIPA will close upon successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate. Upon close, the principal balance of the note will be reduced to $190,272 and the maturity date of the note will be extended to July 31, 2021, with no payments of principal or interest due until maturity. In addition, the note will no longer bear interest at the penalty rate of 15% unless there is a new event of default.

8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019 (Note 11), the Company entered into a promissory note and received a line of credit for up to $470,000 from the purchaser of the Company's membership interest in its Nevada facilities. The purpose of the line of credit is to supply working capital for the Nevada operations. The note matures upon the close of the sale of membership interests. As of September 30, 2020, the Company has received $485,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the Line of Credit limit by $15,000. The Company accrued interest of $19,420 on the line of credit for the six months ended September 30, 2020, and the balance of the line of credit was $485,000 at September 30, 2020. Upon the close of the sale of the Teco Facility all principal and interest due under the line of credit will be considered satisfied in full.

8% Note Payable dated May 7, 2020

On May 7, 2020, the Company received $135,000 cash from an investor, net of $(15,000) in brokerage fees, and issued a $150,000 promissory note. The note bears interest at a rate of 8.0% per annum. The note was to be repaid upon the first proceeds received from the $8,000,000 promissory note related to the sale of the Company's membership interest in GB Sciences Louisiana, LLC (Note 10), or from the proceeds of the sale of the Teco Facility (Note 11). As inducement to enter into the note transaction, the Company repriced 8,002,500 preexisting warrants held by the investor to an exercise price of $0.04. The repriced warrants were valued at $272,085 on the date of the transaction using the Black-Scholes Model, which exceeded the value of the warrants prior to the price reduction of $49,525 by $222,560. As the result of the increase in the estimated fair value of the warrants, the Company recorded a full discount on notes payable of $(150,000). During the six months ended September 30, 2020, the Company recorded interest expense of $154,964 related to the note consisting of accrued interest of $4,964 and $150,000 related to amortization of the note discount. Unamortized discount remaining at September 30, 2020 was $0. The Company repaid all principal and interest due under the note on October 5, 2020.

8% Line of Credit dated July 24, 2020

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan is collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019 (Note 6). Any advances will be made at the sole discretion of the lender following a written request made by the Company. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility (Note 11). The reduction to the note receivable will be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. The balance outstanding under the note plus accrued interest may be repaid prior to the close of the sale of the Teco facility and management believes it may have sufficient funds to repay the note from the proceeds of the Wellcana Note Receivable. As of September 30, 2020, the Company has received advances totaling $125,000. Interest expense was $1,162 for the six months ended September 30, 2020.

20

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Summary of Notes and Convertible Notes Payable

As of September 30, 2020, the following notes payable were recorded in the Company’s consolidated balance sheet:

	As of September 30, 2020
Short-Term Notes Payable	Face Value	Discount	Carrying Value
0% Note Payable dated October 23, 2017 (Note 5)	$369,445	$(1,919)	$367,526
8% Line of Credit dated November 27, 2019 (Note 5)	485,000	-	485,000
8% Line of Credit dated July 24, 2020 (Note 5)	125,000	-	125,000
8% Note Payable dated May 7, 2020 (Note 5)	150,000	-	150,000
6% Convertible promissory notes payable (Note 6)	1,257,000	(7,705)	1,249,295
8% Convertible Secured Promissory Note dated February 28, 2019, as amended (Note 6)	1,271,863	-	1,271,863
8% Convertible Promissory Note dated April 23, 2019 (Note 6)	3,264,594	-	3,264,594
Total short-term notes payable	6,922,902	(9,624)	6,913,278
Less: Notes payable classified as discontinued operations	(485,000)	-	(485,000)
Total short-term notes payable classified as continuing operations	$6,437,902	$(9,624)	$6,428,278

Note 6 – Convertible Notes

March 2017 $2M Convertible Note Offering

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years.  The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

July 2017 $7.2M Convertible Note Offering

In July, 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years.The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

As of September 30, 2020, convertible notes having a carrying value of $1,249,295, net of unamortized discount of $(7,705) remained outstanding from the March 2017 and July 2017 note offerings, and accrued interest on the notes is $234,998. Interest expense for the six months ended September 30, 2020 was $185,448, of which $147,635 represents amortization of the note discount.

As of September 30, 2020, notes totaling $997,000 from the March and July 2017 offerings have passed their maturity date and are in default. The Company is currently negotiating the terms of an extension with the note holders. The notes do not provide for a default penalty or penalty interest rate.

21

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, L.P. (together, “CSW Note”). The note matured on August 28, 2020 and was convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada. The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was $176,471 on the date of issuance, and the Company recorded a discount on the CSW Note in that amount.

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company reduced the carrying amount of convertible notes payable by $152,775. After conversion, the remaining balance outstanding was $1,330,000.

On July 12, 2019, the Company entered into the Amendment to Note Documents and the Amended and Restated 8% Senior Secured Promissory Note (together, “Amended CSW Note”). The Amended CSW Note increased the note balance by $100,000 to reflect an additional $100,000 advanced to the Company on July 12, 2019 and by $41,863 to add accrued interest to date to the principal balance, and decreased the conversion price to $0.11 per share, with the remaining terms substantially unchanged from the original CSW Note.

The Company evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the CSW Note on the amendment date. The carrying value of the amended note on the date of extinguishment was $1,338,057, net of a beneficial conversion feature discount of $133,806, and we recorded a loss on extinguishment of $124,158.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $ 110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $ 1,361,863.

On October 23, 2019, the Company entered into the Amendment to Promissory Note. The October 23, 2019 amendment decreased the conversion price to $0.08 per share, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,269,067, net of a beneficial conversion feature discount of $92,796, and we recorded a loss on extinguishment of $92,796 during the year ended March 31, 2020.

On November 27, 2019, the Company entered into the Second Amendment to Note Documents and the Second Amended and Restated 8% Senior Secured Promissory Note (together, “2nd Amended CSW Note”). The 2nd Amended CSW Note decreased the conversion price to $0.04 per share and increased the note balance by $30,000 to reflect an advance received on that date, with the remaining terms substantially unchanged from the Amended CSW Note.

22

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

 We evaluated the modification under the guidance in ASC 470-50 and determined that the 2nd Amended CSW Note represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note; however, no loss on extinguishment was recorded because the net consideration paid for the 2nd Amended CSW Note was equal to the extinguished carrying value of the Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense, and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

During the six months ended September 30, 2020, we recorded interest expense of $460,495 related to the CSW Note and its amendments consisting of $51,014 in accrued interest and $409,481 related to amortization of the note discount. As of September 30, 2020, the carrying amount of the CSW Note was $1,271,863, and there is no remaining unamortized discount.

The Company defaulted on the amended CSW Note due to non-payment of quarterly interest payments and for nonpayment of an income tax liability related to the March 31, 2018 tax year. The terms of the note provide that the Company has 5 days to cure a default caused by nonpayment of interest and ten days to cure a default caused by noncompliance with affirmative or negative debt covenants. The lender has agreed to provide forbearance of the defaults in connection with the sale of the Teco facilities, and the Company anticipates that the CSW Note will be paid in full from the proceeds of the sale of the Company's interests in its Teco Facility to an entity affiliated with CSW Ventures, L.P. (Note 11).

8% Convertible Promissory Note dated April 23, 2019

On April 23, 2019, the Company entered into the Note Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad") and issued an 8% Convertible Promissory Note with a face value of $2,765,000. The Note was issued with original issue discount of $265,000 and is convertible into shares of the Company’s common stock at a price of $0.17 per share at the option of the note holder at any time until the Note is repaid. The Note matures on April 22, 2020. A total discount of $440,000 was recorded on the note, which includes $265,000 of original issue discount and $175,000 in fees paid to brokers.

During the year ended March 31, 2020, the Company honored the conversion of a total of a total of $125,000 of accrued interest on the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an induced conversion expense. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock.

23

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

On April 22, 2020, the Company failed to make payment of the principal and accrued interest due under the Iliad Note, resulting in a default. Upon the occurence of the default, the principal and accrued interest balances outstanding increased by 10%. As the result of the default, Company recorded an expense of $9,559 related to a 10% increase in the accrued interest balance, which is recorded in interest expense, and $276,500 related to the 10% increase in the principal balance, which is recorded in debt default penalty and other expense.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further sought to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees and costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC (Note 10).

During the six months ended September 30, 2020, interest expense related to the note was $275,310, of which $29,831 was amortization of the note discount, $140,833 was accrued pre-judgment interest, and $104,646 was accrued post-judgment interest. There is no remaining unamortized discount and the carrying amount of the note is equal to the judgment amount of $3,264,594.

Note 7 – Capital Transactions

Sale of Common Stock and Exercise of Warrants

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. As a result of the price reduction, the Company received notice of the exercise of 4,991,084 warrants during the six months ended September 30, 2020 and received proceeds of $136,081, net of brokerage fees of $(15,121).

During the quarter ended September 30, 2020, the Company issued 3,500,000 immediately-vesting options to purchase one share of the Company's Common Stock at the price of $0.03 per share for a period of ten years as compensation to a scientist and researcher for drafting and filing U.S. and international patents. The options were valued at $105,000 using the Black-Scholes model.

At September 30, 2020, 79,488,161 warrants at exercise prices ranging from $0.25 to $1.00 per share and 13,366,334 options with a weighted average exercise price of $0.28 remain outstanding.

24

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 8 – Commitments and Contingencies

On September 18, 2017 GB Sciences finalized its agreement with Louisiana State University (“LSU”) AgCenter to be the sole operator of the LSU’s medical marijuana program. The LSU Board of Supervisors entered into a five-year agreement that has an option to renew for two additional five-year terms with GB Sciences.

The contract includes the Company’s commitment to make an annual research investments of $500,000 to the LSU AgCenter. The Company retained its 50% interest in the research relationship with LSU after the sale of its membership interest in GB Sciences Louisiana, LLC (Note 10), and accordingly remains obligated for $250,000 of the $500,000 annual research investment for three years, or a total commitment of $750,000. The research investment is paid annually in September and amortized over a one-year period. On August 4, 2020, the Company received its first payment under the Wellcana Note Receivable, net of the $250,000 research contribution due for the twelve month period ended September 30, 2020, and our commitment for that twelve month period was paid by the purchaser with the funds withheld from the note payment. The monetary contributions will be used to conduct research on plant varieties, compounds, extraction techniques and delivery methods that could generate additional revenue through discoveries that are subject to intellectual property rights, of which AgCenter would retain 50% of those rights with the other 50% retained 25% each by the Company and by GB Sciences Louisiana, LLC.

On August 24, 2020, the Company entered into a letter of intent with the purchaser to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the purchaser will assume the annual $250,000 research contribution commitment to LSU and the Company will retain no rights in the intellectual property developed under the research relationship (Note 10).

Tara “Dee” Russell filed a Charge of Discrimination with the Nevada Equal Rights Commission ("NERC") against the Company on April 2, 2019, alleging that she was subjected to sexual harassment and retaliatory discharge. The Company received the Notice of Charge of Discrimination on or about May 15, 2019. The Company submitted its response to the Notice of Discrimination Charge on July 26, 2019. It is the Company's position that Ms. Russell was not an employee of the Company, but rather was an independent contractor. The Company intends to aggressively respond to the charge. To date, the NERC has not issued a ruling regarding the charge.

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P. (Note 6), resulting in a default. On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company was ordered to pay reasonable attorney's fees and costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC (Note 10). As of September 30, 2020, the total balance due under the note is $3,369,240 including $104,646 in accrued post-judgment interest.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demands payment of $73,050 for the services provided. On September 17, 2020, the Company entered into a Mutual Compromise, Settlement, and Release Agreement with the contractor and made payment of $25,000 in full satisfaction of the alleged debt and reduced the cost basis of the related fixed asset by $48,050.

25

GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

From time to time, the Company may become involved in certain legal proceedings and claims which arise in the ordinary course of business. In management’s opinion, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on our results of operations, financial condition, or cash flows. As more information becomes available, if management should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, the Company would record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

Note 9 – Related Party Transactions

As of September 30, 2020 the Company is indebted to its officers and directors for a total of $710,075, consisting of $532,130 in unpaid salaries and wages, $112,087 in directors’ compensation, and $65,858 in reimbursements for business expenses.

In connection with the sale of membership interest in GB Sciences Louisiana, LLC, the Company issued a note payable in the amount of $151,923 to John Davis, the Company's former General Counsel and President of GB Sciences Louisiana, LLC, for unpaid fees and bonuses. The note matured upon receipt of the first payment from the Wellcana Note Receivable (Note 10). The note and interest accrued was repaid on August 4, 2020, when the related funds were withheld from the first payment to the Company under the Wellcana Note Receivable.

Note 10 – Sale of Membership Interests in GB Sciences Louisiana, LLC

On February 12, 2018, the Company’s wholly-owned subsidiary, GB Sciences Louisiana, LLC (“GBSLA"), issued members’ equity interests equal to 15% in GBSLA to Wellcana Group, LLC (“Wellcana”) for $3 million. Under the GBSLA operating agreement, Wellcana had an option to make additional capital contributions for the purchase of up to an additional 35% membership interest in GBSLA, at the rate of 5% membership interest per $1 million contributed. To date, Wellcana has made additional cash contributions of $7.0 million and its non-controlling interest in GBSLA increased to 49.99%. The capital contributions were used to fund the buildout of the Petroleum Drive facility and to pay for the operating costs of GBSLA.

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with Wellcana Plus, LLC ("Purchaser"), an affiliate of Wellcana Group, LLC. In consideration for the sale of its remaining 50.01% membership interest in GBSLA, the Company received the $8,000,000 Promissory Note  ("Wellcana Note") and may receive up to an additional $8,000,000 in earn-out payments.

On August 24, 2020, the Company entered into a letter of intent with Wellcana to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company would receive payments totaling $5,224,423, including the forgiveness by Wellcana of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by Wellcana up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by Wellcana, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full. Wellcana will assume the annual $250,000 research contribution commitment to LSU (Note 8) and the Company will retain no rights in the intellectual property developed under the research relationship. In addition, the Company agreed to reduce the $750,000 note payment due on September 1, 2020 to $500,000. As a result of the August 24, 2020 letter of intent, the Company determined that the amount of the note that was collectible as of March 31, 2020 was $5,224,423 and recorded a loss on modification of note receivable of $1,895,434 for the year ended March 31, 2020.

The Company granted forbearance of the June 1, 2020 payment from Wellcana in light of the circumstances created by the COVID-19 epidemic. The payment was received by the Company on August 4, 2020, net of the Company's $250,000 research contribution commitment to LSU for the twelve months ended September 2020 (Note 8) and the principal and accrued interest payable to related party (Note 9) totaling $189,423 as of the date of payment.

On September 30, 2020, the Company received the second note payment of $500,000 and reduced the note receivable by the amount of the payment. As of September 30, 2020, the balance of the note receivable was $4,350,000.

On October 15, 2020 the Company was notified that Wellcana would be unable to close the payment of $4,350,000 by October 15, 2020, and the parties entered into a letter agreement, which extended the due date of the final $4,350,000 payment to December 8, 2020. The letter agreement also requires Wellcana to provide proof of $4,350,000 in funds and an escrow deposit of $250,000, which will be released to the Company without reducing the Wellcana Note in the event that Wellcana is unable to make the $4,350,000 payment on or before December 8, 2020. On October 24, 2020, the parties entered into the Escrow Agreement and the $250,000 payment to fund the escrow was made on October 29, 2020.

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GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 11 – Sale of Membership Interests in Nevada Subsidiaries

On November 15, 2019, we entered into a Binding Letter of Intent ("Teco LOI") to sell 75% of the Company's membership interest interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC, for $3.0 million cash upon close and up to an additional $3.0 million in earn-out payments after close. In connection with the Teco LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. As part of the transaction, the Company also entered into a Line of Credit of up to $470,000 with the purchaser (Note 5) to fund the operations of Teco. The line of credit accrues interest at a rate of 8% and the Company pledged its interest in the Teco facilities as collateral for the note, subject to the preexisting lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019 (Note 6). The Line of Credit will be considered satisfied in full upon close of the sale of the Teco Facility.

On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4,000,000 cash upon close and will receive a $4,000,000 8% promissory note to be paid in monthly installments over 36 months.

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan is collateralized by the Teco Facility, subject to the preexisting lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019 (Note 6). Any advances will be made at the sole discretion of the lender following a written request made by the Company. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable will be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. As of the date of this report, the Company has received advances totaling $125,000 under the July 24 Note (Note 5).

The sale is expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada was subject to an indefinite moratorium beginning in October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. As consideration for the transfer of the license and membership interest in GB Sciences Nopah, LLC, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenence of the Nopah License. The $300,000 purchase price will be applied as a reduction to the balance of the 0% Note payable dated October 23, 2017, which is held by an affiliate of the purchasert of the Nopah license. The transfer of the Nopah License is subject to the same restrictions on license transfers discussed above.

Because the moratorium on license transfers has been lifted, the Company determined that the Teco Facility and Nopah Facility qualify for presentation as discontinued operations, and the income, assets, and cash flows of the Teco Subsidiaries and GB Sciences Nopah, LLC have been reclassified as discontinued operations for all periods presented in the Company's condensed consolidated financial statements.

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GB SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

Note 12 – Subsequent Events

Capital Transactions

Subsequent to September 30, 2020, the Company received warrant exercise notices for 1,246,750 shares at a price of $0.03 per share and received payment totaling $33,663, net of $3,740 in brokerage fees.

Note Receivable

On October 15, 2020 the Company was notified that Wellcana Plus, LLC would be unable to make the payment of $4,350,000 due by October 15, 2020 pursuant to the August 24, 2020 Letter of Intent (Note 10), and the parties entered into a letter agreement, which extended the due date of the final $4,350,000 payment to December 8, 2020. The letter agreement also requires Wellcana to provide proof of $4,350,000 in funds and an escrow deposit of $250,000, which will be released to the Company without reducing the Wellcana Note in the event that Wellcana is unable to make the $4,350,000 payment on or before December 8, 2020. On October 24, 2020, the parties entered into the Escrow Agreement, and Wellcana made payment of $250,000 to fund the escrow on October 29, 2020.

Note Payable

On October 5, 2020, the Company repaid the $150,000 principal amount of the 8% Note Payable dated May 7, 2020 (Note 5) with the interest accrued thereon.

On October 20, 2020, the Company received a $75,000 advance under the 8% Line of Credit dated July 24, 2020 (Note 5), increasing the principal balance to $200,000.

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ITEM 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts” or “continue” , which list is not meant to be all-inclusive and other such negative terms and comparable technology.  These forward-looking statements, include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include among other things: (1)product demand, market and customer acceptance of GB Sciences products, equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified personnel, (iv)competition pricing and development difficulties, (v) general industry and market conditions and growth rates, unexpected natural disasters, and other factors, which we have little or no control: and other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights the Company’s results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis is based on the Company’s unaudited financial statements contained in this Quarterly Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) seeks to be a biopharmaceutical research and cannabinoid-based drug development company whose goal is to create patented formulations for safe, standardized, cannabinoid therapies that target a variety of medical conditions in both the pharmaceutical and wellness markets. The Company is engaged in the research and development of cannabinoid medicines and plans to produce cannabinoid therapies for the wellness markets based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of cannabinoid medicines with virtual operations in North America and Europe. GBSGB assets include cannabinoid medicine intellectual property, research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of conditions and several programs are in pre-clinical animal stage of development; including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses  through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes two USPTO issued patents, one USPTO patent which has been granted a Notice of Allowance, three patent applications pending, and five provisional patent applications, as detailed in the patent chart below. We expect to file additional patent applications in the near term. In addition to the USPTO patents and patent applications, the company has filed 28 patent applications internationally to protect its proprietary technology.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On March 13, 2014, we entered into a definitive assets purchase agreement for the acquisition of assets, including the Growblox™ cultivation technology which resulted in a change in our corporate name on April 4, 2014, from Signature Exploration and Production Corporation to Growblox Sciences, Inc.

Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval as reported in the Form 8-K filed on October 14, 2016.  Pursuant to the amendment the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000.

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Plan of Operation

Drug Discovery and Development of Novel Cannabis-Based Therapies

Through its wholly-owned, Canadian subsidiary, GBS Global Biopharma, Inc. ("GBSGB"), the Company has conducted ground-breaking research embracing the complexity of the whole plant led by Dr. Andrea Small-Howard, the Company’s Chief Science Officer and Director, and Dr. Helen Turner, Vice President of Innovation and Dean of the Natural Sciences and Mathematics Department at Chaminade University.  Small-Howard and Turner posited that complex mixtures of cannabinoids and terpenes that are derived from native mixtures in the cannabis plant, but with precise optimizations, would provide more targeted and effective treatments for specific disease conditions than either single cannabinoids or whole plant formulations.  They developed a rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes in vitro against cell-based models of disease.  This process identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain.

GBSGB’s drug discovery process combines: 1) HTS: high throughput screening of tens of thousands of combinations of compounds derived from specific chemovars of the cannabis plant in well-established cellular models of diseases, and 2) NPP: a proprietary Network Pharmacology Platform algorithm for the prediction of complex therapeutic mixtures that the Company spent two-and-a-half-years training and testing against cell assay data. This combined approach to drug discovery increases research efficiency and accuracy reducing the time from ideation to patenting from 7 years to 1.5 years. Screening of cannabis-based mixtures for drug discovery involves the testing of specific combinations of plant chemicals from many naturally occurring cannabis chemovars and the use of live models for these diseases that have been well established by other researchers. First, the Company finds chemovars that show some therapeutic activity, and then refines these natural mixtures to optimize their effectiveness in cellular assays by removing compounds that do not act synergistically with the others in the mixtures.  The Company also use its internally-validated Network Pharmacology Platform to prioritize and eliminate some potential combinations, which reduces the time in the discovery period.

The U.S. Patent and Trademark Office allows complex mixtures to be claimed as Active Pharmaceutical Ingredients. GBSGB has two issued patents and a series of pending patents containing cannabis-derived complex mixtures that act as therapeutic agents for specific disease categories, as described below. GBSGB’s pending patents are protected whether the individual compounds are derived from the cannabis plant, another plant, synthetically produced, or derived from a combination of sources for the individual chemical compounds in these mixtures.

GBS Global Biopharma, Inc. has made significant strides in the past year with respect to both its drug discovery research and product development programs. Our lead pharmaceutical programs in both Parkinson’s disease and chronic neuropathic pain are now in preclinical animal studies with Dr. Lee Ellis of the National Research Council ("NRC") Canada in Halifax, Nova Scotia. In addition, the two patents which protect GBSGB’s formulations in our lead development programs have been issued by the US Patent and Trademark Office ("USPTO"). We received a notice of allowance for a third patent titled Cannabinoid Containing Complex Mixtures for the Treatment of Mast Cell Activation Syndrome on September 23, 2020, and expect the patent to be issued shortly. Achieving these significant milestones is driving interest in these novel therapeutic programs.

For its lead program in PD therapeutics, GBSGB announced that it has obtained the statistically significant reduction of Parkinson’s-disease like symptoms using its proprietary complex mixtures in an animal model of Parkinson’s disease ("PD"). Several of GBSGB’s PD formulations significantly reduced the symptoms, while the most effective formula reduced the symptoms back to the baseline activity of normal animals. In addition, the toxicity studies for these PD formulas came back without any significant negative findings. These important preclinical results will be included in GBS’ Investigational New Drug ("IND") application with the US FDA to enter human clinical trials as soon as possible. New therapies to address Parkinson’s disease symptoms are needed to help those afflicted with this debilitating disease. The combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion in the U.S. alone.

For Parkinson’s disease, the initial clinical prototypes of GBSGB’s Cannabinoid-Containing Complex Mixtures ("CCCM™") are being formulated by Catalent Pharma using Catalent’s Zydis® Orally Disintegrating Tablet ("ODT") technology. This ODT format was selected for the PD formulas because it dissolves on the tongues of patients without the need to swallow for ease of use in patients with PD, who often have difficulties with swallowing. GBSGB selected Catalent as its development partner for the PD therapies due to Catalent’s prior experience in working on US FDA-approved, cannabinoid-containing drugs, their Schedule I drug manufacturing facilities, their familiarity with US FDA and international regulatory and manufacturing requirements, their expertise in tackling formulation challenges, and their ability to achieve the stability and dosing necessary for these novel complex mixtures. In addition to its Zydis® technology, Catalent has early drug development services and additional oral drug delivery solutions available for the efficient delivery of GBSGB's proprietary APIs.

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For its lead chronic neuropathic pain program, GBSGB is testing its Cannabinoid-Containing Complex Mixtures and Myrcene-Containing Complex Mixtures ("MCCM") both as encapsulated, time-released nanoparticles, as well as in non-encapsulated forms of these therapeutic mixtures in an animal model at the NRC in Halifax, Nova Scotia. In preparation for human clinical trials, our standard MCCM and the time-released MCCM are currently being compared in an animal model that demonstrates their potential effectiveness at treating chronic pain. The early results from this preclinical research project look very promising.

The two patents which protect formulations in the Company’s lead therapeutic programs have been issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease. This was an important milestone in the development of these vitally-important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications. The issuance of GBSGB’s second US patent for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirms that GBSGB’s pharmaceutical compositions can be patent-protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using GBSGB’s proprietary Myrcene-Containing Complex Mixtures for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing complex mixtures.

Favorable Research Updates from our university collaborators reveal the promise in our discovery programs with Michigan State University (HIV-Associated Neurodegenerative Disorder and COVID-19 therapies), Chaminade University (Chronic Neuropathic Pain, Metabolic Syndrome, Cannabis Metabolomics with the University of Athens), the University of Athens, Greece (Cannabis Metabolomics), the University of Seville, Spain (Time-Released Nanoparticles), and the National Research Council of Canada (Parkinson’s Disease, Chronic Neuropathic Pain).

Intellectual Property Portfolio

GBSGB retained Fenwick & West, a Silicon Valley based law firm focusing on life sciences and high technology companies with a nationally top-ranked intellectual property practice, to develop strategies for the protection of the Company's intellectual property. The status of the intellectual property portfolio is as follows. Unless otherwise indicated, all patents listed below are assigned to the Company's wholly-owned subsidiary, GBS Global Biopharma, Inc.

Two USPTO Patents Issued/Allowed for Cannabinoid- and Myrcene-Containing Complex Mixtures

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Number	10,653,640;	Expiration date:	October 23, 2038
Issued:	May 19, 2020;	Inventors:	Andrea Small-Howard et al.

Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Title: MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Number	10,709,670;	Expiration date:	May 22, 2038
Issued:	July 14, 2020;	Inventors:	Andrea Small-Howard, et al.

GBSGB’s MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis.

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One USPTO Patent for which the Company has Received a Notice of Allowance

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS

U.S. Patent Application No.:	15/885,620;	WIPO Application number:	PCT/US2018/016296
Filed:	January 31, 2018;	Inventors:	Andrea Small-Howard, et al.
Notice of Allowance: September 23, 2020
National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on January 31, 2018.

Claims benefit of U.S. Patent Application No. 62/453,161 filed February 1, 2017.

Three USPTO & Twenty-Three International Patent Applications Pending

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Application No.:	15/729,565;	WIPO Application number:	PCT/US2017/055989
Filed:	October 10, 2017;	Inventors:	Andrea Small-Howard et al.
National stage applications entered in AU, CA, CN, EP, HK, IL, and JP on October 10, 2017.

On April 3, 2020, GBSGB Received a Notice of Allowance on our Cannabinoid-Containing Complex Mixtures for Neurodegenerative Disease. On the same day as we paid the fee for the allowed patent claims, we filed a Continuation for Review of the non-Parkinson’s formulas within this application, which includes Alzheimer’s disease, Huntington’s disease, Lewy body dementia, and dementia. U.S. Continuation Application No. 16/844,713, filed on Apr 9, 2020, is pending. This application claims benefit of U.S. Patent Application No. 62/406,764 filed October 11, 2016.

Title: TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES

U.S. Patent Application No.:	16/420,004;	WIPO Patent Application No.:	PCT/US2019/033618
Filed:	May 22, 2019;	Inventors:	Andrea Small-Howard, et al.

Claims benefit of U.S. Patent Application Nos. 62/674,843 filed May 22, 2018; 62/769,743 filed November 20, 2018; and 62/849,719 filed May 17, 2019.

Title: THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS

U.S. Patent Application No.:	16/686,069	WIPO Patent Application No.:	PCT/ES2019/070765
Filed:	November 8, 2019;	Inventors:	Andrea Small-Howard, et al.

Claims benefit of U.S. Patent Application Nos. 62/757,660 filed November 8, 2018

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Five Provisional USPTO Patent Applications Pending

Title: TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1

U.S. Patent Application No.	62/868,794;	Inventors:	Andrea Small-Howard, et al.
Filed:	June 28, 2019

Title: THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS

U.S. Patent Application No.	62/897,235	Inventors:	Andrea Small-Howard, et al.
Filed:	September 6, 2019

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CHRONIC INFLAMMATORY DISORDERS

Filing Date:	August 18, 2020;	Inventor:	Andrea Small-Howard

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS

Filing Date:	August 18, 2020;	Inventor:	Andrea Small-Howard

Title: In Silico Meta-Pharmacopeia Assembly from Non-Western Medical Systems Using Advanced Data Analytic Techniques to Identify and Design Phytotherapeutic Strategies

Filing Date:	October 14, 2020;	Inventor:	Helen Turner, et al.

Licensed Patents for GBSGB’s Intellectual Property Portfolio

Title:      METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY.

Inventor:               Alexander Stokes;

Assignee:              University of Hawai’i

Commercialization rights licensed to Makai Biotech, LLC

Sublicensed by Makai Biotech, LLC to GBS Global Biopharma, Inc.

Status: Granted in the following territories on the corresponding dates

U.S. Patent Number: 9,084,786;                      Issued: July 21, 2015

U.S. Patent Number: 10,137,123;                    Issued: November 27, 2018

U.S. Continuation Application:  16/181,204

European Union Patent Number: 2,635,281; Granted: March 14, 2018

Europe Patent Application: 3,348,267

Hong Kong Patent Number: 14102182.8; Granted: March 14, 2018

India Patent Application: 1404/KOLNP/2013

China Patent Application: 201180063998.4

Title:       METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION

Inventors:              Martin Banderas, Lucia; Fernandez Arevala, Mercedes; Berrocoso, Dominguez, Esther; and Mico Segura, Juan Antonio

Assignees:             Universidad de Sevilla, Universidad de Cadiz, and Centro de Investigacion Biomedica En Red (CIBER)

Exclusive worldwide license held by GBS Global Biopharma, Inc.

WIPO/PCT Application: PCT/ES2016/000016 (Pub. No. WO 2016/128591)

Filed: August 18, 2016

Claims benefit of Spanish Patent Application no. P201500129 (Pub. No. ES 2582287)

Filed:  February 9, 2015

U.S. Patent Application: 15/549,653

Spain Patent ES2582287; Granted: September 29, 2017

Europe Patent Application: EP3257503

Canada Patent Application CA2976040

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Partnering Strategy

GBSGB runs a lean drug development program and minimizes expenses, including personnel, overhead, and fixed capital expenses (such as lab and diagnostic equipment), through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Through these research and development agreements, GBSGB has created a virtual pipeline for the further development of novel medicines extracted from the cannabis plant. The partners bring both expertise and infrastructure at a reasonable cost to the life sciences program. In most instances, GBSGB has also negotiated with these partners to keep 100% of the ownership of the IP within GBSGB for original patent filings.

GBSGB currently has on-going research agreements with the following institutions covering the indicated areas of research:

Chaminade University: Broad-based research program to support the drug discovery platform that has yielded most of GBSGB’s original patents to date in the areas of neurodegenerative diseases, heart disease, inflammatory diseases, neuropathic pain and chronic pain. They have also performed the bioassay portion of the Cannabis Metabolomics study performed with the University of Athens, Greece and GBSGB.

University of Athens: Broad-based metabolomics analysis of over 100 cannabis genotypes including both hemp and THC-producing cannabis varieties, in combination with GBSGB’s bioassay data linking genotypes and potential disease-remediations. This project has the potential to define active ingredients from plant-derived mixtures beyond the standard cannabinoids and terpenoids. The discovery potential is huge, and novel agents have recently been discovered.

Michigan State University: Discovery work using a cutting-edge, multi-cellular model of the human immune system and a multi-cell model of the brain to explore CCCM™s for use in the prevention of HIV-Associated Neurocognitive Disorders (HAND). Although combination antiretroviral therapy keeps symptoms for most HIV-patients well controlled, between 40% and 70% of these well-controlled HIV patients end up with HAND symptoms that range from movement disorders to dementia-like symptoms. The results from this work were included in a new patent application that will be filed in Q3 of 2020. In addition, MSU has performed experiments using their novel model of the human-immune system that have allowed GBSGB to prepare cannabis-based formulas for the potential treatment of virally-induced hyperinflammation/cytokine storm syndrome that has led to the majority of COVID-19 deaths. The new patent application for our novel, cannabinoid-containing complex mixtures (CCCM™) for the treatment of hyperinflammation and cytokine storm syndrome in COVID-19 patients will also be filed in Q3 of 2020.

The University of Seville: Bringing their novel expertise to the development and functional testing of time-released and disease-targeted nanoparticles of cannabis-based complex mixtures for oral administration. These specialized nanoparticles are being used for the precise and time-released delivery of several of our therapies, including GBSGB’s MCCM™ and CCCM™’s used in the preclinical animal testing performed at the NRC Canada. The University of Seville has completed functional testing on nanoparticles containing myrcene, nerolidol, and beta-caryophyllene for our Myrcene-Containing Complex Mixtures. In these cell-based assays, the effectiveness and kinetics of the nanoparticle-forms of these terpenes were compared with the “naked” terpenes both individually and in mixtures. In all cases, the effectiveness of the nanoparticles were superior to the naked terpenes, however, the mixtures were dramatically more effective than the individuals. These results from Seville are very promising as these nanoparticles have entered the animal testing phase at the NRC in Halifax.

The National Research Center (NRC) of Canada, Halifax, Nova Scotia: Two animal-phase studies are being performed by Dr. Lee Ellis’ group at the NRC. An animal safety and efficacy study was initiated in Q4 of 2018 for GBSGB’s Parkinson’s disease therapies, and the NRC has demonstrated that the company’s PD formulations were able to reduce behavioral changes associated with the loss of dopamine-producing neurons, which underlies the pathology of Parkinson’s disease in the animal model. Based on achieving the statistically significant reduction in Parkinson’s disease symptomology, GBSGB has signed an amendment to include a final phase of testing, which will study the mechanism of action for these promising formulations. In Q1 of 2019, GBSGB started a safety and efficacy study in animals for GBSGB’s Chronic Neuropathic Pain (CNP) formulas. The midterm results for these preclinical pain studies are promising.

The University of Cadiz: Testing the safety and efficacy of the above-mentioned time-released nanoparticles in rodent models of chronic pain. Proof of concept complete for one formulation.

University of Hawaii: Validating the efficacy of a complex cannabis-based mixture for the treatment of cardiac hypertrophy and cardiac disease in a rodent model. Proof of concept work is complete.

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Path to Market: Drug Development Stages and Proposed Clinical Trials

GBSGB has cannabis-based therapeutic products in the following stages of drug development: Discovery, Pre-Clinical, and entering the Clinical Phase. It has also licensed therapeutic products that the Company intends to develop through partners, labeled Partner Programs.

The completion of pre-clinical studies, clinical trials, and obtaining FDA-approvals for pharmaceutical products is traditionally a long and expensive process. However, GBSGB asserts that its cannabis-based drug discovery engine, lean development program, novel regulatory strategy, experienced development partners, and aggressive licensing of these products at early clinical stages can mitigate some of the risks. The Company uses a combination of in silico discovery methods and automated screening of cellular models of disease to decrease the time in Discovery prior to filing novel patent applications for disease-specific therapeutics. GBSGB’s original patent applications cover new chemical entities (“NCE”) based on complex combinations of plant-derived compounds. Its Exploratory IND/Phase 0 Program gets the Company to First-in-Man sooner than traditional programs, which reduces translational risks, and includes preliminary efficacy measures for responsible development decisions. In contrast, a traditional phased-development path would not provide any efficacy measures until Phase II. After the completion of our Phase 0 study, which compares the efficacies of multiple related cannabis-based formulations, the Company plans to advance the lead drug candidate using an adaptive trial design that is more efficient than the traditional phased-development pathway. GBSGB has entered into research contracts, partnerships, and/or joint ventures with several respected, independent contract research organizations, medical schools, universities, and other scientific researchers to increase developmental efficiencies. If and when one or more of GBSGB’s drugs, therapies or treatments are approved by the FDA, GBSGB will seek to market them under licensing arrangements with major biotechnology or pharmaceutical companies.

GBSGB plans to use a combination of FDA-registered human clinical trials, as described in detail above, and pilot human studies in the development of its therapeutic product portfolio. Early in product development, human pilot studies that are fully compliant with state medical cannabis programs will be used to gather early data on safety and efficacy that can later be referenced in the next phase of product development. GBSGB may be able to produce and sell the early products that prove efficacious, through licensing agreements with cannabis companies in other US states and countries that have legalized cannabis programs.  GBSGB believes that these pilot studies will provide significant value by reducing the cost of commercialization, more rapidly putting effective drugs in the hands of patients, and accelerating by years the monetization of the research. GBSGB’s goal is to be the perfect partner to those companies with greater resources and experience in the marketing and distribution of medications worldwide.

There can be no assurance that we will ever be able to enter into any joint ventures or other arrangements with third parties to finance our drug development program or that if we are able to do so, that any of our projected therapies will ever be approved by the FDA. Even if we obtain FDA approval for a therapy, there can be no assurance that it could be successfully marketed or would not be superseded by another cannabis-based therapy produced by one or more of our competitors. It also may be anticipated that even if we enter into a joint venture development with a financially stable pharmaceutical or institutional partner, we will still be required to raise significant additional capital in the future to achieve the strategic goals of GBSGB. There can be no assurance that we will be able to obtain such additional capital on reasonable terms, if at all. If GBSGB fails to achieve its goal of producing one or more cannabis-based pharmaceuticals or therapies, it would have a material adverse effect on our future financial condition and business prospects.

In addition to our biopharmaceutical research and development activities described in detail above, the Company has operated in the medical and adult-use cannabis markets under State-issued cultivation and production licenses.  Our wholly owned subsidiary GB Sciences Nevada, LLC (“GBSN”) leases a warehouse facility at 3550 W. Teco Avenue, Las Vegas Nevada (the "Teco Facility") and operates a cannabis cultivation facility under Nevada licenses for the medical and adult-use markets. Our wholly owned subsidiary GB Sciences Las Vegas, LLC ("GBLV") holds Nevada certificates for medical and adult-use cannabis production and produces extracts and concentrates for the wholesale market.

On September 18, 2017, our subsidiary GB Sciences Louisiana, LLC finalized its agreement with Louisiana State University (“LSU”) AgCenter to be the sole operator of LSU’s medical marijuana program. The LSU Board of Supervisors entered into a five-year agreement—that has an option to renew for two additional five-year terms—with GB Sciences.The contract included the Company’s commitment to make a minimum financial contribution to the LSU AgCenter in the amount of $3.4 million, or a 10% commission of gross receipts, in addition to annual research investments of $500,000 to the LSU AgCenter. The monetary contributions would be used to conduct research on plant varieties, compounds, extraction techniques and delivery methods that could generate additional revenue through discoveries that are subject to intellectual property rights, which AgCenter would retain 50% of those rights.

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with the noncontrolling interest in GB Sciences Louisiana, LLC. In consideration for the sale of its 50.01% membership interest in GBSLA, the Company received the $8,000,000 Promissory Note  ("Wellcana Note") and may receive up to an additional $8,000,000 in earn-out payments.

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On August 24, 2020, the Company entered into a letter of intent with Wellcana to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company would receive payments totaling $5,224,423, including the forgiveness by Wellcana of $324,423 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by Wellcana up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by Wellcana, including the $8,000,000 note receivable and any potential earn-out payments will be considered satisfied in full. Wellcana will assume the annual $250,000 research contribution commitment to LSU (Note 8) and the Company will retain no rights in the intellectual property developed under the research relationship. In addition, the Company agreed to reduce the $750,000 note payment due on September 1, 2020 to $500,000. As a result of the August 24, 2020 letter of intent, the Company determined that the amount of the note that was collectible as of March 31, 2020 was $5,224,423 and recorded a loss on modification of note receivable of $1,895,434 for the year ended March 31, 2020.

The Company granted forbearance of the June 1, 2020 payment from Wellcana in light of the circumstances created by the COVID-19 epidemic. The payment was received by the Company on August 4, 2020, net of the Company's $250,000 research contribution commitment to LSU for the twelve months ended September 2020 (Note 8) and the principal and accrued interest payable to related party (Note 9) totaling $189,423 as of the date of payment. On September 30, 2020, the Company received the second note payment of $500,000 and reduced the note receivable by the amount of the payment. As of September 30, 2020, the balance of the note receivable was $4,350,000.

On October 15, 2020 the Company was notified that Wellcana would be unable to close the payment of $4,350,000 by October 15, 2020, and the parties entered into a letter agreement, which extended the due date of the final $4,350,000 payment to December 8, 2020. The letter agreement also requires Wellcana to provide proof of $4,350,000 in funds and an escrow deposit of $250,000, which will be released to the Company without reducing the Wellcana Note in the event that Wellcana is unable to make the $4,350,000 payment on or before December 8, 2020. On October 24, 2020, the parties entered into the Escrow Agreement and the $250,000 payment to fund the escrow was made on October 29, 2020.

On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell 75% of the Company's membership interest interests in GBSN and GBLV (together, the "Teco Subsidiaries") for $3.0 million cash upon close and up to an additional $3.0 million in earn-out payments after close. In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4.0 million cash upon close and will receive a $4.0 million 8% promissory note to be paid in monthly installments over 36 months.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC (the “Nopah LOI”), with the transaction closing upon transfer of the Nopah License. As consideration for the transfer of the license, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenence of the Nopah License. The transfer of the Nopah License is subject to the same restrictions on license transfers currently in effect in the State of Nevada (see Note 16).

The sales of the Teco Facility and Nopah are expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada has been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

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RESULTS OF OPERATIONS

The following table sets forth certain of our Statements of Operations data from continuing operations:

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

GENERAL AND ADMINISTRATIVE EXPENSES	491,818	1,291,232	1,007,071	3,082,697
LOSS FROM OPERATIONS	(491,818)	(1,291,232)	(1,007,071)	(3,082,697)
OTHER INCOME/(EXPENSE)	(412,696)	(260,029)	(1,372,307)	(572,230)
NET LOSS BEFORE INCOME TAX EXPENSE	(904,514)	(1,551,261)	(2,379,378)	(3,654,927)
INCOME TAX EXPENSE	(19,034)	57,392	(27,874)	-
LOSS FROM CONTINUING OPERATIONS	(923,548)	(1,493,869)	(2,407,252)	(3,654,927)
LOSS FROM DISCONTINUED OPERATIONS	118,090	(1,434,737)	(244,906)	(1,812,563)
NET LOSS	(805,458)	(2,928,606)	(2,652,158)	(5,467,490)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	(245,565)	-	(377,781)
NET LOSS ATTRIBUTABLE TO GB SCIENCES, INC.	$(805,458)	$(2,683,041)	$(2,652,158)	$(5,089,709)

Comparison of the Three and Six Months Ended September 30, 2020 and 2019

General and Administrative Expenses

General and Administrative Expenses decreased by $(799,414) to $491,818 for the three months ended September 30, 2020, compared to $1,291,232 for the three months ended September 30, 2019. General and Administrative Expenses decreased by $(2,075,626) to $1,007,071 for the six months ended September 30, 2020, compared to $3,082,697 for the six months ended September 30, 2019.The decrease in both periods is largely attributable to a company-wide initiative to reduce general and administrative costs, including a substantial reduction in the number of employees involved in administrative functions.

Interest Expense

Interest expense increased by $58,210 to $410,946 for the three months ended September 30, 2020, compared to $352,736 in the prior year quarter. Interest expense increased by $417,937 to $1,082,874 for the six months ended September 30, 2020, compared to $664,937 for the six months ended September 30, 2019. The increases in both perriods are attributable to increased debt balances totaling $6,428,278 as of September 30, 2020, compared to $5,054,728 as of September 30, 2019, and to an increased penalty interest rate of 15% on the note payable to Iliad Research and Trading, L.P. due to the Company's default on that note.

Other Income and Expense

Other expenses were $(1,750) for the three months ended September 30, 2020, compared to other income $92,707 for the three months ended September 30, 2019. The change is primarily due to an other income item of $200,000 in the prior year quarter related to the reversal of an other expense charge for cash that was siezed during tansportation and later returned to the company.

Other expenses increased by $(3,374) for the six months ended September 30, 2020, compared to other income of $92,707 for the six months ended September 30, 2019. The change is attributable to the $200,000 other income item discussed above in the prior year and a default penalty expense of $(286,059) in the current year related to the Company's default on the note payable to Iliad Research and Trading, L.P.

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LIQUIDITY AND CAPITAL RESOURCES

Current Liquidity

The Company will need additional capital to implement its strategies. There is no assurance that it will be able to raise the amount of capital needed for future growth plans. Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. The Company represents a speculative investment and investors may lose all of their investment. In order to be able to achieve the strategic goals, the Company needs to further expand its business and financing activities. Based on the Company's cash position, it is necessary to raise additional capital by the end of the next quarter in order to continue to fund current operations. These factors raise substantial doubt about the ability to continue as a going concern.  The Company is pursuing several alternatives to address this situation, including the raising of additional funding through equity or debt financings. In order to finance existing operations and pay current liabilities over the next twelve months, the Company will need to raise additional capital. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The principal sources of liquidity to date have been cash generated from sales of debt and equity securities and loans.

In continuing operations at  September 30, 2020, cash was $545,020, other current assets excluding cash were $6,365,813, and our working capital deficit was $(6,227,642). At the same time, current liabilities were $13,138,475 and consisted principally of $2,346,652 in accounts payable, $1,684,503 in accrued liabilities, $6,428,278 in notes and convertible notes payable, net of $(9,624) in discounts, $710,075 in indebtedness to related parties, $620,856 in income tax payable, and $1,348,111 in current finance lease obligations. At September 30, 2020, current assets from discontinued operations were $1,997,037, current liabilities from discontinued operations were $1,348,111, and working capital from discontinued operations was 648,926.

At March 31, 2020, continuing operations included a cash balance of $2,406, other current assets excluding cash were $6,998,474, and our working capital deficit was $(3,884,877). Current liabilities were $10,885,757, which consisted principally of $1,913,049 in accounts payable, $1,180,483 in accrued liabilities, $5,054,728 in notes and convertible notes payable, $586,512 of indebtedness to related parties, a note payable to related party of $151,923, and $592,982 in income taxes payable. At March 31, 2020, current assets from discontinued operations were $1,755,275, current liabilities from discontinued operations were $1,406,080, and working capital from discontinued operations was $349,195.

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Sources and Uses of Cash

Operating Activities

Net cash used in operating activities was $(212,854) including $(10,602) used in discontinued operations for the six months ended September 30, 2020, compared to $(3,546,457) including $(1,758,120) used in discontinued operations for the six months ended September 30, 2019. We anticipate that cash flows from operations will be insufficient to fund business operations for the next twelve-month period. Accordingly, we will have to generate additional liquidity or cash flow to fund our current and anticipated operations. This will likely require the sale of additional common stock or other securities. There is no assurance that we will be able to realize any significant proceeds from such sales, if at all.

Investing Activities

During the six months ended September 30, 2020, $597,658 was provided by investing activities, net of $(104,265) used in discontinued operations. During the six months ended September 30, 2019, the Company used $(554,782) of cash in investing activities, including $(462,920) used in discontinued operations. The cash used in investing activities during the six months ended September 30, 2019 was primarily for the purchase of property and equipment and the acquisition of intangible assets.

Financing Activities

During the six months ended September 30, 2020 and 2019, cash flows provided by financing activities totaled $157,671 and $3,967,798, respectively. Cash flows from financing activities for the six months ended September 30, 2020 related primarily to $151,202 in proceeds from warrant exercises and $150,000 in proceeds from the issuance of a note payable, offset by $(15,121) in brokerage fees and $(101,487) used in financing activities of discontinued operations. Cash flows from financing activities for the six months ended September 30, 2019 related primarily to $550,225 in proceeds from the sale of common stock, $944,975 in proceeds from warrant exercises, and $2,600,000 in proceeds from issuing convertible notes, offset by $(175,000) in fees for the issuance of a convertible note, $(166,027) of brokerage fees, and $213,625 of cash provided by the financing activities of discontinued operations.

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $(100,056,626) at September 30, 2020. The Company had a working capital deficit of $(6,227,642) at September 30, 2020, net of working capital of $648,926 classified as discontinued operations, compared to $(3,884,877) at March 31, 2020, net of working capital of $349,195 classified as discontinued operations. In addition, the Company has consumed cash in its operating activities of $(212,854) for the six months ended September 30, 2020, including $(10,602) used in discontinued operations, compared to $(3,546,457) including $(1,758,120) used in discontinued operations for the six months ended September 30, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

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VARIABLES AND TRENDS

In the event the Company is able to obtain the necessary financing to progress with its business plan, the Company expects expenses to increase significantly to grow the business. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of future performance and must be considered in light of these circumstances.

CRITICAL ACCOUNTING POLICIES

A description of the Company's significant accounting policies is included in Note 3 of its Annual Report on Form 10–K for the fiscal year ended March 31, 2020.

ITEM 3.  Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company  maintains disclosure controls and procedures that are designed to ensure that material information required to be disclosed in the periodic reports filed under the Securities Exchange Act of 1934, as amended, or 1934 Act, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and to ensure that such information is accumulated and communicated to management, including the chief executive officer and chief financial officer as appropriate, to allow timely decisions regarding required disclosure. At the end of the quarter ended September 30, 2020, the Company carried out an evaluation, under the supervision and with the participation of management, including the principal executive officer and the principal financial officer, of the effectiveness of the design and operation of disclosure controls and procedures, as defined in Rule 13(a)-15(e) and Rule 15d-15(e) under the 1934 Act. Based on this evaluation, management concluded that as of September 30, 2020, the disclosure controls and procedures were not effective due to material weaknesses as no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Limitations on Effectiveness of Controls and Procedures

Management, including the Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), does not expect that disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include, but are not limited to, the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Controls

During the fiscal quarter ended September 30, 2020, there have been no changes in the internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the internal controls over financial reporting.

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PART II – OTHER INFORMATION

ITEM 1.  Legal Proceedings

Tara “Dee” Russell filed a Charge of Discrimination with the Nevada Equal Rights Commission ("NERC") against the Company on April 2, 2019, alleging that she was subjected to sexual harassment and retaliatory discharge. The Company received the Notice of Charge of Discrimination on or about May 15, 2019. The Company submitted its response to the Notice of Discrimination Charge on July 26, 2019. It is the Company's position that Ms. Russel was not an employee of the Company, but rather was an independent contractor. The Company intends to aggressively respond to the charge. To date, the NERC has not issued a ruling regarding the charge.

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company recorded expense of $286,059 related to the default.  On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees and costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC. As of September 30, 2020, the total balance due under the judgment was $3,264,594 and accrued post-judgment interest was $104,646.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demanded payment of $73,050 for the services provided. On September 17, 2020, the Company entered into a Mutual Compromise, Settlement, and Release Agreement with the contractor and made payment of $25,000 in full satisfaction of the alleged debt.

ITEM 1A.  Risk Factors

There are no material changes from the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as filed with the SEC.

ITEM 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. As a result of the price reduction, the Company received notice of the exercise of 4,991,084 warrants during the quarter ended September 30, 2020 and received proceeds of $136,081, net of brokerage fees of $(15,121).

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ITEM 3. Defaults Upon Senior Securities

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. Pursuant to the terms of the Promissory Note, upon the default, the principal and accrued interest balances outstanding increased by 10% and the Company recorded expense of $286,059 related to the default.  On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further seeks to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. The Company filed a confession of judgment in response to the complaint and does not intend to defend the lawsuit. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 and the judgment accrues interest at the default rate of 15% per annum. The Company will also be responsible for reasonable attorney's fees and costs incurred by Iliad for obtaining and collecting on the judgment. The amount of such fees has not been established as of the date of this report. The Company believes it will have sufficient resources to repay the Iliad Note from the proceeds of the sale of the Teco Facility and the note receivable therefrom, along with the proceeds of the note receivable from Wellcana Group from the sale of the Company's membership interest in GB Sciences Louisiana, LLC. As of September 30, 2020, the total balance due under the judgment was $3,264,594 and accrued post-judgment interest was $104,646.

ITEM 4.  Mine Safety Disclosures

Not Applicable.

ITEM 5.  Other Information

None.

ITEM 6.  Exhibits

In reviewing the agreements included as exhibits to this Form 10-Q, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Form 10-Q and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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The following exhibits are included as part of this report:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
3.2

Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014 and Exhibit 3.2 to the Annual Report on Form 10-K filed with the Commission on June 27, 2014)

3.3	Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.4	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.5	Bylaws (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
31.1	Certification of Principal Executive Officer and Pursuant to Rule 13a-14
31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14
32.1*	CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
32.2*	CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

* This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GB SCIENCES, INC.

November 13, 2020	By:	/s/ John Poss
John Poss, Chief Executive Officer (Principal Executive Officer)

GB SCIENCES, INC.

November 13, 2020	By:	/s/ Zach Swarts
Zach Swarts, Chief Financial Officer (Principal Financial Officer)

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Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John Poss, certify that:

1.I have reviewed this quarterly report on Form 10-Q of GB Sciences, Inc.;

2.Based on my knowledge, the quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures; and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Date: November 13, 2020	/s/ John Poss
John Poss, Chief Executive Officer (Principal Executive Officer)

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Exhibit 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Zach Swarts, certify that:

1.I have reviewed this quarterly report on Form 10-Q of GB Sciences, Inc.;

2.Based on my knowledge, the quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures; and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Date: November 13, 2020	/s/ Zach Swarts
Zach Swarts, Chief Financial Officer (Principal Financial Officer)

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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GB Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Poss, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 13, 2020	/s/ John Poss
John Poss, Chief Executive Officer (Principal Executive Officer)

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Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GB Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zach Swarts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 13, 2020	/s/ Zach Swarts
Zach Swarts, Chief Financial Officer (Principal Financial Officer)

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